Exhibit 10.11

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE VIVIDION THERAPEUTICS, INC. HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT VIVIDION THERAPEUTICS, INC. TREATS AS PRIVATE OR CONFIDENTIAL.

Execution Copy

Collaboration, Option and License Agreement

This Agreement is entered into with effect as of the Effective Date (as defined below)

by and between

F. Hoffmann-La Roche Ltd

with an office and place of business at Grenzacherstrasse 124, 4070 Basel, Switzerland (“Roche Basel”)

and

Hoffmann-La Roche Inc.

with an office and place of business at 150 Clove Road, Suite 8, Little Falls, New Jersey 07424, U.S.A. (“Roche US”; Roche Basel and Roche US together referred to as “Roche”)

on the one hand

and

Vividion Therapeutics, Inc.

with an office and place of business at 5820 Nancy Ridge Drive, San Diego, CA 92121, USA (“Vividion”)

on the other hand.

Table of Contents

1. Definitions	2
1.1 Accounting Standard	2
1.2 Affiliate	2
1.3 Agreement	2
1.4 Agreement Term	2
1.5 Applicable Law	2
1.6 Business Day	2
1.7 Calendar Quarter	2
1.8 Calendar Year	3
1.9 CCS	3
1.10 CCS Criteria	3
1.11 CCS Data Package	3
1.12 Change of Control	3
1.13 Change of Control Group	3
1.14 Clinical Plan	3
1.15 Clinical Study	3
1.16 Collaboration	3
1.17 Collaboration Plan	4
1.18 Collaboration Target	4
1.19 Collaboration Term	4
1.20 Combination Product	4
1.21 Commercially Reasonable Efforts	4
1.22 Companion Diagnostic	5
1.23 Completion	5
1.24 Composition of Matter Claim	5
1.25 Compound	5
1.26 Compulsory Sublicense Compensation	5
1.27 Confidential Information	5
1.28 Continuation Election Notice	6
1.29 Control	6
1.30 Covalent Degrader	6
1.31 Covalent Degrader Target	6
1.32 Covalent Inhibitor	6
1.33 Covalent Inhibitor Target	7
1.34 Cover	7
1.35 CRO	7
1.36 “Delivery Date”	7
1.37 Derivative	7
1.38 Development	7
1.39 Development Cost	7
1.40 Development Plan	8
1.41 Directed To	8
1.42 E3 Ligase	8
1.43 E3 Ligase Engager	8
1.44 E3 Module	8
1.45 E3 Module Data Package	8
1.46 Effective Date	8
1.47 Entry into GLP Tox	8
1.48 EU	8
1.49 Excluded Claim	8

-ii-

1.50 Excluded E3 Ligases	9
1.51 Expert	9
1.52 FDA	9
1.53 FDCA	9
1.54 Field	9
1.55 Filing	9
1.56 Financial Appendix	9
1.57 First Commercial Sale	9
1.58 Generic Product	9
1.59 GLP Tox Study	10
1.60 Handle	10
1.61 Hit	10
1.62 HSR	10
1.63 HSR Filing	10
1.64 ICD-10	10
1.65 IFRS	10
1.66 IND	11
1.67 Indication	11
1.68 Initiation	11
1.69 Insolvency Event	11
1.70 Invention	11
1.71 Joint Know-How	11
1.72 Joint Patents	11
1.73 JOT	12
1.74 JRC	12
1.75 JDC	12
1.76 Know-How	12
1.77 Licensed Program	12
1.78 Major Market	12
1.79 Net Sales	12
1.80 Nominated Program	13
1.81 Option Right	13
1.82 Option Data Package	13
1.83 Option Exercise Date	13
1.84 Option Exercise Notice	13
1.85 Option Period	13
1.86 Party	13
1.87 Patented E3 Module Product	13
1.88 Patents	13
1.89 Pharmacovigilance Agreement	14
1.90 PoC Costs	14
1.91 PoC Study	14
1.92 PoC Data Package	14
1.93 Phase I Study	14
1.94 Phase II Study	14
1.95 Phase III Study	14
1.96 Phase IV Study	14
1.97 Pivotal Study	15
1.98 Product	15
1.99 Product Specific Claim	15
1.100 Product Specific Patent	15

-iii-

1.101 Profit and Loss Sharing	15
1.102 Program	15
1.103 Preclinical Plan	15
1.104 Regulatory Approval	16
1.105 Regulatory Authority	16
1.106 Reserved Programs	16
1.107 Roche Group	16
1.108 Roche Know-How	16
1.109 Roche Patent	16
1.110 Roche PoC Product	16
1.111 Roche Program	17
1.112 Roche Target Ligand	17
1.113 Royalty Term	17
1.114 Sales	17
1.115 Selection Effective Date	18
1.116 Shared Product	18
1.117 Sublicensee	18
1.118 Target	18
1.119 Territory	18
1.120 Third Party	18
1.121 Transfer Activities	19
1.122 US	19
1.123 US$	19
1.124 Validated Hit	19
1.125 Validated Hit Data Package	19
1.126 Valid Claim	19
1.127 Vividion Core Platform Technology	19
1.128 Vividion CRG Technology	19
1.129 Vividion E3 Know-How	19
1.130 Vividion E3 Patents	20
1.131 Vividion E3 Technology	20
1.132 Vividion Know-How	20
1.133 Vividion Patents	20
1.134 Vividion Program	20
1.135 Additional Definitions	21
2. Collaboration	24
2.1 Conduct and Scope of the Collaboration	24
2.2 Collaboration Plan	25
2.3 Target Nomination	25
2.4 Target Gatekeeping Process	26
2.5 Program Nomination	28
2.6 Duration	32
2.7 Cost	33
2.8 Progress Reports	33
2.9 Records	33
2.10 Materials	34
3. Roche Program and Vividion Program	34
3.1 Roche Program	34
3.2 Vividion Program	34
4. Option Rights	38
4.1 Roche Option for a Vividion Program	38

-iv-

4.2 Vividion Option for Optioned Roche Program	38
4.3 Roche PoC Option for a Vividion PoC Program	41
4.4 Vividion Sharing Option	41
4.5 E3 Module Option	42
4.6 Option Not Exercised	43
4.7 Information Sharing for Option Rights	45
4.8 Completion of Incomplete Data Packages	46
4.9 Inspection Right	46
4.10 Transfer following Option Right Exercise	46
5. Licenses	46
5.1 Research License	46
5.2 Commercial License	46
5.3 Sublicense	48
5.4 Excluded Affiliates	50
5.5 Cysteine Reactive Groups	50
6. Exclusivity	51
6.1 Collaboration Term; Term of Vividion Activities	51
6.2 Roche Programs; Optioned Roche Program	51
6.3 Roche PoC Program; Shared Program	51
6.4 Scope of Exclusivity	51
6.5 Outside End Date for Roche Programs	52
7. Diligence	52
8. Governance	52
8.1 Joint Research Committee	52
8.2 JDC	55
8.3 Information Exchange	57
8.4 Subcommittees	57
8.5 Joint Operational Teams	57
8.6 Alliance Director	58
8.7 Limitations of Authority	58
8.8 Expenses	58
8.9 Withdrawal	58
9. Development	58
9.1 Roche Responsibility	58
9.2 Updates	58
9.3 Payments to Roche for Shared Products	59
9.4 Development Plan Amendments	59
9.5 Development Cost Opt-Out	59
10. Manufacture and Supply	60
10.1 Pre-clinical and Clinical Supply of Products and Shared Products	60
10.2 Commercial Supply of Product	61
10.3 Shipment	61
10.4 Manufacturing Transfer	61
11. Regulatory	61
11.1 Responsibility	61
11.2 Pharmacovigilance Agreement	63
12. Commercialization	63
12.1 Responsibility	63
12.2 Updates to Vividion	63
12.3 Termination of Profit and Loss Sharing by Vividion	64
12.4 Conversion of Profit and Loss Sharing	64

-v-

12.5 Launch Costs for Shared Product	64
12.6 Medical Affairs	65
13. Payment	65
13.1 Initiation Payment	65
13.2 Collaboration Term Extension Fee	65
13.3 Roche E3 Module Payment	65
13.4 Fees for Roche Programs	66
13.5 Nomination Fee for Vividion Programs	66
13.6 Fee for Optioned Roche Programs if Vividion does not exercise the Vividion Option	66
13.7 Fees for Vividion PoC Programs	66
13.8 Development Event Payments for Roche Programs and Optioned Roche Programs	67
13.9 Development Milestones for Roche PoC Products	68
13.10 Development Milestones for Shared Products	68
13.11 Sales Based Events	69
13.12 Royalty Payments	72
13.13 Profit and Loss Sharing for Shared Products in the US	76
13.14 Single Royalty.	77
13.15 Disclosure of Payments	77
13.16 Know-How Payments	77
13.17 Different Products	77
14. Accounting and reporting	77
14.1 Timing of Payments	77
14.2 Late Payment	78
14.3 Method of Payment	78
14.4 Currency Conversion	78
14.5 Blocked Currency	78
14.6 Non-Refundable and Non-Creditable	78
14.7 Reporting	78
15. Taxes	79
15.1 Withholding Taxes	79
16. Auditing	79
16.1 Right to Audit	79
16.2 Audit Reports	80
16.3 Over-or Underpayment	80
17. Intellectual Property	80
17.1 Ownership of Inventions	80
17.2 German Statute on Employee’s Inventions	81
17.3 Trademarks and Labeling	82
17.4 Handling of Patents	82
17.5 Handling of Product Specific Patents	82
17.6 Patent Coordination Team	85
17.7 Unified Patent Court (Europe)	85
17.8 CREATE Act	85
17.9 Infringement	86
17.10 Defense	87
17.11 Common Interest Disclosures	88
17.12 Hatch-Waxman	88
17.13 Patent Term Extensions	89
18. Representations and Warranties	89

-vi-

18.1 Vividion Representations and Warranties	89
18.2 Roche Representations and Warranties.	91
18.3 No Other Representations and Warranties	92
19. Indemnification	92
19.1 Indemnification by Roche	92
19.2 Indemnification by Vividion	92
19.3 Procedure	93
20. Liability	93
20.1 Limitation of Liability	93
21. Obligation Not to Disclose Confidential Information	93
21.1 Non-Use and Non-Disclosure	93
21.2 Permitted Disclosure	93
21.3 Press Releases	93
21.4 Publications	94
21.5 Commercial Considerations	95
22. Term and Termination	96
22.2 Termination	97
22.3 Consequences of Termination	100
22.4 Survival	108
23. Bankruptcy	108
24. Miscellaneous	108
24.1 Governing Law	108
24.2 Disputes	109
24.3 Arbitration	109
24.4 Expedited Resolution	111
24.5 Assignment	112
24.6 Debarment	112
24.7 Independent Contractor	112
24.8 Unenforceable Provisions and Severability	113
24.9 Waiver	113
24.10 Force Majeure	113
24.11 Interpretation	113
24.12 Waiver of Rule of Construction	114
24.13 Entire Understanding	114
24.14 Amendments	114
24.15 Invoices	115
24.16 Notice	115

-vii-

Collaboration, Option and License Agreement

WHEREAS, Vividion has expertise in proteome wide small molecule discovery approaches building on a proprietary library of small molecules designed to bind covalently in a selective manner to target proteins;

WHEREAS, Vividion is applying its expertise to discover Covalent Inhibitors (as defined below) and Covalent Degraders (as defined below) based on newly characterized E3 Ligases (as defined below);

WHEREAS, Roche has expertise in the research, development, manufacturing and commercialization of pharmaceutical drugs, including small molecules, in a broad range of disease areas including oncology and immunology;

WHEREAS, the Parties (as defined below) will combine their respective expertise by entering into a broad collaboration to discover, research and develop small molecules against targets in oncology and immunology selected by Roche;

WHEREAS, for Covalent Inhibitors, the Parties will collaborate under a mutually agreed Collaboration Plan (as defined below) to identify and validate screening hits and subsequently to validating such hits, Roche will select and the Parties will select programs, either as Roche Programs or as Vividion Programs (each as defined below);

WHEREAS, for Covalent Degraders, Vividion will use its technology to identify and characterize E3 Ligases and identify selective covalent binders to such ligases. Roche will provide molecules binding to target proteins; under a mutually agreed Collaboration Plan, Vividion will combine ligase binders and Roche’s target binders into Covalent Degraders and validate such molecules in-vitro; and following proof of in-vitro degradation, Roche will nominate and the Parties will select programs, either as Roche Programs or as Vividion Programs;

WHEREAS, with regard to Vividion Programs, Vividion has the right to perform pre-clinical GLP-Tox study development activities and early clinical development up to proof-of-concept;

WHEREAS, Roche is responsible for the development of products arising from Roche Programs, and from Vividion Programs after exercising its option rights, as well as commercialization of such products worldwide and Vividion has certain rights to share worldwide development costs and has certain commercialization rights in the United States for Vividion Programs for which Roche has exercised its option;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.	Definitions

As used in this Agreement, the following terms, whether used in the singular or plural, shall have the following meanings:

1.1	Accounting Standard

The term “Accounting Standard” shall mean with respect to a given Party, its Affiliate, or its Sublicensee, either (a) IFRS or (b) United States generally accepted accounting principles (GAAP), in either case, as currently used at the applicable time by, and as consistently applied by, such applicable Party or its Affiliate or Sublicensee.

1.2	Affiliate

The term “Affiliate” shall mean any individual, corporation, association or other business entity that directly or indirectly controls, is controlled by, or is under common control with the entity in question, for so long as such control exists. As used in this definition of “Affiliate,” the term “control” shall mean the direct or indirect ownership of more than fifty percent (>50%) of the stock having the right to vote for directors thereof or the ability to otherwise control the management of the corporation or other business entity whether through the ownership of voting securities, by contract, resolution, regulation or otherwise. Anything to the contrary in this paragraph notwithstanding, Chugai Pharmaceutical Co., Ltd, a Japanese corporation (“Chugai”) and/or its subsidiaries (if any) shall not be deemed as Affiliates of Roche unless Roche provides written notice to Vividion of its desire to include Chugai and/or its respective subsidiaries (as applicable) as Affiliate(s) of Roche.

1.3	Agreement

The term “Agreement” shall mean this document including any and all appendices and amendments to it as may be added and/or amended from time to time in accordance with the provisions of this Agreement.

1.4	Agreement Term

The term “Agreement Term” shall mean the period of time commencing on the Effective Date and, unless this Agreement is terminated sooner as provided in Article 22, expiring on the date when no royalty or other payment obligations under this Agreement are or will become due.

1.5	Applicable Law

The term “Applicable Law” shall mean any law, statute, ordinance, code, rule or regulation that has been enacted by a government authority (including without limitation, any Regulatory Authority) and is in force as of the Effective Date or comes into force during the Agreement Term, in each case to the extent that the same is applicable to the performance by the Parties of their respective obligations under this Agreement.

1.6	Business Day

The term “Business Day” shall mean 9:00 am to 5:00 pm local time on a day other than a Saturday, Sunday or bank or other public or federal holiday in Switzerland or in the US.

1.7	Calendar Quarter

The term “Calendar Quarter” shall mean each period of three (3) consecutive calendar months, ending March 31, June 30, September 30, and December 31.

1.8	Calendar Year

The term “Calendar Year” shall mean the period of time beginning on January 1 and ending December 31, except for the first year which shall begin on the Effective Date and end on December 31.

1.9	CCS

The term “CCS” shall mean Clinical Candidate Selection for a selected Collaboration Target as defined in the Preclinical Plan.

1.10	CCS Criteria

The term “CCS Criteria” shall mean the criteria set forth in Appendix 1.10 of this Agreement that constitute guidance for clinical candidate selection unless such criteria are modified by the JRC.

1.11	CCS Data Package

The term “CCS Data Package” shall mean, with respect to a Program, the set of documents, records, and reports listed in Appendix 1.82, as may be modified by the JRC, and to be provided by Vividion pursuant to Section 4.1.

1.12	Change of Control

The term “Change of Control” shall mean, with respect to a Party: (a) the acquisition by any Third Party of beneficial ownership of fifty percent (50%) or more of the then outstanding common shares or voting power of such Party, other than acquisitions by employee benefit plans sponsored or maintained by such Party; (b) the consummation of a business combination involving such Party, unless, following such business combination, the stockholders of such Party immediately prior to such business combination beneficially own directly or indirectly more than fifty percent (50%) of the then outstanding common shares or voting power of the entity resulting from such business combination; or (c) the sale of all or substantially all of such Party’s assets or business relating to the subject matter of the Agreement. Notwithstanding the foregoing, the selling or issuing of securities for financing purposes, including pursuant to one or more public offerings of securities, shall not constitute a Change of Control.

1.13	Change of Control Group

The term “Change of Control Group” shall mean with respect to a Party, the person or entity, or group of persons or entities, that is the acquirer of, or a successor to, a Party in connection with a Change of Control, together with Affiliates of such persons or entities that are not Affiliates of such Party immediately prior to the completion of such Change of Control of such Party.

1.14	Clinical Plan

The term “Clinical Plan” shall mean, on a Vividion PoC Program-by-Vividion PoC Program basis, a plan describing, and a budget for, non-clinical and clinical research and development activities under a Vividion PoC Program to be conducted after the expiry of the Preclinical Plan (i.e. for all activities after Completion of GLP Tox Study) until delivery of the PoC Data Package.

1.15	Clinical Study

The term “Clinical Study” shall mean a Phase I Study, Phase II Study, Phase III Study, PoC Study (as defined in the PoC Data Package), Pivotal Study, as applicable.

1.16	Collaboration

The term “Collaboration” shall mean the activities of the Parties under the Collaboration Plan as described in Article 2.

1.17	Collaboration Plan

The term “Collaboration Plan” shall mean a plan describing the efforts to be undertaken during the Collaboration Term (i) up to Program Nomination for Compounds and (ii) up to exercise of the respective E3 Module Option, as updated from time to time by the JRC. The initial Collaboration Plan is attached as Appendix 1.17.

1.18	Collaboration Target

The term “Collaboration Target” shall mean any Covalent Degrader Target and/or Covalent Inhibitor Target. The Collaboration Targets as of the Effective Date are listed in Appendix 1.18 (as may be updated pursuant to this Agreement, the “Collaboration Target Appendix”).

1.19	Collaboration Term

The term “Collaboration Term” shall mean the period beginning upon the Effective Date and ending on the earlier of (a) thirty nine (39) months, unless extended pursuant to Section 2.6, and (b) termination of this Agreement.

1.20	Combination Product

The term “Combination Product” shall mean

a)	a single pharmaceutical formulation containing as its active ingredients both a Compound and one or more other therapeutically or prophylactically active ingredients,

b)

a combination therapy comprised of a Compound and one or more other therapeutically or prophylactically active products, priced and sold in a single package containing such multiple products or packaged separately but sold together for a single price, or

c)

a combination therapy comprised of a Compound and a Companion Diagnostic, priced and sold in a single package containing such multiple products or packaged separately but sold together for a single price, in each case, including all dosage forms, formulations, presentations, line extensions, and package configurations. Such other therapeutically and prophylactically active ingredients and Companion Diagnostic under a), b) and c) referred to above shall be referred to as “Other Components”. All references to Product and Shared Product in this Agreement shall be deemed to include Combination Product. For clarity, a Component is not an Other Component.

1.21	Commercially Reasonable Efforts

The term “Commercially Reasonable Efforts” shall mean [***]

1.22	Companion Diagnostic

The term “Companion Diagnostic” shall mean any product that is used for predicting and/or monitoring the response of a human being to treatment with a Product (e.g. device, compound, kit, biomarker or service that contains a component that is used to detect or quantify the presence or amount of an analyte in body or tissue that affects the pathogens of the disease).

1.23	Completion

The term “Completion” shall mean the availability of the final study report.

1.24	Composition of Matter Claim

The term “Composition of Matter Claim” shall mean, [***].

1.25	Compound

The term “Compound” shall mean any (i) Covalent Inhibitor or Covalent Degrader, as applicable, discovered, identified or designed, conceived or reduced to practice by or on behalf of the Parties under the Collaboration Plan, under the Preclinical Plan or under the Clinical Plan, including any [***] (“Original Compound”) and (ii) Derivative.

1.26	Compulsory Sublicense Compensation

The term “Compulsory Sublicense Compensation” shall mean, for a given country or region in the Territory and a Product or Shared Product being commercialized by Roche, the compensation paid to Roche by a Third Party (a “Compulsory Sublicensee”) under or in connection with a license or sublicense of Patents granted to the Compulsory Sublicensee (the “Compulsory Sublicense”) through the order, decree or grant of a governmental authority having competent jurisdiction in such country or region (other than pursuant to an infringement or misappropriation action with respect to any Patent or Know-How), authorizing such Third Party to manufacture, use, sell, offer for sale, import or export such Product or Shared Product in such country or region.

1.27	Confidential Information

The term “Confidential Information” shall mean any and all information, data or know-how (including Know-How), whether technical or non-technical, oral or written, that is disclosed by one Party or its Affiliates (“Disclosing Party”) to the other Party or its Affiliates (“Receiving Party”). Confidential Information shall not include any information, data or know-how that:

(i)

was generally available to the public at the time of disclosure, or becomes available to the public after disclosure by the Disclosing Party other than through fault (whether by action or inaction) of the Receiving Party or its Affiliates,

(ii)

can be evidenced by written records to have been already rightfully known to the Receiving Party or its Affiliates prior to its receipt from the Disclosing Party to the extent the Receiving Party is permitted to use and disclose such information, data or know-how,

(iii)	is obtained at any time lawfully from a Third Party under circumstances, to the extent the Receiving Party is permitted to use and disclose such information, data or know-how,

(iv)	is developed independently by the Receiving Party or its Affiliates as evidenced by written

(v)	records other than through knowledge of or reference to Confidential Information , or

(vi)	is approved in writing by the Disclosing Party for release by the Receiving Party. The terms of this Agreement shall be considered Confidential Information of the Parties.

1.28	Continuation Election Notice

The term “Continuation Election Notice” shall mean the notice Vividion provides to Roche under Section 22.3.1 describing (i) Vividion’s bona fide intentions to continue ongoing development and commercialization of the applicable Product(s) and Shared Product(s) and (ii) Vividion’s request for Roche’s continuation of activities during the termination period and/or transfer of the data, material and information relating to the applicable Product(s) and Shared Product(s) in accordance with Section 22.3.1.

1.29	Control

The term “Control” shall mean (as an adjective or as a verb including conjugations and variations such as “Controls” “Controlled” or “Controlling”) (a) with respect to Patents and/or intangible Know-How, the possession by a Party or its Affiliate of the ability to grant a license or sublicense of such Patents and/or Know-How without violating the terms of any agreement or arrangement between such Party or its Affiliate and any Third Party and (b) with respect to proprietary materials, the possession by a Party or its Affiliate of the ability to supply such proprietary materials to the other Party as provided herein without violating the terms of any agreement or arrangement between such Party or its Affiliate and any Third Party. In the case of information or tangible materials, “Control” requires possession thereof by a Party or its Affiliate or, if such information or tangible materials are in the possession of any other party, the ability of a Party to reasonably access and obtain such information or tangible materials from such party. Notwithstanding the foregoing, unless the Parties otherwise mutually agree, the Patents and Know-How Controlled by a Party shall exclude any Patents or Know-How that are in-licensed or acquired by such Party except to the extent such Party incorporates such Patents or Know-How into a Validated Hit or Compound or Product or Shared Product, as applicable, after such in-license or acquisition.

1.30	Covalent Degrader

The term “Covalent Degrader” shall mean a small molecule comprised of a moiety covalently binding to a specific E3 Ligase and chemically linked, optionally via a Linker, to a Roche Target Ligand binding to the Covalent Degrader Target and leading to degradation of such Covalent Degrader Target. A (i) [***] or (ii) [***], (iii) [***] or (iv) [***], each of clause (ii), (iii) and (iv) provided by Vividion under the Agreement, shall be a component (“Component”). The term “Linker” shall mean one or more groups of atoms that connects an E3 Ligase Engager to a Roche Target Ligand or target ligand, respectively.

For clarity, [***].

1.31	Covalent Degrader Target

The term “Covalent Degrader Target” shall mean any Target listed as such in the Collaboration Target Appendix and any Target designated as a Collaboration Target pursuant to Section 2.3.2 for which Roche provides Roche Target Ligand(s), as such Collaboration Targets may be replaced in accordance with Section 2.3.2. The Covalent Degrader Targets as of the Effective Date are listed as such in the Collaboration Target Appendix.

1.32	Covalent Inhibitor

The term “Covalent Inhibitor” shall mean a small molecule covalently binding to a Covalent Inhibitor Target leading to a substantially reduced activity or complete inhibition of the activity of the Covalent Inhibitor Target.

1.33	Covalent Inhibitor Target

The term “Covalent Inhibitor Target” shall mean the Targets listed as such in the Collaboration Target Appendix, as may be replaced in accordance with Section 2.3.1.

1.34	Cover

The term “Cover” shall mean (as an adjective or as a verb including conjugations and variations such as “Covered,” “Coverage” or “Covering”) that the making, using, offering for sale, promoting, selling, exporting or importing of a given compound, formulation or product would infringe a Valid Claim in the absence of a license under or ownership in the Patents to which such Valid Claim pertains. The determination of whether a compound, formulation, process or product is Covered by a particular Valid Claim shall be made on a country-by-country basis.

1.35	CRO

The term “CRO” shall mean a contract research organization or a contract manufacturing organization. A list of Roche approved CROs is attached as Appendix 1.35, as such appendix may be amended or restated from time to time in accordance with the terms of this Agreement.

1.36	“Delivery Date”

The term “Delivery Date” shall mean the date of delivery of a Data Package, as set forth in Section 4.8.

1.37	Derivative

The term “Derivative” shall mean, with respect to a Compound, any compound or molecule made by or on behalf of Roche (or any of its Affiliates or Sublicensees) or Vividion (or any of its Affiliates or (sub)licensees) that is (i) [***] such Compound [***] and (ii) [***] as such Compound. For avoidance of doubt, (a) [***] and (b) [***].

1.38	Development

The term “Development” (as an adjective or as a verb including conjugations and variations such as “Developing”) shall mean, on a Program-by-Program or Shared Product-by-Shared Product basis, all activities relating to the research, evaluation and preclinical testing of Products for such Program or Shared Products, and all clinical drug development activities, manufacturing for GLP Tox Studies and Clinical Studies, pre-marketing activities and related research, including: conducting GLP Tox Studies, toxicology, process and drug product (dosage form) development for manufacturing, statistical analysis and report writing, Clinical Studies for the purpose of obtaining or maintaining Regulatory Approval (including Pivotal Studies, post-marketing studies intended to support Regulatory Approval, including Phase IV Studies), and regulatory affairs related to all of the foregoing.

1.39	Development Cost

The term “Development Costs” shall mean the cost of Developing a Product for a Program or a Shared Product, as further defined in the Financial Appendix. The “Development Costs” for a Shared Program shall mean those Development Costs for activities conducted after exercise of the Roche PoC Option for a Shared Product pursuant to Section 4.3.

1.40	Development Plan

The term “Development Plan” shall mean, on a Shared Product-by-Shared Product basis, a plan describing non-clinical and clinical Development activities of Roche after the exercise of the Roche PoC Option for such Shared Product and the budget of Allowable Development Expenses for the conduct of such activities (as further described in the Financial Appendix).

1.41	Directed To

The term “Directed To” shall mean designed to bind to a Collaboration Target or an E3 Ligase, as applicable, even if incidentally or indirectly, targeting, binding to or modulating significantly the function or activity of another Target (including another Collaboration Target) or an E3 Ligase (including another E3 Ligase).

1.42	E3 Ligase

The term “E3 Ligase” shall mean a protein or member of a multi-protein complex that recruits or contains an ubiquitin conjugating enzyme (E2), selectively recognizes a protein substrate, and assists or directly catalyzes the transfer of ubiquitin to the protein substrate. Vividion has characterized as of the Effective Date [***] (“Initial Vividion E3 Ligase”). E3 Ligase shall not include Excluded E3 Ligases.

1.43	E3 Ligase Engager

The term “E3 Ligase Engager” shall mean [***], to a target-binding ligand.

1.44	E3 Module

The term “E3 Module” shall mean a module that contains (i) [***] and (ii) [***] and optionally (iii) [***].

1.45	E3 Module Data Package

The term “E3 Module Data Package” shall mean the set of documents, records, and reports listed in Appendix 1.82 provided by Vividion pursuant to Section 4.5.

1.46	Effective Date

The term “Effective Date” shall mean April 3, 2020.

1.47	Entry into GLP Tox

The term “Entry into GLP Tox” shall mean the date that an animal is first dosed with the Product or Shared Product in a GLP Tox Study.

1.48	EU

The term “EU” shall mean the European Union and all its then-current member countries but including in any case France, Germany, Italy, Spain and the United Kingdom regardless of whether they are then-current member countries.

1.49	Excluded Claim

The term “Excluded Claim” shall mean a dispute, controversy or claim between the Parties that concerns (a) the validity or infringement, scope, enforceability or inventorship of a patent, trademark or copyright, or (b) any antitrust, anti-monopoly or competition Applicable Law, whether or not statutory.

1.50	Excluded E3 Ligases

The term “Excluded E3 Ligases” shall mean (i) E3 Ligases that, at the Effective Date, are [***], and (ii) E3 Ligases [***].

1.51	Expert

The term “Expert” shall mean a person with no less than ten (10) years of pharmaceutical industry experience and expertise having occupied at least one position within a large pharmaceutical company and one position with a private biopharmaceutical company relating to the area the matter relates to (e.g. development for development matters, financial related to financial matters, etc.) but excluding any current or former employee or consultant of either Party or their respective Affiliates. Such person shall be fluent in the English language.

1.52	FDA

The term “FDA” shall mean the Food and Drug Administration of the United States of America, or its successor.

1.53	FDCA

The term “FDCA” shall mean the Food, Drug and Cosmetics Act.

1.54	Field

The term “Field” shall mean [***].

1.55	Filing

The term “Filing” shall mean the filing of an application with the FDA for Regulatory Approval as defined in the FDCA and applicable regulations, or the equivalent application to the equivalent agency in any other country or group of countries, the official approval of which is required before any lawful commercial sale or marketing of Products and Shared Products.

1.56	Financial Appendix

The term “Financial Appendix” shall mean the document in Appendix 1.56, which describes the Development Cost Share and the Profit and Loss Sharing.

1.57	First Commercial Sale

The term “First Commercial Sale” shall mean, on a country-by-country basis, for a given Product or Shared Product, the first invoiced sale of such Product or a Shared Product to a Third Party by the Roche Group or a Sublicensee following the receipt of any Regulatory Approval required for the sale of such Product or Shared Product, or if no such Regulatory Approval is required, the date of the first invoiced sale of a Product or Shared Product to a Third Party by the Roche Group or Sublicensee in such country.

1.58	Generic Product

The term “Generic Product” shall mean, with respect to a particular Product or Shared Product and on a country-by-country basis, a generic pharmaceutical product that is marketed for sale by a Third Party (other than a Sublicensee) not licensed, supplied or otherwise permitted or authorized by Roche or is Affiliates or Sublicensee (other than Hatch-Waxman settlements under which Roche, its Affiliates and Sublicensees do not receive payment) and that (i) in the US, is approved under 21 U.S.C. 505(j) and has an “AB” rating with respect to the Product or Shared Product (or the equivalent of such statute if amended), or (ii) in countries of the EU, is authorized to be placed on the market in accordance with Article 10(1)(a)(iii) of Directive 2001/83/EC (or the equivalent of such statute if amended), or (iii) in countries of the Territory other than the US or countries of the EU, a generic version of the Product or Shared Product that (x) contains the same active pharmaceutical ingredient as the Compound in the Product and (y) is approved by an expedited process that relies in whole or in part on safety and efficacy data generated for the first approval of the Product or Shared Product and (z) has the same or substantially the same labeling as the Product or Shared Product for at least one indication of the Product or Shared Product, as applicable.

1.59	GLP Tox Study

The term “GLP Tox Study” shall mean a toxicology study of the relationship between dose and its effects on the exposed animal, where (i) the study is to be conducted in accordance with GLP standards and (ii) the study has been designed in expectation that the results may support establishment of a safe starting dose of the Product and Shared Product in Clinical Studies.

1.60	Handle

The term “Handle” shall mean drafting, filing, prosecuting (including grants, lapse, revocation, surrender, invalidation, interferences, reissue, re-examination, post-grant reviews, inter-parties reviews, derivation proceedings and opposition proceedings), maintaining and abandoning.

1.61	Hit

The term “Hit” shall mean a Compound Directed To a Collaboration Target that is not a Validated Hit, but that has a [***]. A Hit is [***].

1.62	HSR

The term “HSR” shall mean the Hart-Scott-Rodino Antitrust Improvements Act and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

1.63	HSR Filing

The term “HSR Filing” shall mean (i) filings by the Parties with the FTC and the Antitrust Division of the DOJ of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) with respect to the matters set forth in this Agreement, together with all required documentary attachments thereto; or (ii) equivalent filings with relevant foreign authorities.

1.64	ICD-10

The term “ICD-10” shall mean the Tenth Revision of the International Classifications of Diseases and Related Health Problems, as may be revised or amended from time to time, or a successor classification.

1.65	IFRS

The term “IFRS” shall mean International Financial Reporting Standards.

1.66	IND

The term “IND” shall mean an application as defined in the FDCA and applicable regulations promulgated by the FDA, or the equivalent application to the equivalent agency in any other country or group of countries, the filing of which is necessary to commence clinical testing of the Compounds and/or Products and Shared Products in humans.

1.67	Indication

The term “Indication” shall mean a disease (a) for which the Product or Shared Product is indicated for treatment and (b) that is described in the Product label or Shared Product label as required by the Regulatory Approval granted by the applicable Regulatory Authority. An Indication is distinct from another Indication if (i) the diseases associated with such Indications are listed in two different blocks of the ICD-10 and (ii) the efficacy of such Product or Shared Product in such Indications was established, in whole or in part, in one or more separate Clinical Studies.

The term “Oncology Indication” shall mean any Indication in the field of oncology (including immuno-oncology). One Oncology Indication is distinguished from another Oncology Indication by the organ or tumor type that is impacted, e.g. breast versus prostate versus liver, and not by distinctions in treatment, e.g. first line metastatic versus second line metastatic.

1.68	Initiation

The term “Initiation” shall mean the date that a human is first dosed with the Product, Roche PoC Product or Shared Product in a Clinical Study approved or permitted by the respective Regulatory Authority.

1.69	Insolvency Event

The term “Insolvency Event” shall mean circumstances under which a Party (i) has a receiver or similar officer appointed over all or a material part of its assets or undertaking; (ii) passes a resolution for winding-up of all of its business (other than a winding-up for the purpose of, or in connection with, any solvent amalgamation or reconstruction) or a court makes an order to that effect or a court makes an order for administration of such a wind-up (or any equivalent order in any jurisdiction); (iii) enters into any composition or arrangement with its creditors (other than relating to a solvent restructuring or financing); or (iv) ceases to carry on business.

1.70	Invention

The term “Invention” shall mean an invention that is conceived and reduced to practice in connection with any activity carried out under the Collaboration Plan, a Preclinical Plan, a Clinical Plan, a Development Plan or a Program pursuant to this Agreement. Under this definition, an Invention may be made by personnel of Vividion solely or jointly with a Third Party (a “Vividion Invention”), by personnel of the Roche Group solely or jointly with a Third Party (a “Roche Invention”), or jointly by personnel of Vividion and personnel of the Roche Group with or without a Third Party (a “Joint Invention”).

1.71	Joint Know-How

The term “Joint Know-How” shall mean Know-How that is made jointly by employees of Vividion and the Roche Group, with or without a Third Party in connection with any activity carried out under the Collaboration Plan, a Preclinical Plan, a Clinical Plan, a Development Plan or Program pursuant to this Agreement.

1.72	Joint Patents

The term “Joint Patents” shall mean all Patents Covering a Joint Invention.

1.73	JOT

The term “JOT” shall mean a joint operating team described in Section 8.5.

1.74	JRC

The term “JRC” shall mean the joint research committee described in Section 8.1.

1.75	JDC

The term “JDC” shall mean the joint development committee described in Section 8.2.

1.76	Know-How

The term “Know-How” shall mean data, knowledge and information, including Materials, samples, chemical manufacturing data, toxicological data, pharmacological data, preclinical and clinical data, assays, platforms, formulations, specifications, quality control testing data, that are confidential.

1.77	Licensed Program

The term “Licensed Program” shall mean Roche’s and its Affiliates’ and Sublicensees’ program for the development and commercialization of Compounds and Products for any Roche Program or any Vividion Program or Vividion PoC Program for which Roche exercised its Option Right pursuant to Section 4.1 or 4.3.

1.78	Major Market

The term “Major Market” shall mean each of the [***].

1.79	Net Sales

The term “Net Sales” shall mean, [***][***][***].

1.80	Nominated Program

The term “Nominated Program” shall mean a program that is nominated based on a Validated Hit Data Package for a Collaboration Target in accordance with Section 2.5.1. All Hits and Validated Hits (including additional Hits and Validated Hits resulting from screens Vividion conducts against such Collaboration Target during the Collaboration Term) Directed To the Collaboration Target shall be one Nominated Program, provided that, with respect to Covalent Degraders, such Hits are Directed To the same E3 Ligase and have the same Roche Target Ligand. A Nominated Program can be selected as Roche Program, Vividion Program or allocated as Reserved Program as described in Section 2.5.4, 2.5.5 and 2.5.6.

1.81	Option Right

The term “Option Right” shall mean the Roche Option, the Roche PoC Option, and the E3 Module Option granted to Roche in Article 4 of this Agreement.

1.82	Option Data Package

The term “Option Data Package” shall mean the (i) CCS Data Package, (ii) E3 Module Data Package, and/or (iii) the PoC Data Package, each as outlined in Appendix 1.82.

1.83	Option Exercise Date

The term “Option Exercise Date” shall mean the date of Vividion’s receipt of the Option Exercise Notice.

1.84	Option Exercise Notice

The term “Option Exercise Notice” shall mean the written notice a Party delivers to the other Party to exercise its Option Right.

1.85	Option Period

The term “Option Period” shall mean the Roche Option Period, Roche PoC Option Period and the E3 Module Option Period.

1.86	Party

The term “Party” shall mean Vividion or Roche, as the case may be, and “Parties” shall mean Vividion and Roche collectively.

1.87	Patented E3 Module Product

The term “Patented E3 Module Product” shall mean any product that [***]. An “E3 Ligase Blocking Claim” shall mean, [***].

1.88	Patents

The term “Patents” shall mean all rights under any patent or patent application, in any country of the Territory, including any patents issuing on such patent application, and further including any substitution, extension or supplementary protection certificate, reissue, reexamination, renewal, divisional, continuation or continuation-in-part of any of the foregoing.

1.89	Pharmacovigilance Agreement

The term “Pharmacovigilance Agreement” shall mean an agreement entered into by the Parties to set forth the responsibilities and obligations of the Parties with respect to the procedures and timeframes for compliance with Applicable Laws pertaining to the exchange and reporting of safety information for the Product or Shared Product and its related activities.

1.90	PoC Costs

The term “PoC Costs” shall mean Allowable PoC Expenses as further defined in the Financial Appendix.

1.91	PoC Study

The term “PoC Study” shall mean, for a given Vividion PoC Program, a proof of concept Clinical Study that is designed to meet the parameters for a “PoC Study” established in the Clinical Plan for such Vividion PoC Program. For the avoidance of doubt, such parameters for a “PoC Study” in the Clinical Plan shall be parameters for how such a Clinical Study is to be designed and not target results to be achieved or outcome of such Clinical Study.

1.92	PoC Data Package

The term “PoC Data Package” shall mean the set of documents, records, and reports described in Appendix 1.82 with respect to a PoC Study set forth in Section 1.91 provided by Vividion to Roche for a Vividion PoC Program pursuant to Section 4.3.

1.93	Phase I Study

The term “Phase I Study” shall mean a human clinical trial in any country that would satisfy the requirements of 21 C.F.R. § 312.21(a) (FDCA), as amended from time to time, and the foreign equivalent thereof.

1.94	Phase II Study

The term “Phase II Study” shall mean a human clinical trial, for which the primary endpoints include a determination of dose ranges and/or a preliminary determination of efficacy in patients being studied as described in 21 C.F.R. § 312.21(b) (FDCA), as amended from time to time, and the foreign equivalent thereof.

1.95	Phase III Study

The term “Phase III Study” shall mean a human clinical trial that is prospectively designed to demonstrate statistically whether a product is safe and effective for use in humans in a manner sufficient to support an application for Regulatory Approval to market such product for use in patients having the disease or condition being studied (or subset thereof) as described in 21 C.F.R. § 312.21(c) (FDCA), as amended from time to time, and the foreign equivalent thereof.

1.96	Phase IV Study

The term “Phase IV Study” shall mean a human clinical study commenced after Regulatory Approval of the pharmaceutical product to accumulate evidence about the efficacy and/or safety of the Product or the Shared Product, which shall not include any Post-Approval Commitment Study. The term “Post-Approval Commitment Study” shall mean any human clinical study for a Shared Product conducted after marketing authorization of such Product or Shared Product has been obtained from the FDA at the request of or requirement of the FDA.

1.97	Pivotal Study

The term “Pivotal Study” shall mean, with respect to any Product or Shared Product, a Clinical Study that at the time of Initiation (or any later expansion of patient enrollment, if applicable), is expected to be the basis for Regulatory Approval of such Product or Shared Product, including any Phase III Study.

1.98	Product

The term “Product” shall mean any product, including without limitation any Combination Product, containing a Compound as a pharmaceutically active agent, in whatever finished forms, formulations or dosages.

1.99	Product Specific Claim

The term “Product Specific Claim” means, with respect to one or more Products within a Program, a claim of a Patent that (i) is a [***] or (ii) Covers [***]. As used in the preceding sentence, a Product Specific Claim Covering the applicable Compounds [***], when the Compound is (i) [***] or (ii) [***].

1.100	Product Specific Patent

The term “Product Specific Patent” shall mean, with respect to a Program, a Vividion Patent that contains Product Specific Claims.

1.101	Profit and Loss Sharing

The term “Profit and Loss Sharing” shall have the meaning given such term in Section 13.13.

1.102	Program

The term “Program” shall mean the activities of the Parties under a Roche Program, Vividion Program, Optioned Roche Program, Vividion PoC Program, Roche PoC Program or Shared Program, as applicable. A Program includes all Validated Hits, Hits, and Compounds, in each case Directed To the Collaboration Target (to the extent, with respect to Covalent Degraders, such Validated Hits, Hits and Compounds are Directed To the same E3 Ligase and have the same Roche Target Ligand).

1.103	Preclinical Plan

The term “Preclinical Plan” shall mean, on a Nominated Program-by-Nominated Program basis, a plan describing preclinical research activities (i) for a Vividion Program from the date a program is a Nominated Program until delivery of the CCS Data Package and (ii) for a Vividion PoC Program from the date that CCS is reached until Completion of the GLP Tox Study. The Preclinical Plan for activities described in (ii) shall also include a budget for such activities.

1.104	Regulatory Approval

The term “Regulatory Approval” shall mean any approvals (including pricing and reimbursement approvals), licenses, registrations or authorizations by a Regulatory Authority, necessary for the sale of a Product or Shared Product in the Field in a regulatory jurisdiction in the Territory.

1.105	Regulatory Authority

The term “Regulatory Authority” shall mean any national, supranational (e.g., the European Commission, the Council of the European Union, the European Medicines Agency), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity including the FDA, in each country involved in the granting of regulatory approval for the Product or the Shared Product.

1.106	Reserved Programs

The term “Reserved Programs” shall mean all Nominated Programs that are not initially selected pursuant to Section 2.5.4 as a Roche Programs or a Vividion Program.

1.107	Roche Group

The term “Roche Group” shall mean collectively Roche and its Affiliates.

1.108	Roche Know-How

The term “Roche Know-How” shall mean all Know-How that Roche Controls as of the Effective Date or during the Agreement Term, (a) to the extent reasonably necessary for the manufacture, development, use, or commercialization of a Compound, a Product or a Shared Product and (b) incorporated into a Compound, a Product or a Shared Product by Roche or used by Roche in the conduct of such Program. For clarity, the Roche Know-How does not include any Know-How pertaining to an Other Component that is included in a Combination Product, unless reasonably necessary for the manufacture, development, use, or commercialization of a Compound independent of the Other Component.

1.109	Roche Patent

The term “Roche Patents” shall mean all Patents Covering a Product or a Shared Product that Roche Controls as of the Effective Date or during the Agreement Term to the extent (a) Covering the manufacture, development, use, composition or commercialization of a Compound, a Product or a Shared Product and (b) the subject matter Covered by such Patents is incorporated into a Compound, a Product or a Shared Product by Roche or practiced by Roche in the conduct of such Program, For clarity, the Roche Patents do not include any Patents to the extent it Covers an Other Component that is included in a Combination Product, unless reasonably necessary for the manufacture, development, use, or commercialization of a Product or Shared Product independent of the Other Component.

1.110	Roche PoC Product

The term “Roche PoC Product” shall mean any product, including without limitation any Combination Product, containing a Compound of a Vividion PoC Program for which Vividion has not exercised the Vividion Sharing Option pursuant to Section 4.4.as pharmaceutically active agent, in whatever finished forms, formulations or dosages.

Unless specifically referred to as Roche PoC Product in Sections 4.6.3, 6 and 13, a Roche PoC Product is a Product and all references to Product shall include a Roche PoC Product. For clarity, unless expressly specified otherwise, references to Product in this Article 1 shall include Roche PoC Product even if the applicable defined term is used in Sections 4.6.3, 6 and 13.

1.111	Roche Program

The term “Roche Program” shall mean a program for the development and commercialization of Compounds and Products for a Nominated Program that is selected as a “Roche Program” pursuant to Section 2.5.4 or 2.5.6, where Roche is responsible for activities after selection as Nominated Program pursuant to Section 3.1.

1.112	Roche Target Ligand

The term “Roche Target Ligand” shall mean [***] Controlled by Roche that (i) [***] and (ii) [***].

1.113	Royalty Term

The term “Royalty Term” shall mean, with respect to a Product or a Shared Product and for a given country, the period of time commencing on the date of First Commercial Sale of the Product or a Shared Product in such country and ending on the later of the date that is (a) [***] years after the date of the First Commercial Sale of the Product or the Shared Product in such country, or (b) the expiration of the last to expire [***] in such country Covering [***] of such Product or Shared Product.

1.114	Sales

The term “Sales” shall mean, for a Product or a Shared Product or a Patented E3 Module Product in a particular period, the sum of the amounts in clauses of (i) and (ii):

(i) the amount stated in [***]. This amount reflects the gross invoice price at which such Product, [***].

By way of example, the [***] deductions taken in accordance with such Accounting Standard as of the Effective Date include items such as the following:

(a) [***];

(b) [***];

(c) [***];

(d) [***]; and

(e) [***].

For purposes of clarity, [***] shall be excluded from “Sales”.

(ii) for Sublicensees that are not Roche Affiliates (and excluding Compulsory Sublicensees), the sales amounts reported to Roche and its Affiliates in accordance with the sublicensee contractual terms and their then-currently used Accounting Standards (“Sublicensee Sales”) provided that Roche or its Affiliate obtains material royalties (other than those paid or to be paid to Vividion under this Agreement) calculated based on such reported sales (and in cases where Roche or its Affiliate does not obtain such other material royalties, such sublicensee contractual terms for reporting of sales shall be reasonably similar to those terms customarily used in drug discovery, development or commercialization licensing contracts in which Roche obtains a material royalty on sales). For the purpose of clarity, any such Sublicensee sales as reported to Roche in accordance with Compulsory Sublicense agreements shall be excluded from the sales amount.

1.115	Selection Effective Date

The term “Selection Effective Date” for each Roche Program selection pursuant to Section 2.5 and Option Right exercised by Roche pursuant to Sections 4.1 through 4.5, shall mean (i) if Roche determines that a HSR filing is necessary with respect to such Roche Program selection or Option Right exercise, as applicable, the second Business Day immediately following the later of: (a) the date upon which any applicable waiting periods under the HSR Act expire or terminate early or (b) the date upon which all requests to the Parties by the United States Federal Trade Commission (the “FTC”) or the United States Department of Justice (the “DOJ”), as the case may be, have been satisfactorily met and no objection on the part of the FTC or DOJ remains; and (ii) if Roche determines that a HSR Filing is not necessary with respect to such Roche Program selection or Option Right exercise, as applicable, the date of such Roche Program selection or Option Exercise Date for such Option Right.

1.116	Shared Product

The term “Shared Product” shall mean any product, including without limitation any Combination Product, containing a Compound of a Vividion PoC Program for which Vividion has exercised the Vividion Sharing Option pursuant to Section 4.4as pharmaceutically active agent, in whatever finished forms, formulations or dosages. For clarity, the term Product includes Shared Product.

1.117	Sublicensee

The term “Sublicensee” shall mean an entity to which Roche has licensed rights (through one or multiple tiers), to any Compound, Product or Bifunctional Degrader Compound other than through a Compulsory Sublicense under this Agreement.

1.118	Target

The term “Target” shall mean a protein identified by its UniProt accession number, including all splice variants, mutants and natural variants identified by such UniProt accession number.

1.119	Territory

The term “Territory” shall mean all countries of the world.

1.120	Third Party

The term “Third Party” shall mean a person or entity other than (i) Vividion or any of its Affiliates or (ii) a member of the Roche Group.

1.121	Transfer Activities

The term “Transfer Activities” shall mean the transfer from Vividion to Roche of the data, Materials, Know-How, documentation and other items in Vividion’s Control (including through its Affiliates), and reasonable technical assistance, in each case, to the extent reasonably necessary for Roche to continue development of the Original Compounds, along with such other commercially reasonable actions which may be conducted by Vividion to effectuate transfer of responsibilities, in each case in accordance with and as described in the applicable Transfer Plans. The term “Transfer Plan” shall mean a plan for the Transfer Activities. Each Transfer Plan may consist of multiple sections applicable for relevant functions (e.g. regulatory, clinical, safety, manufacturing, clinical). The JRC will establish and oversee the Parties’ activities under each Transfer Plan.

1.122	US

The term “US” shall mean the United States of America and its territories and possessions.

1.123	US$

The term “US$” shall mean US dollars.

1.124	Validated Hit

The term “Validated Hit” shall mean [***].

1.125	Validated Hit Data Package

The term “Validated Hit Data Package” shall mean the set of documents, records, and reports listed in Appendix 1.82 provided by Vividion pursuant to Section 2.5. For clarity, such documents, record and reports are intended to enable a Party to assess whether the Validated Hit criteria set forth in the Collaboration Plan (“Validated Hit Criteria”) are met by a Hit, but such Validated Hit Data Package shall not be required to evidence that Validated Hit Criteria have been achieved.

1.126	Valid Claim

The term “Valid Claim” shall mean, as applicable, a claim in any (i) unexpired and issued Patents that has not been disclaimed, revoked or held invalid by a final non-appealable decision of a court of competent jurisdiction or government agency or (ii) pending patent application within the Patents in any country of the Territory that (a) is on file with the applicable patent office and (b) which application has been on file with the applicable patent office for no more than [***] years from the earliest date to which the patent application claims its earliest priority.

1.127	Vividion Core Platform Technology

The term “Vividion Core Platform Technology” means Vividion’s screening library, screening reagents, and screening methods, including but not limited to Vividion’s methods, reagents and intellectual property rights related to the discovery and characterization of Compounds. For clarity, the Vividion Core Platform Technology does not include Original Compounds.

1.128	Vividion CRG Technology

The term “Vividion CRG Technology” shall mean any Know-How or invention conceived, developed or made by or on behalf of Roche or its Affiliates in performance of any activity that is not permitted by Section 5.5, if any.

1.129	Vividion E3 Know-How

The term “Vividion E3 Know-How” shall mean, with respect to an E3 Module, the Know-How that Vividion Controls at the Effective Date or during the Collaboration Term, in each case to the extent reasonably necessary for use of the E3 Ligase Engagers for such E3 Module for the generation of Bifunctional Degrader Compounds and the manufacture, development, use, or commercialization of such an E3 Ligase Engager in a Bifunctional Degrader Compound. For clarity, the Vividion E3 Know-How does not include any Know-How comprising Vividion Core Platform Technology.

1.130	Vividion E3 Patents

The term “Vividion E3 Patents” shall mean, with respect to an E3 Module, the Patents (including a Composition of Matter Claim of a Vividion E3 Patent) that Vividion Controls at the Effective Date or during the Collaboration Term, in each case to the extent Covering the manufacture, development, use, composition or commercialization of an E3 Ligase Engager of such E3 Module in a Bifunctional Degrader Compound. For clarity, the Vividion E3 Patents do not include any Patents to the extent Covering Vividion Core Platform Technology.

1.131	Vividion E3 Technology

The term “Vividion E3 Technology” shall mean any Know-How or invention conceived, developed or made by or on behalf of Roche or its Affiliates during the Collaboration Term in each case using Vividion’s Confidential Information, to the extent pertaining to an E3 Ligase, E3 Ligase Engager or E3 Module.

1.132	Vividion Know-How

The term “Vividion Know-How” shall mean, with respect to a Program, the Know-How that Vividion Controls at the Effective Date or during the Collaboration Term, to the extent (a) reasonably necessary for the manufacture, development, use, or commercialization of a Compound, a Product or a Shared Product for such Program and (b) incorporated into a Compound, a Product or a Shared Product by Vividion or used by Vividion in the conduct of such Program. For clarity, the Vividion Know-How does not include any (i) Know-How pertaining to an Other Component that is included in a Combination Product, unless reasonably necessary for the manufacture, development, use, or commercialization of a Compound independent of the Other Component or (ii) Know-How comprising Vividion Core Platform Technology.

1.133	Vividion Patents

The term “Vividion Patents” shall mean, with respect to a Program, the Patents that Vividion Controls at the Effective Date or during the Agreement Term to the extent (a) Covering the manufacture, development, use, composition or commercialization of a Compound, a Product or a Shared Product for such Program and (b) the subject matter Covered by such Patents is incorporated into a Compound, a Product or a Shared Product by Vividion or practiced by Vividion in the conduct of such Program. For clarity, the Vividion Patents do not include any (i) Patents to the extent it Covers the manufacture, development, use, composition or commercialization of an Other Component that is included in a Combination Product or (ii) Patents to the extent Covering Vividion Core Platform Technology. The term “Vividion Base Patents” shall mean the Patents listed in Appendix 1.133.

1.134	Vividion Program

The term “Vividion Program” shall mean a program for development of Compounds under a Nominated Program that has been selected as a “Vividion Program” pursuant to Section 2.5.4, 2.5.5 or 2.5.6 where Vividion conducts the pre-clinical activities from the date the program is a Nominated Program up to delivery of the CCS Data Package, as described in the Preclinical Plan for such Vividion Program.

1.135	Additional Definitions

Each of the following definitions is set forth in the Section of this Agreement indicated below:

Definition	Section
Accounting Period	14.1
Achievement of PoC	4.6.2(ii)
Achievement of Roche PoC	22.3.1(e)(ii)
Acquired Party	22.2.3
Alliance Director	8.6
Arbitral Tribunal	24.3.1
Bankruptcy Code	23
Breaching Party	22.2.1
Bifunctional Degrader Compound	5.2.3
CD Target Replacement Period	2.3.2
Chugai	1.2
Clinical Plan Budget	3.2.3
Co-Exclusive	5.2.3
Collaboration End Date	2.6.3
Collaboratoin Target Appendix	1.18
Collaboration Target Inhibitor	6.4
Commercialization Transition Period	22.3.4.1
Competing Products	22.2.3
Component	1.30
Compulsory Sublicense Share Percentage	13.12.7
Compulsory Sublicense	1.26
Compulsory Sublicensee	1.26
Covalent Inhibitor Target Replacement Period	2.3.1
Cysteine Reactive Groups	5.5
Data Package	4.8
Decision Period	17.9
Declined Nomination Notice	2.5.1
Delivery Date	4.8
Development Cost Opt-Out	9.4
Development Cost Sharing	9.3
Disclosing Party	1.27
Disputed Breach Notice	22.3.1
Disputing Party	24.3.1
DOJ	1.115
E3 Field	5.2.3
E3 Ligase Blocking Claim	1.87
E3 Module Option	4.5.1
E3 Module Option Period	4.5.1
E3 Royalty Term	13.12.2(g)
Excess Development Cost Notice	9.4
Excess Development Opt-Out	9.4
Excess Launch Costs	12.5

Excess PoC Costs	3.2.3
Excluded Target	2.4.4
Expert Committee	24.4.1
Expert Committee Dispute	24.4
Expert Resolution Notice	24.4.1
Flatiron	5.4
FMI	5.4
Force Majeure	24.10
FTC	1.115
FTO	17.6
H-W Suit Notice	17.12
ICC	24.3.1
Indemnified Party	19.3
Indemnifying Party	19.3
Indirect Taxes	15.1
Infringement	17.9
Initial Budget	9.4
Initial Commercialization Plan	12.5
Initial Vividion E3 Ligase	1.42
Initiating Party	17.9
Joint Invention	1.70
JOT	8.5
Latest Enrollment Date	22.3.4.1(ii)
Linker	1.30
Manufacturing Transfer	10.4
Members	8.1.1
Merger of Equals	22.2.3.1(a)
Minimum Transfer Payment	22.3.4.4(c)
New Covalent Degrader Information	2.3.2
Nomination Date	2.5.1
Non-Acquired Party	22.2.3
Non-Breaching Party	22.2.1
Oncology Indication	1.67
Optioned Roche Program	4.1
Original Compound	1.25
Other Components	1.20
Other E3 Module	4.5.1
Other Product	6.4(a)
PII/Samples	22.3.4.4(b)
Patent Challenge	22.2.5
Patent Term Extensions	17.13
Payment Currency	14.3
Peremptory Notice Period	22.2.1
PoC Cost Sharing	3.2.3
Post-Approval Commitment Study	1.96
Preclinical Plan Budget	3.2.3
Prior Roche PoC Costs	4.2.2
Profit and Loss Sharing	13.13

Program Nomination	2.5.1
Proposed Target Nomination Notice	2.5.1.1
Publishing Notice	21.4(b)
Publishing Party	21.4(b)
Receiving Party	1.27
Redacted Agreement	21.5
Register	17.7
Regulatory Materials	11.1.1
Relative Commercial Value	13.12.3
Reservation Period	2.5.7
Reserved Program	2.5.4
Reserved Program Research Activities	2.5.7
Roche	cover page
Roche Basel	cover page
Roche Cysteine Reactive Group	5.5
Roche Indemnitees	19.2
Roche Invention	1.70
Roche Option	4.1
Roche Option Period	4.1
Roche PoC Clinical Plan	4.2.2
Roce PoC Data Package	4.2.2(c)(v)
Roche PoC Option	4.3
Roche PoC Option Period	4.3
Roche PoC Program	4.3
Roche Program Nominatino Fee	13.5.1
Roche Switch	4.2.1
Roche Transfer Activities	22.3.4.4(c)
Roche US	cover page
RTL Criteria	2.3.2
RTL Product	4.6.2(iii)
Scripps License	18.1.11
Senior Officers	24.2
Settlement	17.9
Shared Program	4.4
Sole Vividion License Agreement	4.6.3
Sole Vividion Program	4.6.2
Sole Vividion Program Effective Date	4.6.2
SPCs	17.13
Sublicensee Sales	1.114(ii)
Suit Notice	17.9
Target Identification Information	2.4.1
Target Nomination Notice	2.5.1.1
Target Replacement Notice	2.3.3
Target Reviewer	2.4.1
Terminated Portion	22.3.1
then current and available Validated Hit Data Package	2.6.3
Third Party Claim	19.1
Threshold Development Costs	9.4

Threshold Launch Cost	12.5
Tractability Assessment	2.4.4(d)
Transfer Plan	1.121
Validated Hit Criteria	1.125
Vividion	cover page
Vividion Base Patents	1.133
Vividion CC Patents	17.5.1
Vividion Draft Clinical Plan	3.2.2.1
Vividion Draft Preclinical Plan	3.2.2.1
Vividion Indemnitees	19.1
Vividion Invention	1.70
Vividion Option	4.2.1
Vividion-Originated Transfer Activities	22.3.4.4(c)
Vividion PoC Program	4.2.1
Vividion PoC Program Opt-Out	3.2.2.4
Vividion Program Nomination Fee	13.5
Vividion Program Opt-Out	3.2.1.4
Vividion Selection Period	2.5.4
Vividion Sharing Option	4.4
Vividion Switch	4.2.1
WIP Collaboration Program	2.6.2
WIP Plan	2.6.2
WIP Term	2.6.2
Withdrawal Notice	8.9
Withholding Taxes	15.1
work exclusively with Roche	6.4

2.	Collaboration

2.1	Conduct and Scope of the Collaboration

Roche and Vividion shall use Commercially Reasonable Efforts to conduct the Collaboration pursuant to the mutually agreed Collaboration Plan, as it may be amended in accordance with this Agreement. The activities conducted in connection with the Collaboration will be overseen by the JRC.

The Parties will conduct the Collaboration aiming to identify and develop Covalent Inhibitors for [***] oncology and [***] immunology Collaboration Targets as well as to identify and develop Covalent Degraders for up to [***] Collaboration Targets as covered by the Collaboration Plan. The initial [***] Covalent Inhibitor Targets as well as the initial [***] Covalent Degrader Targets are listed in the Collaboration Target Appendix.

Roche will provide Roche Target Ligands to Vividion that meet the RTL Criteria for the Covalent Degrader Targets within [***] days after the applicable Covalent Degrader Target becomes a Collaboration Target. Together with each Roche Target Ligand, Roche shall provide to Vividion information related to such Roche Target Ligand as is reasonably necessary or useful for Vividion to verify it meets the RTL Criteria or for Vividion to perform the activities under the Collaboration Plan with such Roche Target Ligand, including the chemical structure thereof and the complete therapeutic rationale for progressing such Collaboration Target and Roche Target Ligand under this Agreement.

Under the Collaboration Plan, Vividion shall use Commercially Reasonable Efforts (within the bandwidth specified in the Collaboration Plan) to progress each Collaboration Target nominated within [***] months after the Effective Date to Validated Hit stage, it being understood that, as guided by the JRC, certain Collaboration Targets, or Compound constructs Directed To a Collaboration Target, may be deprioritized in favor of Collaboration Targets or Compound constructs that continue to be progressed. Subject to Section 2.6.2, Vividion shall conduct at its own cost its activities under the Collaboration Plan for such Collaboration Target.

Under the Collaboration, Vividion will also use Commercially Reasonable Efforts (within the bandwidth specified in the Collaboration Plan) to identify and characterize novel E3 Modules, and will similarly use those E3 Modules to develop Covalent Degraders against Covalent Degrader Targets, all as described in the Collaboration Plan.

2.2	Collaboration Plan

The Parties will use Commercially Reasonable Efforts to conduct the Collaboration under the Collaboration Plan attached to the Agreement, as it may be amended in accordance with this Section 2.2 and Section 8.1. Unless decided otherwise by the JRC, the Collaboration Plan sets forth (i) the scope of the Collaboration and the bandwidth that will be used to conduct the activities contemplated within the scope of the Collaboration, including the responsibilities of each Party and (ii) specific objectives, which objectives will be updated or amended, as appropriate, by the JRC as research progresses. The JRC shall review the Collaboration Plan on an ongoing basis and may update the Collaboration Plan. Any such updates shall be reflected in written amendments to the Collaboration Plan.

2.3	Target Nomination

2.3.1	Covalent Inhibitor Targets

As of the Effective Date, there are [***] Covalent Inhibitor Targets, [***] of which are Collaboration Targets considered for use in oncology, and […***… of which are Collaboration Targets considered for use in immunology.

Roche shall have the right to replace any of such Covalent Inhibitor Targets for oncology without any payments to Vividion, at any time after [***] months of the Effective Date but prior to [***] months after the Effective Date (“Covalent Inhibitor Target Replacement Period”), provided that no Validated Hit has been identified for such Collaboration Target. The replacement Target must be available pursuant to Section 2.4 below, must be a Target for oncology and may not itself be later replaced pursuant to this Section 2.3.1. Such replacement is subject to Section 2.4 (Target Gatekeeping Process) and Section 2.3.3. The replaced Target will be deleted from the Collaboration Target Appendix.

2.3.2	Covalent Degrader Targets

The initial Covalent Degrader Targets as of the Effective Date are listed in the Collaboration Target Appendix. In addition, prior to [***] months after the Effective Date, Roche shall have the right to nominate Covalent Degrader Targets up to a total of [***] Covalent Degrader Targets (including the initial Covalent Degrader Targets) subject to (i) availability pursuant to Section 2.4 and (ii) Roche providing Vividion a Roche Target Ligand meeting the following criteria with respect to the corresponding Covalent Degrader Target (“RTL Criteria”):

A Roche Target Ligand must (a) [***] (b) [***],

(c) [***], and (d) not be subject to Third Party obligation on Roche or its Affiliates or otherwise, to Roche’s knowledge at the time of delivery to Vividion (without an obligation to conduct a freedom to operate analysis), Covered By Patents owned or controlled by a Third Party. In case either of the Parties presents evidence that one of the criteria of (a) through (d) is not met, the Parties shall discuss whether to include such Roche Target Ligand, and Vividion shall have the right to reject a Roche Target Ligand if one (1) or more of the foregoing criteria (a)-(d) is not met with respect to such Roche Target Ligand. Promptly, after such rejection, Roche shall notify Vividion of whether a replacement Roche Target Ligand meeting the RTL Criteria will be provided (in which case Roche shall promptly provide such Roche Target Ligand) or whether the Covalent Degrader Target shall no longer be considered a Collaboration Target.

Roche shall have the right to replace (without any payment to Vividion) any of the Covalent Degrader Targets at any time from the earlier of (i) once a Roche Target Ligand to such Covalent Degrader Target has been rejected by Vividion, and (ii) after [***] months of the Effective Date but within [***] months after the Effective Date (“CD Target Replacement Period”), provided that no work has been initiated (as described in the Collaboration Plan) with respect to such Covalent Degrader Target under the Collaboration Plan in case of (ii) above and the reason for such replacement is Roche becoming aware of new information regarding such Covalent Degrader Target since such Covalent Degrader Target became a Collaboration Target under this Agreement (“New Covalent Degrader Target Information”). The replacement Target must be (once it is a Collaboration Target) a Covalent Degrader Target and may not itself be later replaced pursuant to this Section 2.3.2. Such replacement is subject to Section 2.4 (Target Gatekeeping Process) and Section 2.3.3. Once such replacement Target has been confirmed to not be an Excluded Target in accordance with Section 2.4, Roche shall provide to Vividion a Roche Target Ligand meeting the RTL Criteria and thereafter such Target shall be a Covalent Degrader Target.

2.3.3	Replacement Process

To exercise such right to replace a Collaboration Target described in Sections 2.3.1 and 2.3.2, Roche shall, within the Covalent Inhibitor Target Replacement Period or Covalent Degrader Target Replacement Period, as the case may be, provide written notice (“Target Replacement Notice”) to Vividion of such replacement identifying the Collaboration Target to be replaced (and if it is a Covalent Degrader Target, the New Covalent Degrader Target Information) and either identifying the Target (including the UniProt accession number thereof) that is to replace such Collaboration Target or notice that it will be providing the identity thereof to a Target Reviewer pursuant to 2.4.1.

2.4	Target Gatekeeping Process

2.4.1	Target Reviewer

If Roche desires to nominate a Target or replace a Collaboration Target, Roche shall provide notice to Vividion of its intent (but not disclose the identity of the new Target). Within [***] Business Days after such notification, Vividion shall provide an independent reviewer mutually agreed to by the Parties in accordance with Section 2.4.2 (the “Target Reviewer”) with an updated list of Excluded Targets pursuant to Section 2.4.4. Within [***] Business Days thereafter, Roche shall provide to the Target Reviewer the Target that Roche proposes to become a Collaboration Target, together with its UniProt accession number and other information requested by such Target Reviewer to the extent reasonably required to identify such Target and determine whether it is an Excluded Target (“Target Identification Information”). Within [***] Business Days thereafter, the Target Reviewer shall notify both Parties whether or not the proposed Target is an Excluded Target and if it is not an Excluded Target, the identity of such Target. If the proposed Target is not an Excluded Target, then such Target shall be considered a Collaboration Target and in case the Target replaces a previous Collaboration Target, the replaced Target shall no longer be considered a Collaboration Target. Promptly after the Target Reviewer has indicated that the proposed Target is not an Excluded Target, the Collaboration Target Appendix shall be updated. If the proposed Target is an Excluded Target, then such Target may only be added by mutual agreement of the Parties.

2.4.2	Target Reviewer

Within [***] days of the Effective Date, Roche and Vividion shall agree upon the Third Party who will serve as the Target Reviewer. Such Target Reviewer shall be a mutually agreed law firm with patent prosecution expertise and shall enter into a mutually agreed joint representation agreement with both Roche and Vividion that (i) includes both Roche and Vividion as clients, and (ii) prohibits the Target Reviewer from sharing with the Parties any information related to the proposed Target or Excluded Target, other than identifying to the Parties the information set forth in Section 2.4.1 to be provided by the Target Reviewer. The Parties shall share [***] all fees and expenses of the Target Reviewer in accordance with such joint representation agreement.

2.4.3	Expedited Process

For purposes of the designation of any particular Target as a Collaboration Target, the Parties may agree to not utilize the Target Reviewer under Sections 2.4.1 (Target Reviewer) and 2.4.2 (Target Reviewer). Upon such agreement, instead, the Alliance Director from Roche shall make such request to the Alliance Director from Vividion, and the Alliance Director from Vividion shall confirm whether or not the proposed Target is an Excluded Target. If the proposed Target is not an Excluded Target, then such Target shall be considered a Collaboration Target, and in case the Target replaces a previous Collaboration Target the replaced Target shall no longer be considered a Collaboration Target. If the proposed Target is an Excluded Target, then such Target may only be added by mutual agreement of the Parties. If the Target is added as Collaboration Target, the Collaboration Target Appendix shall be updated.

2.4.4	Excluded Target

“Excluded Target” means any Target nominated by Roche under this Section 2.4 that:

(a) Is subject to an agreement with a Third Party under which Vividion has granted or is obligated to grant an exclusive license to a Third Party (or option for an exclusive license), is contractually restricted from, or grants rights otherwise inconsistent with, granting to Roche the rights herein, or would be obligated to pay royalties or other amounts to the Third Party by reason of including such Target hereunder;

(b) Vividion is in active negotiations [***] with respect to an arrangement described in clause (a) above;

(c) Is the subject of a then current Vividion program, [***];

(d) Is one of up to [***] priority actionable Targets in Tractability Assessment as described in an actionable hit list provided to the Target Reviewer. For purposes of the foregoing “Tractability Assessment” means that Vividion has [***]

[***]:

(e) One of [***] Targets on Vividion’s highest priority active screening list. Such [***] Targets shall be those selected by Vividion from Targets [***].

In case Vividion claims that a Target proposed by Roche as a Collaboration Target is an Excluded Target, upon Roche’s request Vividion shall provide written records to the Target Reviewer to demonstrate that the the clauses (a), (b), (c), (d) and/or (e) applies.

2.5	Program Nomination

2.5.1	Nomination

In addition to the progress reports for a Collaboration Target pursuant to Section 2.8, Vividion shall provide Roche with the Validated Hit Data Package for [***] Directed To a Collaboration Target for which it completed during the Collaboration Term (and thereafter prior to [***] month after expiration of the WIP Term with respect to WIP Collaboration Targets for which a WIP Plan was agreed) the activities for such Compound(s) required to generate the documents, records, and reports required to be included in such Validated Hit Data Package and Roche shall confirm in writing the receipt of the complete Validated Hit Data Package.

On a Collaboration Target-by-Collaboration Target basis, upon the availability of a Validated Hit Data Package during the Collaboration Term (and thereafter prior to [***] after expiration of the WIP Term with respect to WIP Collaboration Targets for which a WIP Collaboration Plan was agreed), the JRC shall discuss the Validated Hit for such Collaboration Target as basis for selecting Nominated Programs. Subject to Section 2.5.1.1, Roche shall decide whether such Validated Hit shall be nominated as a “Nominated Program” (“Program Nomination”) by providing written notice thereof to Vividion within [***] days of the Delivery Date of a Validated Hit Data Package for a Collaboration Target (the date of Vividion’s receipt of such notice, the “Nomination Date”). If Roche does not provide such written notice indicating that the Validated Hit is a Nominated Program within such period, or Roche provides Vividion notice that such Validated Hit is not a Nominated Program (“Declined Nomination Notice”), then:

2.5.1.1

If Vividion provides notice (a “Proposed Target Nomination Notice”) to Roche within [***] days after its receipt of the Declined Nomination Notice (or expiration of the [***]-day period described above in which Roche can nominate such Collaboration Target as a Nominated Program) that it will select such Collaboration Target and Validated Hit as the subject of a Vividion Program, then within [***] Business Days after receipt of such Proposed Target Nomination Notice, Roche shall either: (i) provide notice to Vividion that Roche will pay the Vividion Program Nomination Fee for such Collaboration Target (“Target Nomination Notice”), in which case such Collaboration Target shall be a Nominated Program and deemed selected as a Vividion Program pursuant to Section 2.5.4 as of the date Vividion provided the Proposed Target Nomination Notice (provided however, such Vividion Program shall not be considered a Vividion Program for determining whether Vividion has selected and has ongoing [***] Vividion Programs for purposes of Section 2.5.5 and shall not count towards, or be subject to, the maximum of [***] Vividion Programs that can be selected as Vividion Programs for purposes of Sections 2.5.4, 2.5.6 and 2.5.7) and the date of Vividion’s receipt of such notice shall be deemed the Nomination Date or (ii) provide notice to Vividion that it is not paying the Vividion Program Nomination Fee, in which case thereafter, Vividion shall have the right to continue the development and commercialization of compounds and products with respect to such Collaboration Target as a Sole Vividion Program pursuant to Section 4.6.2 independently of Roche and this Agreement and such Collaboration Target shall no longer be a Collaboration Target. If Vividion initiates the development of a Sole Vividion Program, the Parties shall either negotiate the Sole Vividion License Agreement pursuant to Section 4.6.2 or add such program to the at that time existing Sole Vividion License Agreement to document the license granted to Vividion pursuant to Section 4.6.2 for such Sole Vividion Program (for clarity, unless and until such a Sole Vividion License Agreement is entered into for (or amended to include) such program, the license and other terms of Section 4.6.2 shall be applicable).

2.5.1.2

If Vividion does not provide a Proposed Target Nomination Notice or Vividion does not initiate the development of a Sole Vividion Program, then such Collaboration Target and Validated Hit shall not be a Nominated Program and thereafter, at Vividion’s discretion, Vividion may continue activities with respect to such Collaboration Target during the Collaboration Term to identify additional Validated Hits and propose Validated Hit Data Packages to Roche and the JRC for potential nomination as a Nominated Program.

2.5.2

Distinct Nominated Programs for Different E3 Ligases or Different Roche Target Ligands With respect to Covalent Degrader Targets, if two Validated Hit Data Packages exist for a given Collaboration Target, [***] then those two Validated Hit Data Packages, if nominated, would result in two Nominated Programs.

2.5.3	Replacement of Nominated Programs for Different E3 Ligases or Different Roche Target Ligands

If a second Covalent Degrader directed against the same Covalent Degrader Target but a different E3 Ligase becomes a Nominated Program within [***] months of nomination of the first Covalent Degrader against the same Covalent Degrader Target, to the extent such first Nominated Program is a Roche Program or Vividion Program, if a Party requests, then the JRC may decide to replace such first Nominated Program with such second Nominated Program with no additional Roche Program Nomination Fee or Vividion Program Nomination Fee, as applicable. A Party so requesting such replacement shall provide the other Party written notice of such replacement within [***] days after the Nomination Date for such second Nominated Program. After such a replacement, Roche shall no longer have any rights or options with respect to such first Nominated Program or Compounds Directed To both the applicable Collaboration Target and E3 Ligase for such first Nominated Program.

For clarity, a Nominated Program that is neither selected as a Roche Program or Vividion Program nor replaced pursuant to this Section 2.5.3, shall be deemed a Reserved Program and Section 6 (Exclusivity) shall apply.

2.5.4	Nominated Program Selection

Nominated Programs shall be selected by the Parties within [***] days after its nomination and according to the following procedure and recorded in the minutes of the relevant JRC meeting:

For each Nominated Program, other than for the Collaboration Target [***], Vividion has the first choice of selecting such Nominated Program as a Vividion Program, if at the time of the Nomination Date for such Nominated Program there are less than [***] concurrent Vividion Programs (not counting any Vividion Programs deemed selected by Vividion pursuant to Section 2.5.1.1).

Vividion shall make such selection by providing written notice thereof to Roche within [***] days after its Nomination Date (“Vividion Selection Period”).

For each Nominated Program that Vividion has not selected as a Vividion Program, Roche may decide, at its discretion, whether to select such Nominated Program as a Roche Program by providing written notice to Vividion within [***] days after expiration of the Vividion Selection Period (or, if earlier, after Vividion provides written notice to Roche that it is not selecting such Nominated Program as a Vividion Program).

Notwithstanding the second paragraph of this Section 2.5.4, as long as Vividion has at least [***] concurrent Vividion Programs (not counting any Vividion Programs deemed selected by Vividion pursuant to Section 2.5.1.1), Roche has the first choice of selecting such Nominated Program (other than for the Collaboration Target [***]) as a Roche Program, such selection to be made by providing written notice thereof to Vividion within [***] days after its Nomination Date.

Roche shall have the first right to select any Nominated Program for the Collaboration Target [***] as a Roche Program by providing written notice thereof to Vividion within [***] days after its Nomination Date. If Roche does not so select such Nominated Program as a Roche Program, Vividion shall have the right to select such Nominated Program as a Vividion Program by providing written notice thereof to Roche within [***] days after expiration of Roche’s [***] day selection period.

Vividion shall have the first right to select any Nominated Program for the Collaboration Target [***] as a Vividion Program by providing written notice thereof to Roche within [***] days after its Nomination Date. If Vividion does not so select such Nominated Program as a Vividion Program, Roche shall have the right to select such Nominated Program as a Roche Program by providing written notice thereof to Vividion within [***] days after expiration of Vividion’s [***] day selection period.

A Nominated Program that is not initially selected as described above by the respective Party (or JRC) as a Vividion Program or a Roche Program is a “Reserved Program” as of the date of the expiry of the last applicable selection period.

2.5.5	Vividion Obligation to Select Vividion Program

If within [***] months of the Effective Date, Vividion has not yet selected the first Vividion Program, Vividion must select at least [***].

If within [***] months after the Effective Date, Vividion has not yet selected the second Vividion Program, Vividion must select the second Vividion Program from one of the Reserved Programs as soon as there is at least [***] Reserved Program available; provided that Vividion shall not be obligated to select a second Vividion Program if at the time there are [***] Reserved Programs available and there is not at least [***].

If, during the Collaboration Term, a Vividion Program is discontinued pursuant to Section 3.2.1.4 and less than [***] Vividion Programs (or Programs resulting from Vividion Programs) remain, then Vividion shall select a new Vividion Program from the Reserved Programs, provided that at least [***] is available.

2.5.6	Selection from Reserved Programs

During the Reservation Period, Vividion and Roche shall have the right, on a first come-first serve basis (as evidenced by a written notice to the other Party), at their respective discretion to select additional Vividion Programs (up to a total of [***] concurrent Vividion Programs (not counting any [***]) during the Collaboration Term, and for any number of Vividion Programs after the Collaboration Term) or Roche Programs from Reserved Programs.

2.5.7	Reservation Period for Reserved Programs

On a Reserved Program-by-Reserved Program basis, the Parties may select such Program pursuant to Section 2.5.6, for the period of time beginning on the date a Nominated Program has become a Reserved Program and ending on the later of (i) expiration of the Collaboration Term and (ii) the anniversary set forth in the table below of its Nomination Date, based on the number of Reserved Programs that exist as of [***] months after the expiration of the Collaboration Term (the “Reservation Period”)

# of Reserved Programs as of expiration of Collaboration Term [***]	Anniversary of Nomination Date
[***]	[***] Anniversary
[***]	[***] Anniversary

Notwithstanding the foregoing, (a) if by the expiration of the Collaboration Term, Roche has not initiated at least [***] Roche Programs, then the Reservation Period for all Reserved Programs shall end upon the expiration of the Collaboration Term (or, with respect to WIP Collaboration Programs not selected as a Roche Program or Vividion Program pursuant to Section 2.5.4, the Reservation Period shall be deemed expired upon expiration of the last applicable selection period in Section 2.5.4), or (b) if Roche does not select at least [***] Roche Programs from the Reserved Programs in each successive [***] month period following expiration of the Collaboration Term then the Reservation Period for the respective Reserved Program shall terminate upon Vividion’s generation of a hit (i.e., a compound (that is not a Compound) meeting the [***] criteria in the definition of Hit) from an independently performed screen by Vividion outside the Agreement and Directed To the Collaboration Target of such Reserved Program (“Reserved Program Research Activities”).

For example, if at the end of the Collaboration Term, Roche has initiated at least [***] Roche Programs and there exists [***] Reserved Programs (with Nomination Dates of [***] months after the Effective Date, respectively), then the Reservation Period for such Reserved Programs shall be

-	[***];

provided however, if Roche has not selected at least [***] Reserved Programs as Roche Programs within the [***] month period immediately following expiration of the Collaboration Term, and Vividion has started Reserved Program Research Activities for the [***] Reserved Program, then the Reservation Period for the corresponding Collaboration Target shall end upon such start of Reserved Program Research Activities.

Following the Reservation Period for a Reserved Program, if neither Party has selected such Reserved Program as Vividion Program or Roche Program, respectively, within its Reservation Period such Reserved Program shall be abandoned and Section 4.6.2 shall apply.

2.6	Duration

2.6.1

Collaboration Term Extensions. The Collaboration shall commence on the Effective Date and shall continue until the end of the Collaboration Term. The Parties may mutually agree to extend the Collaboration Term (e.g. for additional Targets in different disease areas) twice for a [***] extension, each extension to be agreed no later than [***] prior to the end of the then current Collaboration Term.

2.6.2

Work-in-Progress. [***] months prior to the expiration of the Collaboration Term (or as otherwise mutually agreed by the Parties), Vividion shall report to the JRC the status of its activities with respect to Collaboration Targets for which Vividion has not yet delivered a Validated Hit Data Package. The JRC shall mutually agree which activities can be progressed under the Collaboration such that a Validated Hit Data Package can be completed within [***] months after the expiration of the Collaboration Term (“WIP Term”), along with a proposed plan (including budget) for the conduct of activities, if any, to be conducted during the [***] months after the expiration of the Collaboration Term (“WIP Plan”). The activities included in the WIP Plan shall be designed to be (i) completed within the WIP Term within the bandwidth specified in the Collaboration Plan (e.g., if for a Collaboration Target it would take more than [***] months after expiry of the Collaboration Term to complete activities to generate a Validated Hit Data Package, then such Collaboration Target would not be worked on under the WIP Plan) and (ii) not reliant on obtaining certain results or technical success in order to be completed within such period. Vividion shall use Commercially Reasonable Effort to conduct such activities during the WIP Term in accordance with the JRC approved WIP Plan, and [***] all costs and expenses (including [***]) incurred by Vividion for such activities conducted after expiry of the Collaboration Term. Roche shall pay to Vividion its share of such costs and expenses within [***] days of completion of the WIP Term and receipt of an invoice therefor. Any Collaboration Target for which a Validated Hit Data Package is provided to Roche under the WIP Plan (“WIP Collaboration Program”) shall then be eligible to become a Nominated Program pursuant to Section 2.5.1.

2.6.3

For any Collaboration Target for which Vividion has not provided a Validated Hit Data Package prior to (a) the end of the Collaboration Term for Collaboration Target not subject to the WIP Plan or (b) [***] months after expiration of the Collaboration Term with respect to Collaboration Targets subject to the WIP Plan, (such expiration of the Collaboration Term, or [***] months thereafter, as applicable for a particular

Collaboration Target, the “Collaboration End Date”) Roche shall have the right to nominate a Nominated Program for such Collaboration Target to the extent a Hit Directed To such Collaboration Target has been identified in the Collaboration, and such Nominated Program shall include other Hits Directed To such Collaboration Target (provided that with respect to Covalent Degraders such Hits are Directed To the same E3 Ligase and use the same Roche Target Ligand). If Roche is interested in potentially exercising such right with respect to a Collaboration Target, Roche shall provide written notice to Vividion, within [***] Business Days after the applicable Collaboration End Date, of the Collaboration Targets for which it is so interested and thereafter Vividion shall promptly provide Roche with the information and data then in Vividion’s Control that would be included in the Validated Hit Data Package (the “then current and available Validated Hit Data Package”) on at least the most advanced Hit for such Collaboration Target (for clarity, Vividion shall not be obligated to conduct additional activities after the applicable Collaboration End Date to generate any such data or information). Roche shall exercise such right to nominate a Nominated Program for such a Collaboration Target by providing written notice within [***] days after the applicable Collaboration End Date and the delivery to Roche of the then current and available Validated Hit Data Package. Such Nominated Program shall be deemed selected as a Roche Program pursuant to Section 2.5.4 (i.e., Roche may not exercise such right to make such Nominated Program a Reserved Program) and the Roche Program Nomination Fee shall be payable pursuant to Section 13.4.1 with respect to such Roche Program.

2.7	Cost

Each Party shall be responsible for its own costs in the conduct of the Collaboration Plan other than as set forth in Section 2.6.2.

2.8	Progress Reports

At least quarterly during the Collaboration Term, Vividion shall prepare and provide to the JRC a written report (which may be in the form of a slide presentation) summarizing the progress of the work performed by Vividion in the course of the Collaboration during the preceding Calendar Quarter.

Through the JRC, Roche may request that Vividion provides more detailed information and data regarding the updates earlier provided, and Vividion shall promptly provide the requesting Party with information and data to the extent identified in the Collaboration Plan to be exchanged between the Parties as is reasonably available and Controlled by Vividion. Promptly upon expiration of the Collaboration Term, Vividion shall provide a final written report (which may be in the form of a slide presentation) summarizing its activities under the Collaboration Plan and results thereof, to the extent not previously summarized in an earlier report. Upon Vividion’s request, to the extent Roche conducts activities under the Collaboration, Roche shall provide similar reports and updates. Vividion shall not be obligated under this Agreement to disclose to Roche any information comprising [***].

2.9	Records

Each Party shall maintain records of the Collaboration (or cause such records to be maintained) in sufficient detail and in good scientific manner as will properly reflect all work done and results achieved by or on behalf of such Party in the performance of the Collaboration. All laboratory notebooks (which may be in the form of an electronic database) shall be maintained for no less than the term of any Patents issuing therefrom.

2.10	Materials

Each Party will as a matter of course as described in the Collaboration Plan, the Preclinical Plan or the Clinical Plan upon the other Party’s reasonable written request, furnish to each other samples of Materials which constitute Know-How in such Party’s Control and are necessary for the other Party to carry out its responsibilities under the Collaboration Plan.

Each Party will use such Materials only pursuant to the Collaboration Plan, the Preclinical Plan, the Clinical Plan or otherwise in accordance with this Agreement or to exercise the rights granted to such Party pursuant to Section 4.6.2 or Section 5. Except with the prior written consent of the other Party, the Party receiving any such Materials will not distribute or otherwise allow the release of Materials to any Third Party, except for subcontracting or to Sublicensees in each case as permitted hereunder.

3.	Roche Program and Vividion Program

3.1	Roche Program

Upon nomination as a Roche Program pursuant to Section 2.5, Roche shall be solely responsible, at Roche’s cost and using Commercially Reasonable Efforts, to research, develop and commercialize Compounds and Products of such Roche Program. Roche will provide updates to Vividion pursuant to Section 9.2 (Development Updates) and Section 12.2 (Commercialization Updates).

3.2	Vividion Program

3.2.1	Conduct of a Vividion Program

3.2.1.1	Preclinical Plan; Conduct

Upon nomination as a Vividion Program pursuant to Section 2.5, Vividion shall within [***] days submit to the JRC for approval a Preclinical Plan of activities up to delivery of the CCS Data Package for such Vividion Program. Either Party may propose amendments to the Preclinical Plan from time-to-time. Any such amendments shall be subject to the approval by the JRC as set forth in Section 8.1.

Vividion shall, using Commercially Reasonable Efforts, be solely responsible, at [***] sole expense, for the development of Compounds until delivery of the CCS Data Package for such Vividion Program. The activities for a Vividion Program are described in a Preclinical Plan.

3.2.1.2	CCS Criteria; CCS Data Package

For each Vividion Program, after [***] months after selection as a Vividion Program (or such earlier time the JRC determines) the JRC shall review the CCS Criteria and required contents of the CCS Data Package to be delivered by Vividion for such Vividion Program and consider whether they should be amended for such particular Vividion Program. Any such amendment to the CCS Criteria and the required contents of the CCS Data Package shall be applicable for the particular Vividion Program under consideration and shall require the approval of the JRC. For clarity, the CCS Data Package would be established with the aim of providing information to evaluate whether the CCS Criteria have been achieved and shall not be required to contain information demonstrating that the CCS Criteria have been achieved.

Vividion shall provide the CCS Data Package to the JRC promptly after completion of the activities for such Vividion Program required to generate the documents, records, and reports required to be included in such CCS Data Package.

3.2.1.3	Roche Activities

Roche shall, as set forth in the Preclinical Plan, provide expertise to support advancements of Vividion Programs, such as information on useful cell lines and animal models and such information provided by Roche shall be considered Roche Know-How.

3.2.1.4	Termination; Extension

The JRC (by consensus only, with no escalation) may decide to terminate a Vividion Program, after which (a) if such termination is during the Collaboration Term, the Collaboration Target for such Vividion Program shall remain a Collaboration Target during the Collaboration Term and, at Vividion’s discretion, Vividion may continue activities under the Collaboration with respect to such Collaboration Target during the Collaboration Term to identify additional Validated Hits and propose Validated Hit Data Packages to Roche and the JRC for potential nomination as a Nominated Program, or (b) if such termination is after the Collaboration Term, the Collaboration Target for such Vividion Program shall cease to be a Collaboration Target, the Roche Option for such Vividion Program shall terminate and any rights granted by Roche to Vividion under this Agreement with respect to any Roche Target Ligand for such Collaboration Target shall terminate.

In addition, with respect to each Vividion Program, Vividion shall have the right beginning [***] months after such Vividion Program was selected as a Vividion Program pursuant to Section 2.5.4 or 2.5.6 to discontinue Vividion’s conduct of the Vividion Program on [***] months’ advance notice (a “Vividion Program Opt-Out”), which notice, for clarity may be provided as early as [***] months after such Vividion Program was selected as a Vividion Program. During such [***] month notice period, as requested by Roche, the Parties shall confer through the JRC regarding the progress made and results of the Vividion Program up to such point and if further requested by Roche prior to expiration of such [***] month period the discontinuation of such Vividion Program shall be escalated to the Senior Officers for discussion for [***] Business Days. The effective date of such Vividion Program Opt-Out shall be the expiration of such [***] month period, unless Roche requests escalation to the Senior Officers, in which case the effective date shall be the expiration of such [***] Business Day period, in each case to the extent Vividion does not withdraw such notice of a Vividion Program Opt-Out by notice thereof within such periods. After a Vividion Program Opt-Out, Roche shall have the right to exercise its Roche Option in accordance with Section 4.1, provided however if Roche exercises its Roche Option for such Vividion Program such Program shall be deemed a Roche Program rather than an Optioned Roche Program (e.g., Roche pays the milestones and royalties for a Roche Program rather than the milestones and royalties for an Optioned Roche Program); provided that Roche shall pay [***] US Dollars ($[***]) upon [***] instead of a [***] US Dollars ($[***]) option exercise fee under Section 13.6.

3.2.2	Vividion PoC Program

3.2.2.1	Preparation of Preclinical Plans and Clinical Plans and exercise of the Vividion PoC Option

Upon Roche’s exercise of its Option Right for a Vividion Program pursuant to Section 4.1 and in anticipation of Vividion’s exercise of the Vividion Option pursuant to Section 4.2, (other than in the case of (i) a Vividion Program Opt-Out or (ii) in the case Vividion does not have a Vividion Option or (iii) provides notice to Roche that it is not exercising the Vividion Option for such Optioned Roche Program), Vividion shall at the latest [***] Business Days after Roche’s exercise of its Option Right for a Vividion Program pursuant to Section 4.1 submit for approval (i) to the JRC a Preclinical Plan for activities up to Completion of the GLP Tox Study (“Vividion Draft Preclinical Plan”), and (ii) to the JDC a Clinical Plan for activities after the GLP Tox Study up to Completion of the PoC Study (“Vividion Draft Clinical Plan”). The JRC and JDC (as applicable) shall meet promptly after submission of the Vividion Draft Preclinical Plan and Vividion Draft Clinical Plan to discuss such draft plans and establish the Preclinical Plan for activities up to Completion of the GLP Tox Study and the Clinical Plan, as applicable. The Option Period for the Vividion Option for the respective Vividion Program shall be tolled until the final Preclinical Plan and Clinical Plan (including budgets therefor) have been established pursuant to Section 8.

The Vividion Draft Clinical Plan and Clinical Plan shall include an estimated number of subjects to be dosed with the applicable Product under such plan.

The Clinical Plan shall be updated and submitted for JDC approval upon Completion of the GLP Tox Study and whenever considered necessary by the JDC.

3.2.2.2	Conduct of a Vividion PoC Program

Vividion shall be solely responsible for the development, manufacture and supply of Compounds under such Vividion PoC Program and shall use Commercially Reasonable Efforts to conduct its activities under the Preclinical Plan and the Clinical Plan.

3.2.2.3	Termination of a Vividion PoC Program

The JRC (prior to Completion of the GLP Tox Study) or JDC (after Completion of the GLP Tox Study), in each case solely by consensus, may decide to terminate a Vividion PoC Program, after which Vividion shall promptly wind-down its activities under such Vividion PoC Program, the costs of which shall be shared [***] pursuant to PoC Cost Sharing, and the Collaboration Target for such Vividion PoC Program shall cease to be a Collaboration Target, the Roche PoC Option for such Vividion PoC Program shall terminate and any rights granted by Roche to Vividion under this Agreement with respect to any Roche Target Ligand for such Collaboration Target shall terminate.

3.2.2.4	Vividion PoC Program Opt-Out

With respect to each Vividion PoC Program, Vividion shall have the right to discontinue its conduct of a Vividion PoC Program (“Vividion PoC Program Opt-Out”) by providing written notice to Roche prior to [***] days after the JDC has approved the Clinical Plan as first updated after Completion of the GLP Tox Study for such Vividion PoC Program. The following shall apply upon delivery of such notice:

(a)	Roche shall have the right to exercise its Roche PoC Option in accordance with Section 4.3, provided however if Roche exercises its Roche PoC Option for such Vividion PoC

Program such Program shall be deemed an Optioned Roche Program rather than a Roche PoC Program (e.g., Roche pays a $[***] fee under Section 13.6 upon exercise of the Option Right instead of a $[***] option exercise fee under Section 13.7, and Roche pays the milestones and royalties for an Optioned Roche Program rather than the milestones and royalties for a Roche PoC Program).

(b)

If Roche so exercises the Roche PoC Option in such event, the Parties shall promptly determine a plan for the prompt transition of the continued conduct of such Vividion PoC Program by Roche as an Optioned Roche Program.

(c)

If Roche does not exercise the Roche PoC Option following a Vividion PoC Program Opt-Out, Vividion shall promptly wind-down its activities under such Vividion PoC Program, the costs of which shall be shared [***] by the Parties pursuant to PoC Cost Sharing.

3.2.3	PoC Cost Sharing

For each Vividion PoC Program, the Parties shall [***] share PoC Costs incurred by Vividion for the conduct of activities under the Preclinical Plan (to the extent incurred after provision of the applicable CCS Data Package) and Clinical Plan for a Vividion PoC Program, including for GLP-Tox Studies and the PoC Studies up to delivery of the PoC Data Package as described in the Financial Appendix (“PoC Cost Sharing”). If PoC Costs are exceeding [***] US Dollars ($[***]) for such program (all such costs in excess of $[***], the “Excess PoC Costs”), then at Vividion’s election Roche shall reimburse Vividion for all Excess PoC Costs (subject to the paragraph below). For clarity, Vividion shall decide to either pay [***] percent ([***]%) of Excess PoC Costs or no Excess PoC Costs, and shall not elect a different proportion of Excess PoC Costs.

The Preclinical Plan and Clinical Plan (and any amendment thereto) approved by the JRC or JDC, as applicable, by consensus (or by Roche exercising its final decision making authority) shall include a budget of PoC Costs for the conduct of the activities under such Preclinical Plan or Clinical Plan, as applicable (respectively, the “Preclinical Plan Budget” and “Clinical Plan Budget”). To the extent Roche amends the Preclinical Plan or Clinical Plan by exercising its final decision making authority to add additional activities, the budget in such plan for such additional activities shall be determined in the same manner and using the same assumptions as the budget set forth in the initial Preclinical Plan and Clinical Plan (e.g., the same costs per patient assumption should be used). The Parties shall share [***] PoC Costs incurred in excess of the Preclinical Plan Budget and Clinical Plan Budget, subject to Roche reimbursing all Excess PoC Costs, if applicable.

Following Roche’s exercise of the Roche PoC Option for such Vividion PoC Program, if Vividion exercises its Vividion Sharing Option and Vividion has elected to have Roche reimburse all Excess PoC Costs, Vividion shall pay to Roche [***] percent ([***]%) of such Excess PoC Costs by means of offsetting such amount from the Option Exercise Fee pursuant to Section 13.7.1 and, if necessary, the next corresponding future milestone payments for such Program. Vividion may, in its discretion from time-to-time elect to prepay any portion of such then-outstanding amounts upon written notice to Roche.

(b) If Roche does not exercise its Roche PoC Option for a Vividion PoC Program or if Vividion does not exercise its Vividion Sharing Option, then Vividion shall not be obligated to repay Roche any of the Excess PoC Costs.

3.2.4	Progress Reports

Vividion shall prepare and provide to the JRC or the JDC, as applicable, a detailed written report (which may be in the form of a slide presentation) summarizing the progress of the work performed by Vividion for a Vividion Program or a Vividion PoC Program, as applicable, during the preceding Calendar Quarter. Through the JRC or JDC, as applicable, Roche may request that Vividion provides more detailed information and data regarding the updates earlier provided, and Vividion shall promptly provide Roche with information and data generated under the Preclinical Plan or Clinical Plan Controlled by Vividion.

3.2.5	Records

Vividion shall maintain records of its activities under each Vividion Program or Vividion PoC Program, as applicable, (or cause such records to be maintained) in sufficient detail and in good scientific manner as will properly reflect all work done and results achieved by or on behalf of Vividion in the performance of the Preclinical Plan or the Clinical Plan, as applicable. All laboratory notebooks (which may be in the form of an electronic database) shall be maintained for no less than the term of any Patents issuing therefrom.

4.	Option Rights

4.1	Roche Option for a Vividion Program

With respect to each Vividion Program, Roche shall have the exclusive option right at the Delivery Date of the CCS Data Package (or upon a Vividion Program Opt-Out, if earlier) to obtain the exclusive license set forth in Section 5.2.1.2 for such Vividion Program to which the option pertains (“Roche Option”).

Roche shall have the right to exercise the Roche Option for a Vividion Program by providing notice thereof to Vividion within the Roche Option Period for such Vividion Program, even if not all CCS Criteria are met.

The term “Roche Option Period” shall mean, with respect to a Vividion Program, the period starting on the Delivery Date of the CCS Data Package for a Compound of such Vividion Program (or, if earlier, the effective date of a Vividion Program Opt-Out for such Vividion Program) and ending [***] months thereafter.

If Roche exercises the Roche Option for a Vividion Program by providing an Option Exercise Notice within the Roche Option Period, Roche shall have on the Selection Effective Date the exclusive license set forth in Section 5.2.1.2 (unless Vividion exercises the Vividion Option for such Vividion Program) and such Vividion Program is deemed an Optioned Roche Program (“Optioned Roche Program”) and no longer a Vividion Program.

4.2	Vividion Option for Optioned Roche Program

4.2.1	Vividion Option, Vividion Switch and Roche Switch

Subject to the Roche Switch and the Vividion Switch, for the second Optioned Roche Program and fourth Optioned Roche Program, Vividion shall have the exclusive option right to develop such Optioned Roche Program until delivery of the PoC Data Package (“Vividion Option”).

Notwithstanding the foregoing, (a) subject to the Vividion Switch, Roche shall have a one-time right to declare that the Vividion Option shall be applicable to the [***] (the “Roche Switch”) by providing to Vividion written notice thereof together with the Option Exercise Notice for the first Optioned Roche Program and (b) Vividion shall have a one-time right (i) if Roche exercises the Roche Switch, to declare that the Vividion Option shall be applicable either to the [***] by providing written notice thereof to Roche within [***] days after its receipt of notice from Roche of the Roche Switch and (ii) if Roche does not exercise the Roche Switch, to declare that the Vividion Option shall be applicable to the [***] by providing to Roche written notice thereof within [***] days after receipt of the Option Exercise Notice for the second Optioned Roche Program ((i) or (ii) as applicable, the “Vividion Switch”).

For illustration, the following scenarios for Vividion Options are possible

Scenario	Vividion Option
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

For clarity, the [***].

Vividion must exercise the Vividion Option by providing written notice thereof to Roche within [***] days after the initial Preclinical Plan and initial Clinical Plan (including the budgets) for the Program is approved by the JRC (or established by Roche by exercising its final decision making authority). If Vividion exercises the Vividion Option, such Optioned Roche Program is converted to and shall be referred to as a “Vividion PoC Program” and Roche shall have the Roche PoC Option pursuant to Section 4.3.

Notwithstanding anything to the contrary, any Nominated Program for the Collaboration Target [***], regardless of when and in what order such Program becomes an Optioned Roche Program. Such Program becoming an Optioned Roche Program (or a Vividion PoC Program) shall not affect whether Vividion has the Vividion Option for other Optioned Roche Programs (i.e., the determination of whether an Optioned Roche Program is the [***] for purposes of determining whether Vividion shall have the Vividion Option shall be determined without taking into consideration any Optioned Roche Program for the Collaboration Target [***]), provided however that Vividion shall not have the right to exercise more than [***] Vividion Options (including [***]), unless there have been at least [***] Optioned Roche Programs that have not converted into a Vividion PoC Program.

4.2.2	PoC Opt-In after GLP Tox

If Vividion does not exercise the Vividion Option for an Optioned Roche Program after providing a Vividion Draft Preclinical Plan and Vividion Draft Clinical Plan for such Optioned Roche Program pursuant to Section 3.2.2, the following shall apply:

(a) Upon Completion of the GLP Tox Study for such Optioned Roche Program, Roche shall provide Vividion its plan and budget for the conduct of clinical research and development activities Roche plans to conduct through the Completion of the last Clinical Study prior to a Pivotal Study for Compounds and Products for such Optioned Roche Program, which plan shall be prepared by Roche in good faith and conform to the plan and budget that Roche uses internally for planning and budgeting purposes (a “Roche PoC Clinical Plan”). Roche shall provide an updated Roche PoC Clinical Plan if Roche’s internal plans change prior to Initiation of the first Clinical Study under such Optioned Roche Program.

(b) Together with the Roche PoC Clinical Plan, Roche shall provide to Vividion an accounting of Development Costs incurred by Roche for such Optioned Roche Program since exercise of the Roche Option for such Optioned Roche Program (“Prior Roche PoC Costs”).

(c) Vividion shall have the right, by providing written notice within [***] days after its receipt of a Roche PoC Clinical Plan, to opt in to sharing Roche’s PoC Costs (mutatis mutandis) incurred in accordance with such Roche PoC Clinical Plan. If Vividion so opts in, then:

(i) Vividion shall pay Roche [***] percent ([***]%) of the Prior Roche PoC Costs for such Optioned Roche Program within [***] months after providing such notice to so opt-in.

(ii) Roche shall conduct the activities under and in accordance with the Roche PoC Clinical Plan, as may be amended, and the Clinical Plan, as may be amended;

(iii) the Parties shall share [***] the PoC Costs (mutatis mutandis) incurred by Roche for the conduct of activities under the Roche PoC Clinical Plan, as may be amended (subject to Vividion’s decision whether or not to share Excess PoC Costs pursuant to Section 3.2.3)

(iv) Roche shall provide Vividion progress reports and information and data pursuant to Section 3.2.4 and Section 4.7 mutatis mutandis;

(v) Upon completion of the Clinical Study(ies) in such Roche PoC Clinical Plan, Roche shall submit to Vividion a data package (“Roche PoC Data Package”) containing the set of documents, reports, records and reports that would be required in a PoC Data Package had Vividion conducted activities under a Clinical Plan for such Optioned Roche Program;

(vi) Such Optioned Roche Program shall thereafter be deemed a Roche PoC Program for purposes of determining milestones and royalties payable on Products for such Program and Roche shall pay to Vividion [***] US Dollars ($[***]) if Vividion exercises its Vividion Sharing Option or [***] US Dollars ($[***]) if Vividion does not exercises its Vividion Sharing Option (i.e., the difference between the option exercise fee for exercising the Roche PoC Option and the option exercise fee for exercising the Roche Option) upon [***] for a Product for such Program; and

(vii) Vividion shall have the right to exercise its Vividion Sharing Option with respect to such Program as if such Program was a Roche PoC Program, provided that it may exercise such Vividion Sharing Option within [***] days after the later of Roche providing the Roche PoC Data Package and Roche providing Vividion the initial Development Plan for such Program (after delivery of the draft Development Plan). Roche shall deliver to the JDC for review a draft Development Plan for such Program within [***] months after providing the Roche PoC Data Package. Such Development Plan shall be prepared by Roche in good faith and conform to the plan and budget that Roche uses internally for planning and budgeting purposes.

4.3	Roche PoC Option for a Vividion PoC Program

With respect to each Vividion PoC Program, Roche shall have the exclusive option right to obtain the exclusive license set forth in Section 5.2.1.3 for such Vividion PoC Program to which the option pertains (“Roche PoC Option”). Together with the delivery of the PoC Data Package, Vividion shall declare its non-binding intent to exercise the Vividion Sharing Option pursuant to Section 4.4.

Within three [***] after either (i) the Delivery Date of the PoC Data Package for a Compound of a Vividion PoC Program or (ii) notice of the Vividion PoC Program Opt-Out for such Vividion PoC Program (“Roche PoC Option Period”), Roche shall have the right to exercise the Roche PoC Option for such Vividion PoC Program by providing to Vividion written notice thereof within the Roche PoC Option Period. For clarity, the PoC Data Package for a Compound of a Vividion PoC Program may be delivered by Vividion and Roche may also exercise the Roche PoC Option thereafter during the Roche PoC Option Period, even if not all PoC Criteria are met.

If Vividion has declared its intent (e.g., by communication at the JDC or, as requested by Roche, by written notice to Roche) to exercise the Vividion Sharing Option for a Vividion PoC Program, then together with the Option Exercise Notice of the Roche PoC Option for such Vividion PoC Program, Roche shall deliver to the JDC for review and discussion an initial Development Plan, which shall include a budget for the Allowable Development Expenses as described in the Financial Appendix. Such Development Plan shall be prepared by Roche in good faith and conform to the plan and budget that Roche uses internally for planning and budgeting purposes.

If Roche exercises the Roche PoC Option for a Vividion PoC Program within the Roche PoC Option Period, such Vividion PoC Program is deemed a Roche PoC Program and Roche shall have on the Selection Effective Date the license set forth in Section 5.2.1.3 (“Roche PoC Program”), in each case unless Vividion exercises the Vividion Sharing Option.

4.4	Vividion Sharing Option

With respect to the first Product developed under each Vividion PoC Program, Vividion shall have the right to participate in (i) the Development Cost Sharing as set forth in Section 9.3, and (ii) the Profit and Loss Sharing in the US (“Vividion Sharing Option”), provided however that Vividion can only exercise its Vividion Sharing Option with respect to a Vividion PoC Program once for (i) and (ii) and not individually (i) or (ii).

Vividion may exercise a Vividion Sharing Option by providing notice to Roche thereof within [***] days after the Option Exercise Notice (and JDC approval of the initial Development Plan) for the Roche PoC Option. Such first Product shall be considered a Shared Product and the program therefor a “Shared Program” and any other Product under the Vividion PoC Program shall be considered a Roche PoC Product and the milestones and royalties for a Roche PoC Product under the respective Licensed Program shall apply.

[***].

4.5	E3 Module Option

4.5.1	E3 Module Option

With respect to each E3 Module, excluding those directed to Excluded E3 Ligases, for which Vividion delivers an E3 Module Data Package, during the Collaboration Term, Roche shall have the exclusive option right during the Collaboration Term to obtain the license as set forth in Section 5.2.3 to which the option pertains (“E3 Module Option”).

Roche has the right to exercise an E3 Module Option within [***] months after the Delivery Date of the respective E3 Module Data Package (“E3 Module Option Period”), unless mutually extended by agreement of the Parties, by providing an Option Exercise Notice to Vividion within such E3 Module Option Period.

If (i) Roche conducts research or development on a compound that (a) is not a Compound for which it has a license under Section 5.2.1 or 5.2.2, (b) comprised of a moiety directed to the E3 Ligase of such E3 Module, and (c) such compound also binds to a Covalent Degrader Target for which Vividion has provided Roche a Validated Hit Data Package, and (ii) [***] occurs with respect to such compound meeting all of the criteria of (i) within [***] years after Roche’s exercise of the E3 Module Option for such E3 Module (such compound, “Other E3 Compound”), then Roche shall provide notice to Vividion upon [***] for such Other E3 Compound and in addition to any amounts owed with respect to exercise of the E3 Module Option, Roche shall pay to Vividion [***] US Dollars ($[***]) upon such [***] and the amounts set forth in Sections 13.8, 13.11.1 and 13.12 shall be due with respect to any product containing such Other E3 Compound (or a Derivative (mutatis mutandis) thereof) as would be due for a Product under a Roche Program.

4.5.2	Initial Vividion E3 Ligase

Notwithstanding Sections 4.5.1 and 5.2.3:

4.5.2.1	[***];

4.5.2.2	[***];

[***];

4.5.2.3	[***];

4.5.2.4	If Roche exercises the E3 Module Option, Roche shall have on the Selection Effective Date the license set forth in Section 5.2.3 for the applicable E3 Module.

4.6	Option Not Exercised

4.6.1	Consequences

If a Party does not exercise an Option Right under this Section 4 within the respective Option Period, then the Option Right will automatically expire and the Party not exercising the Option Right will no longer have any rights hereunder thereto, subject to this Section 4.6.

4.6.2	Sole Vividion Programs

If Roche does not exercise the Roche Option for a Vividion Program or the Roche PoC Option for a Vividion PoC Program, then (a) the Roche Option for such Vividion Program or Vividion PoC Program, as applicable, will automatically terminate, and such Vividion Program or Vividion PoC Program, as applicable, shall cease to be a Vividion Program or Vividion PoC Program, respectively, (b) (unless there is another Nominated Program for a Covalent Degrader Target either utilizing a different E3 Ligase or a different Roche Target Ligand) the Collaboration Target for such Program shall cease to be a Collaboration Target and (c) Vividion shall have the right to research, develop, register, use, make, have made, import, export, market, distribute, and sell compounds and products (including Compounds and Products), in each case Directed To the Collaboration Target for such Vividion Program or Vividion PoC Program (“Sole Vividion Program”), subject to the remainder of this Section 4.6.2. For clarity, if for a Collaboration Target Vividion provides a Proposed Target Nomination Notice pursuant to Section 2.5.1.1 and Roche does not provide a Target Nomination Notice then clauses (b) and (c) above and the remainder of this Section 4.6.2 shall be applicable to such Collaboration Target.

With respect to Sole Vividion Program(s):

Effective upon such Program becoming a Sole Vividion Program (“Sole Vividion Program Effective Date”):

(i)

Roche grants (subject to HSR Filing if Vividion determines an HSR Filing is necessary) to Vividion an exclusive, sublicensable (through multiple tiers) license under Roche Patents existing as of the grant of the license (including any Patents claiming priority to or common priority with such Roche Patents) and Roche Know-How actually disclosed to Vividion under the Agreement, including Roche’s interest in the Joint Patents to the extent reasonably necessary to allow Vividion, its Affiliates or (sub)licensees to research, have researched, develop, have developed, register, have registered, use, have used, make, have made, import, have imported, export, have exported, market, have marketed, distribute, have distributed, sell and have sold compounds and products, in case of a Covalent Degrader, containing such Roche Target Ligand (or Derivatives thereof and Section 1.37 shall apply mutatis mutandis), in each case Directed To the Target (i.e., the former Collaboration Target) for such Sole Vividion Program, in the Field in the Territory; and

(ii)	With respect to Covalent Degraders, Vividion shall pay a royalty on worldwide annual Net Sales of RTL Products sold by Vividion, its Affiliates or sublicensees as follows:

Tier of calendar year Net Sales in million US$	Roche does not exercise Roche Option for a Vividion Program - Percent (%) of annual Net Sales	Roche does not exercise Roche PoC Option for a Vividion PoC Program and No Achievement of PoC—Percent (%) of annual Net Sales	Roche does not exercise Roche PoC Option for a Vividion PoC Program and Achievement of PoC - Percent (%) of annual Net Sales
≤ [***]	[***]	[***]	[***]
> [***] and ≤ [***]	[***]	[***]	[***]
> [***]	[***]	[***]	[***]

The term “Achievement of PoC” shall mean, with respect to a Vividion PoC Program, achieving [***] in the conduct of such Vividion PoC Program. For clarity, if no Clinical Study having [***] has been Completed within such Vividion PoC Program then Achievement of PoC has not occurred.

(iii)	With respect to Covalent Inhibitors, Vividion shall pay a flat royalty on worldwide annual Net Sales of RTL Products sold by Vividion, its Affiliates or sublicensees as follows:

Roche does not exercise Roche Option for a Vividion Program—Percent (%) of annual Net Sales	Roche does not exercise Roche PoC Option for a Vividion Program and No Achievement of PoC - Percent (%) of annual Net Sales	Roche does not exercise Roche PoC Option for a Vividion PoC Program andPoC Achievement of PoC - Percent (%) of annual Net Sales
[***]	[***]	[***]

For purposes of this Section 4.6.2, the definition of “Sales” and “Net Sales,” and Sections 13.12.1, 13.12.3 through 13.12.8, 14.1, 14.7 and 16 shall [***] and, solely for such purpose, each reference in each such Section (and any related definitions) to (a) Roche shall be deemed to be a reference to Vividion, and (b) a Sublicensee shall be deemed to be a reference to a licensee or sublicensee of Vividion or its Affiliates of an RTL Product.

“RTL Product” shall mean any Product that either (A) contains the Roche Target Ligand or (B) is Covered by a composition of matter claim (Section 1.24 shall apply mutatis mutandis) of a Roche Patent or of a Joint Patent licensed to Vividion pursuant to clause (i) above in this Section 4.6.2.

(iv)

Vividion shall use Commercially Reasonable Efforts (with references to Roche in the definition thereof deemed to be references to Vividion) to develop and commercialize the Sole Vividion Programs for Covalent Degrader Targets. Vividion shall be deemed to use Commercially Reasonable Efforts with respect to a given Sole Vividion Program when at least one product is developed and commercialized within such Sole Vividion Program within at least one indication. The Sole Vividion License Agreement shall include the right of Roche to terminate the Vividion Sole License Agreement for a product for a Covalent Degrader Target, if Vividion is not developing or commercializing a product for such Covalent Degrader Target.

(v)

If Roche wishes to partner with Vividion on a Sole Vividion Program or a compound under the Sole Vividion Program, Roche shall inform Vividion and if the Parties agree the Parties will discuss in good faith if they wish to enter into discussions for a potential transaction relating to a Sole Vividion Program (or a compound of a Sole Vividion Program).

4.6.3

Within [***] days after the Sole Vividion Program Effective Date, the Parties shall discuss in good faith a license agreement that contains the terms of Section 4.6.2 and other customary terms for the Sole Vividion Program in question and potential other Sole Vividion Programs to document the rights and obligations herein with respect to such Sole Vividion Program (“Sole Vividion License Agreement”). For clarity, unless and until such a Sole Vividion License Agreement is entered into for (or amended to include) a Sole Vividion Program, Section 4.6.2 (and other terms and conditions of the Agreement) shall be applicable.

4.6.4	Vividion Sharing Option

If Vividion does not exercise the Vividion Sharing Option, the Product is not a Shared Product but a Roche PoC Product and the milestones and royalties for a Roche PoC Product shall apply.

4.6.5	E3 Module Option

If Roche does not exercise the E3 Module Option for an E3 Module within the E3 Module Option Period, Roche shall not have any rights to such E3 Module and Vividion and its Affiliates shall be free to use, grant rights to or disclose (including the structure of) such E3 Module (or components thereof or corresponding E3 Ligase or E3 Ligase Engagers) for any purpose and authorize Third Parties to do the same.

4.7	Information Sharing for Option Rights

In addition to any data and information sharing through the JRC and JDC, as applicable, after the receipt of the respective Option Data Package and for the remainder of the Option Period with respect to such Option Data Package, (i) Roche shall have the right to perform reasonable due diligence with respect to such Option Data Package and the applicable Compounds and Products and Shared Products, and (ii) representatives of Roche shall have the opportunity to ask questions of and receive answers from representatives of Vividion related to the work that has been conducted and the data that have been generated with respect to such Option Data Package and the applicable Compounds and Products and Shared Products. Vividion shall respond to Roche’s inquiries in a timely fashion and shall promptly provide requested information regarding such Compounds and Products and Shared Products within the Vividion Patent Rights and Know-How for Roche to evaluate such Option Data Package.

4.8	Completion of Incomplete Data Packages

Promptly upon delivery of an Option Data Package or Validated Hit Data Package (each, a “Data Package”), Roche shall review such Data Package for completeness and if such Data Package is not complete it shall prepare and provide to Vividion a list identifying all items missing from such Data Package within [***] Business Days of Vividion’s delivery of such Data Package. To the extent the Data Package is not complete and Roche delivers such list of missing items within such time period pursuant to this Section 4.8, the “Delivery Date” for such Data Package shall mean the date Vividion re-delivers an updated version of such Data Package with such missing items and otherwise the “Delivery Date” shall mean the original date Vividion delivered the Data Package to Roche. If there is a dispute about whether a Data Package is complete, such dispute shall be resolved pursuant to Section 24.4(Expedited Resolution).

4.9	Inspection Right

With respect to each Vividion Program and Vividion PoC Program, upon Roche’s reasonable request, Roche shall have the right, one time prior to exercising its Option Right to (i) conduct an inspection (including a cGMP audit, as appropriate) of Vividion’s manufacturing site at Vividion and (ii) participate with Vividion in any inspection (including a cGMP audit) that Vividion conducts of Vividion’s manufacturing sites at a CRO’s facility, for the Compound, subject to confidentiality obligations. The Parties shall reasonably cooperate to schedule such inspection consistent with Vividion’s right to conduct such inspections of a CRO’s facility. To the extent that Vividion does not have the right to permit Roche to participate in such inspection, Vividion shall cooperate in good faith to exercise its right to conduct an inspection of such facility in a manner sufficient to Roche.

4.10	Transfer following Option Right Exercise

Following an Option Right exercise (other than exercise of the Roche Option if Vividion exercises its Vividion Option), the JRC or JDC, as applicable, will establish a Transfer Plan and the Parties will conduct the Transfer Activities with respect to the Compound(s) for which the Option Right has been exercised.

5.	Licenses

5.1	Research License

Each Party grants to the other Party during the Collaboration Term a non-exclusive right and license under Know-How and Patent Rights Controlled by such Party (i.e., Vividion Patents and Vividion Know-How or Roche Patents and Roche Know-How, respectively) solely to enable the other Party to perform the activities assigned to it under the Collaboration Plan, the Preclinical Plan and the Clinical Plan under this Agreement, but excluding Vividion Core Platform Technology.

5.2	Commercial License

5.2.1	License to Products

5.2.1.1	Roche Program

With respect to each Roche Program, upon selection of such Roche Program as a Roche Program pursuant to Section 2.5.4 or 2.5.6 and on the Selection Effective Date, Vividion hereby grants Roche, with respect to such Roche Program, an exclusive (even as to Vividion) license under the Vividion Patents and Vividion Know-How and its interest in the Joint Patents and Joint Know-How, in each case for such Roche Program, including the right to sublicense through multiple tiers solely as provided in Sections 5.3.1 and 5.3.2, to research, have researched, develop, have developed, register, have registered, use, have used, make, have made, import, have imported, export, have exported, market, have marketed, distribute, have distributed, sell and have sold Compounds and Products, in each case Directed To the Collaboration Target for such Roche Program, in the Field in the Territory.

5.2.1.2	Optioned Roche Program

With respect to each Optioned Roche Program, Vividion hereby grants Roche, with respect to such Optioned Roche Program and on the Selection Effective Date, an exclusive (even as to Vividion) license under the Vividion Patents and Vividion Know-How and its interest in the Joint Patents and Joint Know-How, in each case for such Optioned Roche Program, including the right to sublicense solely as provided in Sections 5.3.1 and 5.3.2, to research, have researched, develop, have developed, register, have registered, use, have used, make, have made, import, have imported, export, have exported, market, have marketed, distribute, have distributed, sell and have sold Compounds and Products, in each case Directed To the Collaboration Target for such Optioned Roche Program, in the Field in the Territory.

5.2.1.3	Roche PoC Product

With respect to each Roche PoC Product, Vividion hereby grants Roche, with respect to such Roche PoC Product and on the Selection Effective Date an exclusive license (even as to Vividion), under the Vividion Patents and the Vividion Know-How and its interest in the Joint Patents and Joint Know-How, in each case for such Roche PoC Product, including the right to sublicense solely as provided in Sections 5.3.1 and 5.3.2, to research, have researched, develop, have developed, register, have registered, use, have used, make, have made, import, have imported, export, have exported, market, have marketed, distribute, have distributed, sell and have sold Compounds and Products, in each case Directed To the Collaboration Target for such Roche PoC Product, in the Field in the Territory.

5.2.2	License to Shared Products

With respect to each Shared Product, Vividion hereby grants Roche, with respect to such Shared Product and on the Selection Effective Date, an exclusive license (even as to Vividion), under the Vividion Patents and the Vividion Know-How and its interest in the Joint Patents and Joint Know-How, in each case for such Shared Product, including the right to sublicense solely as provided in Sections 5.3.1 and 5.3.2, to research, have researched, develop, have developed, register, have registered, use, have used, make, have made, import, have imported, export, have exported, market, have marketed, distribute, have distributed, sell and have sold Compounds and Shared Products, in each case Directed To the Collaboration Target for such Shared Product in the Field in the Territory.

5.2.3	E3 Module License

With respect to each E3 Module, upon Roche’s exercise of the E3 Module Option for a given E3 Module and on the Selection Effective Date, Vividion grants Roche a Co-Exclusive license under the Vividion E3 Patents and Vividion E3 Know-How, and its interest in the Joint Patents and Joint Know-How, to use such E3 Modules for [***] (“E3 Field”). Roche shall have the right to grant sublicenses with regards to Bifunctional Degrader Compound developed in whole or in part by Roche or its Affiliate (but not the E3 Module or components thereof separately from such Bifunctional Degrader Compounds) solely as provided in Section 5.3.1 and 5.3.2, to research, have researched, develop, have developed, register, have registered, use, have used, make, have made, import, have imported, export, have exported, market, have marketed, distribute, have distributed, sell and have sold Bifunctional Degrader Compounds discovered by Roche or its Affiliates in the Field in the Territory. Notwithstanding the foregoing, no right or license is granted to Roche hereunder with respect to any E3 Ligase Engager that is first discovered, identified or acquired by Vividion or its Affiliate after the end of the Collaboration Term.

“Bifunctional Degrader Compound” shall mean, with respect to an E3 Module, [***].

“Co-Exclusive” for purposes of the foregoing license means, on an E3 Ligase Engager-by-E3 Ligase Engager basis, that until the earlier of [***], Vividion shall not grant a license to a Third Party to use such E3 Ligase Engager for such E3 Module in the E3 Field separately from a Bifunctional Degrader Compound developed in whole or in part by Vividion or its Affiliates. For clarity, Vividion and its Affiliates shall have the right to (i) use and exploit such E3 Ligase Engager for such E3 Module in the E3 Field and (ii) to authorize Third Parties to research, have researched, develop, have developed, register, have registered, use, have used, make, have made, import, have imported, export, have exported, market, have marketed, distribute, have distributed, sell and have sold Bifunctional Degrader Compounds discovered by Vividion or its Affiliates in the Field in the Territory. This Section 5.2.3 does not restrict Vividion or its Affiliates from using or exploiting an E3 Module outside the E3 Field or authorizing a Third Party to do so.

5.2.4	No Other Rights

Except for the rights expressly granted under this Agreement, no right, title, or interest is granted hereunder by implication, estoppel, reliance, or otherwise, by a Party to the other Party, and all property rights not specifically granted herein are reserved to the owner thereof. For clarity, the Parties agree that nothing in Section 4.6.2 or this Article 5 shall be deemed to grant to the other Party a right or license to (i) any active pharmaceutical ingredient other than the Compounds and Products in each case that are Directed To (a) in the case of Roche, the Collaboration Target of a Roche Program or Directed To a Collaboration Target for which Roche has exercised an Option Right or (b) in the case of Vividion, the Collaboration Target for a Sole Vividion Program, and which in each case of this clause (i) are not Directed To any other Target (except, in the case of a Covalent Degrader, the corresponding E3 Ligase), or (ii) any targeting or binding moiety other than an E3 Ligase Engager within an E3 Module for which Roche exercised the E3 Module Option (i.e., those E3 Ligase Engagers identified in the corresponding E3 Module Data Package). Nothing in this Agreement grants Roche any rights to any Know-How or Patents that are licensed to Vividion under the Scripps License.

5.3	Sublicense

5.3.1	Right to Sublicense to its Affiliates

Roche and Vividion shall have the right to grant sublicenses to its Affiliates (through multiple tiers), and, with respect to Roche, to Chugai if Chugai is an Affiliate under this Agreement, under its rights granted under Section 5.2 without prior approval of the other Party. If a Party grants such a sublicense, such Party shall ensure that all of the applicable terms and conditions of this Agreement shall apply to the Affiliate to the same extent as they apply to such Party for all purposes. Such Party assumes full responsibility for the performance of all obligations and observance of all terms so imposed on such Affiliate and shall itself account to such Party for all payments due under this Agreement by reason of such sublicense.

5.3.2	Right to Sublicense to Third Parties

5.3.2.1

Roche Programs. Roche and its Affiliates shall have the right to grant written sublicenses to non-Affiliate entities (through multiple tiers) under its rights granted under Section 5.2.1.1 without prior approval of Vividion.

5.3.2.2

Optioned Roche Programs; Roche PoC Programs; Shared Programs. Prior to the first Commercial Sale of a respective Product for an Optioned Roche Program, Roche PoC Program or Shared Product, as applicable, Roche and its Affiliates shall have the right to grant to a Third Party rights, including under its rights granted under Sections 5.2.1.2, 5.2.1.3 and 5.2.2, to develop or commercialize Compounds and Products only if Vividion has declined its interest to develop and commercialize such Compounds or Products, such decline to be made within [***] days after receipt of Roche’s notice specifying its intent to sublicense by providing notice to Roche that Vividion would not provide a Continuation Election Notice if Roche terminated this Agreement with respect to such Optioned Roche Program, Roche PoC Program or Shared Program, as applicable, on a worldwide basis. The foregoing shall not prevent Roche from granting a Third Party the right to use Compounds and Products developed wholly by Roche and supplied by Roche to the Third Party solely for the purpose of conducting a Clinical Study on a Combination Product that includes such Compound and/or Product and such Third Party’s own product. After First Commercial Sale of a Product for an Optioned Roche Program, Roche PoC Program or Shared Product, Roche shall only grant to a Third Party rights to Commercialize a Product for an Optioned Roche Program, Roche PoC Program or Shared Product in a Major Market with Vividion’s prior written consent, such consent to be withheld only if Vividion would pursue development and commercialization of a Product for such Optioned Roche Program or Roche PoC Program or Shared Product (i.e., it would provide a Continuation Election Notice if Roche terminated this Agreement with respect to such Optioned Roche Program, Roche PoC Program or Shared Program for such Major Market); provided however the foregoing shall not prevent Roche from granting Third Parties sublicenses outside the Major Markets pursuant to the terms of this Section 5.3 and to co-promote a Product for an Optioned Roche Program, Roche PoC Program or a Shared Product in a Major Market as long as Roche books all sales of such Product or Shared Product in the Major Market.

5.3.2.3

Applicable to all Sublicensees. Roche shall ensure that each Sublicensee is bound by (and each grant of a sublicense or other right to a Product, Compound or Bifunctional Degrader Compound is pursuant to) a written agreement consistent with, and subject to, the terms and conditions of the Agreement. Roche shall be responsible for the performance of any Sublicensee and the payment of all amounts due hereunder, and for all other obligations of its Sublicensees under the Agreement as if such obligations were those of Roche. The grant of any such sublicense or rights under any Compound or Product shall not relieve Roche of its obligations under this Agreement, except to the extent they are satisfactorily performed by any such Sublicensee(s). Roche shall provide Vividion notice promptly after the signature of an agreement with a Sublicensee (or amendment or termination thereof) informing Vividion of the identity of the Sublicensee and a summary of the rights granted to such

Sublicensee with respect to Compounds, Products or Bifunctional Degrader Compound.

5.3.3	Right to Subcontract

Each Party shall have the right to subcontract the work performed by it under this Agreement without prior approval of the other Party.

The JRC and the JDC, as applicable, shall discuss the use by Vividion of CROs for the performance of a Clinical Study and Vividion shall use a CRO recommended by the JRC or JDC, as applicable, that is either listed in Appendix 1.35 or otherwise approved by Roche (such approval not be unreasonably withheld, conditioned or delayed). Roche shall have the right to update the list of CROs set forth on Appendix 1.35 by informing the JRC or JDC, as applicable, in the event that Roche determines in good faith using Roche’s compliance criteria that such CRO is incapable of or unsuitable for performing activities under this Agreement, provided that Roche may not delete any CROs from the list on Appendix 1.35 if any activities are being conducted or expected to be conducted by such CRO(s) pursuant to a written agreement at the time of such update and Vividion shall use Commercially Reasonable Efforts to change the CRO if Roche deleted such CRO from the Appendix 1.35. At the request of Vividion, Roche shall explain at the JRC or JDC, as applicable, the basis for its determination to delete any CRO.

Each subcontract shall be consistent with the term and conditions of this Agreement. The subcontracting Party shall remain responsible, at its cost, for and shall ensure that each subcontractor complies with the terms and conditions of this Agreement.

5.4	Excluded Affiliates

Notwithstanding anything to the contrary in this Section 5.4 or elsewhere in this Agreement, no licenses or rights are granted to Vividion under any information, data, proprietary materials and/or other intellectual property rights whether or not patentable that are owned or controlled by [***], such data, information, proprietary materials and/or other intellectual property rights shall not be excluded from licenses or rights granted to Vividion as a result of this Section 5.4.

5.5	Cysteine Reactive Groups

Vividion owns certain Cysteine Reactive Groups and Know-How pertaining thereto. Vividion shall not disclose Cysteine Reactive Groups and Know-How pertaining thereto, unless requested by Roche or otherwise required under this Agreement. If information on the structure of a molecule containing a Cysteine Reactive Group (other than a Roche Cysteine Reactive Group) is disclosed to Roche in connection with the Collaboration, a Program or an E3 Module, Roche shall not generate, develop or otherwise use other covalently reacting compounds containing such Cysteine Reactive Group other than for Compounds and Products under the licenses granted under this Article 5 for a time period that is the shorter of (i) a [***] months from the date of disclosure, or (ii) until the publication of the structure of the Cysteine Reactive Group and a description of its use as an electrophile for the purpose of reacting with a cysteine thiol on a Target. The term “Cysteine Reactive Groups” shall mean [***]. The term “Roche Cysteine Reactive Group” shall mean [***].

6.	Exclusivity

6.1	Collaboration Term; Term of Vividion Activities

With respect to a given Collaboration Target, Vividion shall work exclusively with Roche (i) [***] and/or (ii) [***].

6.2	Roche Programs; Optioned Roche Program

For each Roche Program, or Optioned Roche Program, Vividion shall continue to work exclusively with Roche with respect to the Collaboration Target for such Roche Program or Optioned Roche Program, respectively, [***], as applicable (subject to Section 6.5).

6.3	Roche PoC Program; Shared Program

For each Roche PoC Program or Shared Program, Vividion shall continue to work exclusively with Roche with respect to the Collaboration Target for such Roche PoC Program or Shared Program, respectively, until [***].

6.4	Scope of Exclusivity

For purposes of the foregoing, to “work exclusively with Roche” means that Vividion shall not develop or commercialize a small molecule that is [***] (a “Collaboration Target Inhibitor”). Notwithstanding the foregoing:

(a) Vividion shall not be restricted from (i) conducting development activities with a product that is not a Collaboration Target Inhibitor (“Other Product”), in combination with a Third Party agent that is a Collaboration Target Inhibitor, or (ii) promoting, distributing, marketing, obtaining Regulatory Approval for or selling an Other Product for use in combination with a Collaboration Target Inhibitor sold by a Third Party; provided, in each such case, that Vividion does not receive any payments from a Third Party with respect to sales of such Collaboration Target Inhibitor, and Vividion does not have the right to otherwise research, develop or commercialize such Collaboration Target Inhibitor, in each case during the applicable exclusivity period under Sections 6.1 to 6.3 above;

(b) For clarity, it is understood that Vividion conducts proteome wide screening and as such may continue to conduct screens that may include Collaboration Targets during the exclusivity period under Sections 6.1 to 6.3 above and such activities shall not constitute a breach of Sections 6.1 to 6.3 so long as Vividion does not otherwise research, develop or commercialize a Collaboration Target Inhibitor and such screens are not conducted specifically for the purpose of identifying Collaboration Target Inhibitors for a Collaboration Target during the exclusivity period under Sections 6.1 to 6.3.

(c) For clarity, the restrictions in this Article 6 shall not be deemed to apply to Sole Vividion Programs or Collaboration Targets replaced pursuant to Section 2.3.

6.5	Outside End Date for Roche Programs

Without limiting Article 7, if Entry into GLP Tox is not achieved by Roche for a Roche Program by [***] years after such Program is selected as a Roche Program pursuant to Section 2.5, then the restrictions in Section 6.2 shall terminate with respect to the Collaboration Target of such Roche Program. Roche shall have the right to ask Vividion for an extension of the [***] year period, after which such extension shall be discussed in good faith by the Parties.

7.	Diligence

Roche and Vividion shall use Commercially Reasonable Efforts to perform their respective activities contemplated by this Agreement, including the Collaboration Plan, the Preclinical Plan and the Clinical Plan in a timely manner. Each Party shall have sufficient FTEs experienced in the type of research or other activities to be undertaken in conducting efforts under the Collaboration Plan, the Preclinical Plan and the Clinical Plan.

Vividion shall use Commercial Reasonable Efforts for [***].

Roche shall use Commercially Reasonable Efforts to pursue further development and commercialization of Compounds and Products and Shared Products in the Field in the Territory with respect to each Program for which it has exercised its Option Right or has a license under Section 5.2.1.1. Roche shall be deemed to use Commercially Reasonable Efforts with respect to Compounds and Products within a given Program if it develops and commercializes [***].

Without limiting the foregoing, following exercise of the Roche Option or Roche PoC Option for a Vividion Program or Vividion PoC Program, the following shall apply with respect to such Program on a Program-by-Program basis until First Commercial Sale of a Product for such Program:

If, prior to the First Commercial Sale of the first Product in a Roche Program, Optioned Roche Program or Roche PoC Program, Roche’s updates to Vividion through the JRC, the JDC or pursuant to Section 9.2 either do not show [***], then Vividion shall have the right to terminate this Agreement for such Program and Section 22.3 shall apply as if Vividion terminated this Agreement for such Program pursuant to Section 22.2.1.

8.	Governance

8.1	Joint Research Committee

Within [***] days after the Effective Date of this Agreement, the Parties shall establish a JRC to oversee the activities under the Collaboration Plan(s) and Preclinical Plan(s).

8.1.1	Members

The JRC shall be composed of six (6) persons (“Members”). Roche and Vividion each shall be entitled to appoint three (3) Members with appropriate seniority and functional expertise. Each Party may replace any of its Members and appoint a person to fill the vacancy arising from each such replacement. A Party that replaces a Member shall notify the other Party at least [***] days prior to the next scheduled meeting of the JRC. Both Parties shall use reasonable efforts to keep an appropriate level of continuity in representation. Both Parties may invite a reasonable number of additional experts and/or advisors to attend part or the whole JRC meeting with prior notification to the JRC. The Alliance Director of each Party shall attend the JRC meetings as permanent participant. One JRC representative from a Party shall chair the JRC on a rotating annual Calendar Year basis, with the initial chairperson to be from Vividion.

8.1.2	Responsibilities of the JRC

The JRC shall have the responsibility and authority to:

a)	establish and approve the Collaboration Plan updates, the Preclinical Plan(s), and the WIP Plan(s);

b)	revise and approve any revisions to the Collaboration Plan, Preclinical Plan(s), and the WIP Plan(s);

c)	review and oversee the execution of the Collaboration Plan(s) and the Preclinical Plan(s);

d)	establish and revise the Transfer Plans;

e)	establish and amend the CCS Criteria and required contents of the CCS Data Package for Vividion Programs;

f)	nominate and replace Targets through the Alliance Director (to the extent provided in Sections 2.3 and 2.4 above);

g)	confirm Validated Hits meet the Validated Hit Criteria;

h)	replace Nominated Programs for Different E3 Ligases or Different Roche Target Ligands (to the extent provided in Section 2.5.3);

i)	propose to the Parties to terminate Vividion Programs and Vividion PoC Programs (as provided in Sections 3.2.1.4 and 3.2.2);

j)	review of progress reports;

k)	establish and set expectations and mandates for JOT (if any);

l)	create or disband JOT as deemed appropriate;

m)	oversee the JOTs (if any); recommend action items to each Party’s respective decision making bodies;

n)	perform the other functions that are expressly delegated to the JRC in this Agreement and

o)	attempt to resolve any disputes by consensus.

The JRC shall have no responsibility and authority other than that expressly set forth in this Agreement, unless mutually agreed by the Parties in writing.

8.1.3	Meetings

The Chairperson or his/her delegate will be responsible for sending invitations and agendas for all JRC meetings to all Members at least [***] days before the next scheduled meeting of the JRC. The venue for the meetings shall be agreed by the JRC. The JRC shall hold meetings at least once per Calendar Quarter, either in person or by tele-/video-conference, and in any case as frequently as the Members of the JRC may agree shall be necessary.

8.1.4	Minutes

The Chairperson will be responsible for designating a Member to record in reasonable detail and circulate draft minutes of JRC meetings to all members of the JRC for comment and review within [***] days after the relevant meeting. The Members of the JRC shall have [***] days to provide comments. The Party preparing the minutes shall incorporate timely received comments and distribute finalized minutes to all Members of the JRC for approval within [***] days of the relevant meeting.

8.1.5	Decisions

8.1.5.1	Decision Making Authority

The JRC shall decide matters within its responsibilities set forth in Section 8.1.2.

8.1.5.2	Consensus; Good Faith

The Members of the JRC shall act in good faith to cooperate with one another and seek agreement with respect to issues to be decided by the JRC. The Parties shall endeavor to make decisions by consensus.

8.1.5.3	Failure to Reach Consensus without Escalation

If the JRC is unable to decide a matter by consensus, then

a)	Roche shall have the final say regarding:

- [***];

b)	Vividion shall have the final say regarding:

- [***];

- [***];

- [***];

and c) neither Party shall have the final say on a decision of the JRC with respect to the following matters, and such matters shall not be escalated to Senior Officers or subject to determination pursuant Section 24.4 (Expedited Resolution):

-[***]

8.1.6	Escalation

If the JRC is unable to decide by consensus on any matter within its authority (other than those covered under Section 8.1.5.3), including but not limited to changes of CCS Criteria, achievement of CCS, replacement of Vividion Programs pursuant to Section 2.5.3, then either Party may refer such matter to the Senior Officers, who together shall use reasonable and good faith efforts to reach a decision by consensus within [***] Business Days after the date such matter is referred to them. Any such decision shall be exercised in good faith and shall constitute a decision of the JRC. If the Senior Officers are not able to reach a decision within [***] Business Days, then except as described in Section 8.1.7 such matter will be determined in accordance with Section 24.4 (Expedited Resolution) and such determination shall constitute the decision (or approval, as applicable) of the JRC.

8.1.7	Failure to Reach Consensus after Escalation

If the JRC is unable to decide a matter by consensus and after escalation to Senior Officers, then

a)	Roche shall have the final say regarding

[***]

b)	Vividion shall have the final say regarding

[***].

8.1.8	Lifetime

The JRC shall continue for the Collaboration Term. Thereafter, the JRC shall end with respect to each Collaboration Target, at the completion of the activities under the Preclinical Plan under the Agreement for such Collaboration Target (or expiration of the Roche Option for such Collaboration Target if earlier), provided that for a Vividion PoC Program, the JRC shall remain in place until Completion of the GLP-Tox Study.

8.2	JDC

Upon Roche’s exercise of a Roche Option for the first Vividion Program and in anticipation of Vividion’s exercise of the Vividion Option (other than in the case of a Vividion Program Opt-Out or in the case Vividion does not have a Vividion Option or provides notice to Roche that it is not exercising the Vividion Option for such Optioned Roche Program), the Parties shall establish a JDC to establish the Clinical Plan and to oversee the activities (i) under the Vividion PoC Programs from Completion of the GLP-Tox Study onwards with respect to a Product and (ii) of a Shared Product.

8.2.1	Members

The JDC shall be composed of six (6) persons (“Members”). Roche and Vividion each shall be entitled to appoint three (3) Members with appropriate seniority and functional expertise. Each Party may replace any of its Members and appoint a person to fill the vacancy arising from each such replacement. A Party that replaces a Member shall notify the other Party at least [***] days prior to the next scheduled meeting of the JDC. Both Parties shall use reasonable efforts to keep an appropriate level of continuity in representation. Both Parties may invite a reasonable number of additional experts and/or advisors to attend part or the whole JDC meeting with prior notification to the JDC. The Alliance Director of each party shall attend the JDC meetings as permanent participant. One JDC representative from a Party shall chair the JRC on a rotating annual Calendar Year basis, with the initial chairperson to be from Vividion.

8.2.2	Responsibilities of the JDC

The JDC shall have the responsibility and authority to:

a)	approve the Clinical Plan (s) (including Clinical Plan Budget);

b)	revise and approve any revisions to the Clinical Plan (s) (including the Clinical Plan Budget), including as updated after Completion of GLP Tox Study;

c)	review and oversee the execution of the Clinical Plan;

d)	establishing and amending the PoC criteria;

e)	identify appropriate resources necessary to conduct the Clinical Plan;

f)	propose to the Parties to terminate a Vividion PoC Program (as provided in Section 3.2.2.3)

g)	establish, revise and implement the Transfer Plans;

h)	monitor the development of the Compounds of the Vividion PoC Programs in the Field;

i)	monitor the manufacturing and supply of the Compounds, including Manufacturing Transfer;

j)	review the Development Plan for each Shared Product and any revisions thereof;

k)	review the progress reports;

l)	share information regarding the Development activities under the Development Plan for each Shared Product;

m)	establish and set expectations and mandates for JOT;

n)	create or disband JOT as deemed appropriate;

o)	oversee the JOTs;

p)	recommend action items to each Party’s respective decision making bodies;

q)	perform the other functions that are expressly delegated to the JDC in this Agreement and

r)	attempt to resolve any disputes by consensus.

The JDC shall have no responsibility and authority other than that expressly set forth in this Section, unless mutually agreed by the Parties in writing.

8.2.3	Meetings

The Chairperson or his/her delegate will be responsible for sending invitations and agendas for all JDC meetings to all Members at least [***] days before the next scheduled meeting of the JDC. The venue for the meetings shall be agreed by the JDC. The JDC shall hold meetings at least quarterly while there is any Vividion PoC Program ongoing and otherwise twice per Calendar Year, either in person or by tele-/video-conference, and in any case as frequently as the Members of the JRC may agree shall be necessary. The Alliance Director of each Party may attend the JDC meetings as a permanent participant.

8.2.4	Minutes

The Chairperson will be responsible for designating a Member to record in reasonable detail and circulate draft minutes of JDC meetings to all members of the JDC for comment and review within [***] days after the relevant meeting. The Members of the JRC shall have [***] days to provide comments. The Party preparing the minutes shall incorporate timely received comments and distribute finalized minutes to all Members of the JDC for approval within [***] days of the relevant meeting.

8.2.5	Decisions

8.2.5.1	Decision Making Authority

The JDC shall decide matters within its responsibilities set forth in Section 8.2.2.

8.2.5.2	Consensus; Good Faith

The Members of the JDC shall act in good faith to cooperate with one another and seek agreement with respect to issues to be decided by the JDC. The Parties shall endeavor to make decisions by consensus.

8.2.5.3	Failure to Reach Consensus without Escalation

If the JDC is unable to decide a matter by consensus, then Roche shall have the final say (without escalation) regarding:

a)	[***];

and Vividion shall have the final say regarding [***].

Neither Party shall have the final say on a decision of the JDC with respect to the following matters, and such matters shall not be escalated to Senior Officers or subject to determination pursuant Section 24.4 (Expedited Resolution):

-[***]

8.2.6	Escalation

If the JDC is unable to decide a matter within its authority (other than under Section 8.2.5.3) by consensus, then such matter shall be referred to the Senior Officers for resolution, who together shall use reasonable and good faith efforts to reach a decision by consensus within [***] Business Days after the date such matter is referred to them. If the Parties still fail to reach a decision within such [***] Business Days, then such matter shall be determined in accordance with Section 24.4 (Expedited Resolution) and such determination shall constitute the decision (or approval, as applicable) of the JDC.

8.2.7	Lifetime

The JDC shall end, on a Vividion PoC Program-by-Vividion PoC Program basis, at the delivery of the PoC Data Package for such Vividion PoC Program provided that in the case Vividion exercises the Vividion Sharing Option for a Vividion PoC Program the JDC shall remain in place until the discontinuation of Development of the Shared Product.

If Vividion does not exercise the first Vividion Option for the Optioned Roche Program after the initial Clinical Plan for the Program is approved by the JDC, the JDC shall end for such Program, provided that the JDC shall be reestablished, if Vividion exercises its option pursuant to Section 4.2.2.

8.3	Information Exchange

Vividion and Roche shall exchange the information in relation to its activities under this Agreement through the JRC and JDC, as applicable. The JRC and the JDC may determine other routes of information exchange.

8.4	Subcommittees

The JRC and the JDC does not have the right to establish sub-committees.

8.5	Joint Operational Teams

The JRC and the JDC have the authority to establish joint operational teams (“JOT”) as necessary to prepare plans and to perform activities within the scope of such committee’s responsibility and authority for the applicable Program. JOTs shall not have decision making authority except to the extent delegated by the respective committee as applicable. Any disagreement between the members of Roche and Vividion on a JOT shall be referred to the applicable committee that formed the JOT for resolution.

Each JOT shall perform such activities as decided by the respective committee. Each JOT shall consist of the members designated by each Party (with each Party having equal number of members, unless otherwise agreed) and each member shall have the expertise and knowledge sufficient to perform assigned activity.

The Parties will establish a joint patent coordination team.

8.6	Alliance Director

Each Party shall appoint one person to be its point of contact with responsibility for facilitating communication and collaboration between the Parties (each, an “Alliance Director”). The Alliance Directors shall be permanent participants of the JRC and JDC meetings (but not members of the JRC and JDC) and may attend JOT meetings as appropriate. The Alliance Directors shall facilitate resolution of potential and pending issues and potential disputes to enable the JRC or JDC to reach consensus and avert escalation of such issues or potential disputes.

8.7	Limitations of Authority

The JRC or JDC shall have no authority to amend or waive any terms of this Agreement, nor to increase or substantially modify the nature of the required effort, expenses or activities of a Party under the Collaboration Plan. For clarity, the JRC and JDC shall not have decision-making authority with respect to the conduct of Sole Vividion Programs.

8.8	Expenses

Each Party shall be responsible for its own expenses including travel and accommodation costs incurred in connection with the JRC or JDC.

8.9	Withdrawal

Notwithstanding the foregoing, at any time after the earlier of [***] years after the Effective Date and completion of Vividion’s activities pursuant to the Collaboration Plan and for any reason, Vividion shall have the right to withdraw from participation in the JRC, JDC and any or all of the JOTs with respect to one or more Collaboration Targets upon notice to Roche referencing this Section 8.9, which notice shall be effective immediately upon receipt (“Withdrawal Notice”). Following the issuance of a Withdrawal Notice and subject to this Section 8.9, the Parties will amend the respective decision making and disclosure rights and obligations enumerated in this Agreement to preserve the Parties’ respective decision making and disclosure rights and obligations in the absence of participation through such JRC, JDC and/or JOTs.

9.	Development

9.1	Roche Responsibility

Other than Vividion’s development responsibilities for a Vividion PoC Program pursuant to Section 3.2, Roche, at its sole cost and discretion (subject to cost sharing under the Vividion Sharing Option pursuant to Section 4.4), shall use Commercially Reasonable Efforts to develop Compounds and Products and Shared Products for Licensed Programs.

Roche shall use Commercially Reasonable Efforts to conduct the activities for a Shared Product under and in accordance with the Development Plan for such Shared Product.

Roche shall submit to the JDC for review any amendment to the Development Plan for a Shared Product after Vividion exercises the Vividion Sharing Option for such Shared Product.

9.2	Updates

Roche shall provide a written summary report (which may be in the format of a slide deck) to Vividion to update Vividion with a summary based on information Roche provides to its internal management as to development progress and plans for each Product (other than Shared Products prior to the disbandment of the JDC for such Shared Product) under a Licensed Program, which report shall include, without limiting the foregoing, a summary in reasonable detail of available results, plans and activities for further development of such Product. Such report shall be provided [***] until Completion of a Pivotal Study for such Licensed Program and annually thereafter.

9.3	Payments to Roche for Shared Products

If Vividion exercises its Vividion Sharing Option with respect to one or more Vividion PoC Programs, then, subject to Section 9.4, Vividion will be responsible for sharing Allowable Development Expenses for the applicable Shared Product incurred in accordance with the Development Plan, on a Shared Product-by-Shared Product basis, as defined in the Financial Appendix (“Development Cost Sharing”).

9.4	Development Plan Amendments

If, for a Shared Product, for whatever reason Allowable Development Expenses exceed or are budgeted to exceed [***] US Dollars ($[***]) over the initial budget of Allowable Development Expenses set forth in the initial Development Plan for such Shared Product (“Initial Budget” and $[***] over such Initial Budget the “Threshold Development Costs”), Vividion shall, for such Shared Product, have the option to (a) elect to have Roche bear all Allowable Development Expenses in excess of the Threshold Development Costs (“Excess Development Opt-Out”) or (b) elect for the Development Cost Opt-Out to occur for such Shared Product as described in Section 9.5, in either case of (a) or (b) by providing written notice to Roche within [***] days of receiving written notice from Roche of such excess Allowable Development Costs exceeding or budgeted to exceed the Threshold Development Costs (“Excess Development Cost Notice”). If upon providing an Excess Development Cost Notice Vividion does not exercise the Development Cost Opt-Out for the applicable Shared Product within such [***] days notice period, Vividion may thereafter exercise the Excess Development Opt-Out or Development Cost Opt-Out effective as of the following Calendar Quarter (or sooner at Vividion’s election upon and to the extent there is an amendment to the Development Plan leading to an increase of the budget for Allowable Development Expenses and affecting the budget for the Calendar Quarter in which such exercise is made). Once exercised, the Excess Development Opt-Out may not be reversed for such Shared Product.

If Vividion exercises its Excess Development Opt-Out with regards to (a) above, then Roche shall have the right recoup an amount equal to [***] percent ([***]%) of the Allowable Development Expenses incurred in excess of such Threshold Development Costs in connection with such Excess Development Opt-Out by offsetting this amount against any payments owed to Vividion for the applicable Shared Product (i.e., any milestone payments or royalties in any country, and profits from the Profit and Loss Sharing), provided that if after [***] years after the First Commercial Sale of such Shared Product in a Major Market, Roche may [***] under this Agreement. For clarity, Vividion shall continue to be responsible for sharing Allowable Development Expenses according to Section 9.3 that do not exceed the Threshold Development Costs unless it exercises a Development Cost Opt-Out. Vividion may in its discretion from time-to-time elect to pre-pay any portion of the then-outstanding recoupable Allowable Development Expenses upon written notice to Roche.

The Development Plan for a Shared Product is prepared and executed in accordance with Roche’s internal procedures.

9.5	Development Cost Opt-Out

Vividion may, upon written notice to Roche, opt out of sharing of Allowable Development Expenses for a Shared Product (“Development Cost Opt-Out”), in which case (a) Vividion shall not share in additional Allowable Development Expenses for such Shared Product, (b) Vividion shall not participate in the Profit and Loss Sharing for such Shared Product and shall, instead, receive royalties and milestones for such Shared Product as if it were a:

(i)	Roche PoC Product pursuant to Section 13.9, 13.11 and 13.12.2 if such opt-out occurs [***];

(ii)	Roche PoC Product pursuant to Section 13.9, 13.11 and 13.12.2 if such opt-out occurs prior to the [***]; or

(iii)	Shared Product for which there is not Profit and Loss Sharing pursuant to Section 13.10, 13.11 and 13.12.2 if such opt-out occurs after [***];

and (c) Roche shall no longer be required to obtain JDC approval of the Development Plan. Such Development Cost Opt-Out shall become effective: (X) immediately upon Vividion’s notice if received within [***] days after receipt of an Excess Cost Development Notice and effective as of the following Calendar Quarter if received thereafter (or sooner at Vividion’s election upon and to the extent there is an amendment to the Development Plan leading to an increase of the budget for Allowable Development Expenses and affecting the budget for the Calendar Quarter in which such exercise is made) (and in such case, Vividion shall not be obligated to share Cost Overruns incurred prior to the Excess Development Cost Notice to the extent they are in excess of the Threshold Development Costs) and otherwise (Y) on January 1 of a Calendar Year if Vividion’s notice of such Development Cost Opt-Out is provided on or prior to June 30 of the prior Calendar Year and on June 30 of a Calendar Year if Vividion’s notice of such Development Cost Opt-Out is provided from between July 1 and December 31 of the prior Calendar Year.

10.	Manufacture and Supply

10.1	Pre-clinical and Clinical Supply of Products and Shared Products

10.1.1	Roche Responsibility

Subject to Section 10.1.2 Roche shall use Commercially Reasonable Efforts to manufacture and supply Compound and Product for pre-clinical and clinical use for Licensed Programs, at its own cost.

Roche shall use Commercially Reasonable Efforts to manufacture and supply Shared Products for non-clinical and clinical use, subject to the Development Cost Share as defined in the Financial Appendix.

10.1.2	Manufacture and Supply by Vividion

Vividion shall use Commercially Reasonable Efforts to manufacture and supply compounds of a program prior to being a Nominated Program at its own cost.

Vividion shall use Commercially Reasonable Efforts to manufacture and supply Compounds and Products under Vividion Programs and Vividion PoC Programs at its own cost, provided that the cost for the Vividion PoC Programs shall be shared as PoC Cost as defined in the Financial Appendix.

10.2	Commercial Supply of Product

Roche shall use Commercially Reasonable Efforts to manufacture and supply Products and Shared Products for commercial use in the Territory, either by itself or through Third Parties, for Licensed Programs at its own cost (subject to Vividion’s Development Cost Share and Profit and Loss Share for Shared Products).

10.3	Shipment

Unless otherwise specified in this Agreement or as agreed to by the Parties, the following shall apply to all shipments that a Party or a Party’s designees are to provide to the other Party: in case of shipment to Roche: shipped DAP Roche Basel or Roche’s designee (Incoterms 2010).

In case of shipment to Vividion: shipped DAP Vividion San Diego or Vividion’s designee (Incoterms 2010).

10.4	Manufacturing Transfer

Roche shall have the right, but not obligation, to request a manufacturing transfer as soon as feasible after exercising the Roche Option for a given Licensed Program. Within [***] months upon such request of Roche, Vividion shall use Commercially Reasonable Efforts to complete the transfer of all its Vividion Know-How for such Licensed Program reasonably necessary for the manufacture of the Compound in question with the goal of enabling Roche and/or its designated contract manufacturing organization to manufacture such Compound under such Program, (“Manufacturing Transfer”).

In case of Manufacturing Transfer of a Licensed Program prior to the Initiation of the first Phase I Study of such Licensed Program, the Parties shall plan for a transfer at the latest [***] after the Option Exercise Date.

The Parties will agree in good faith on a Manufacturing Transfer protocol defining the scope and conditions of transfer. The Manufacturing Transfer shall be included in the Transfer Plan.

Each Party shall bear its own costs for the Manufacturing Transfer (in case of transfer from Roche to Vividion, this Section 10.4 shall apply mutatis mutandis), provided that if a Party requests transfer to such Party from a Third Party contract manufacturer included in Appendix 1.35 such Party shall be responsible for amounts owed to such Third Party to conduct such transfer.

11.	Regulatory

11.1	Responsibility

11.1.1	Vividion PoC Program

Prior to Roche’s exercise of the Roche PoC Option, Vividion (i) shall be responsible [***] (in consultation with Roche as described below) for all regulatory affairs relating to the Vividion PoC Programs and (ii) shall lead all interactions with applicable Regulatory Authorities for the Vividion PoC Programs, each until exercise of the Roche PoC Option.

During such time (a) Vividion shall file and own all INDs for a Vividion PoC Program, (b) Roche shall have the right to have one (1) representative attend (as a non-participatory observer) material regulatory meetings (including face-to-face meetings and, to the extent scheduled, phone calls) with Regulatory Authorities for the Product for a Vividion PoC Program to the extent permitted by Applicable Law; Vividion shall give notice of any such meeting within [***] Business Days after Vividion first receives notice of the scheduling of such meeting; Roche may have a reasonable number of representatives participate in any preparatory pre-meetings held prior to such a Regulatory Authority meeting, (c) Vividion will consult with Roche on its material communications with and material submissions by Vividion to any Regulatory Authority (“Regulatory Materials”) for the Vividion PoC Program, including all IND submissions, IND amendments, Regulatory Authority meeting requests and Regulatory Authority advice (including scientific advisory packages) as follows: (i) Vividion shall provide copies of draft Regulatory Authority meetings requests, Regulatory Authority advice (including scientific advisory packages) and any other material submissions and communications (including written summaries of material oral communications proposed or conducted by or on behalf of Vividion) with any Regulatory Authority pertaining to the Compound or Product sufficiently in advance, where reasonable, for Roche to comment on any such Regulatory Materials or communications with any Regulatory Authority, and (ii) Vividion shall give due consideration in good faith to any comments provided by Roche in relation to such Regulatory Materials or communications with any Regulatory Authority. Material communications include all formal communications or communications that impact the PoC Study.

The following in this Section 11.1.1 shall be part of the Transfer Activities after exercise of the Roche PoC Option for a Vividion PoC Program, specifically with respect to regulatory affairs. All such Transfer Activities shall commence in accordance with the timeline in the Transfer Plan or as otherwise reasonably practical to facilitate Roche’s preparation for continued development of the Compound.

After Roche’s reasonable request (unless not allowed by Applicable Law), in accordance with the Transfer Plan, Vividion shall, to the extent it has the right to, transfer sponsorship of the existing INDs for the applicable Vividion PoC Program to the Roche Affiliate designated by Roche, and the Parties will cooperate to draft and execute the necessary documents required to effect such transfer. Prior to the IND transfer, Vividion shall provide to Roche copies of all material correspondence with the Regulatory Authorities, to the extent not previously provided. For all completed study reports, Vividion shall provide reasonably necessary documentation in its Control to confirm data reliability, as required by Article 43 of the Japanese Pharmaceutical Affairs Law Enforcement Regulations and related notifications, including original author signatures, raw data lists, GLP and Good Clinical Practice compliance information. All documentation will be provided in English.

After Roche’s reasonable request in accordance with the Transfer Plan, Vividion shall transfer to Roche all relevant historical clinical safety data for the applicable Product for the applicable Vividion PoC Program.

11.1.2	Roche Responsibility

Subject to Section 11.1.3, after the exercise of its Option Right for a Licensed Program: (a) Roche shall be solely responsible [***] for all regulatory affairs related to Compounds and Products and Shared Products in the Territory for the applicable Licensed Program including the preparation and filing of applications for Regulatory Approval as well as any or all governmental approvals required to develop, have developed, make, have made, use, have used, manufacture, have manufactured, import, have imported, sell and have sold Products and Shared Products for such Licensed Program, (b) Roche shall be responsible for pursuing, compiling and submitting all regulatory filing documentation, and for interacting with regulatory agencies, for all Products in all countries in the Territory for the applicable Licensed Program and (c) Roche or its Affiliates shall own and file in their discretion (subject to the terms and conditions of this Agreement) all regulatory filings and Regulatory Approvals for all Products and Shared Products in all countries of the Territory for the applicable Licensed Program.

11.1.3	Shared Programs

For each Shared Product and for as long as Vividion is sharing Allowable Development Expenses for such Shared Product as described in the Financial Appendix: (a) Vividion shall have the right to have one (1) representative attend (as a non-participatory observer) material regulatory meetings for [***] Major Markets (including face-to-face meetings and, to the extent scheduled, phone calls) with Regulatory Authorities for the Shared Product to the extent (i) permitted by Applicable Law and (ii) such attendance is not jeopardizing communication of Roche with such Regulatory Authorities, as discussed in good faith between the Parties; Roche shall give notice of any such meeting within [***] Business Days after Roche first receives notice of the scheduling of such meeting; Vividion may have a reasonable number of representatives participate in any preparatory pre-meetings held prior to such a Regulatory Authority meeting, and (b) Roche will consult with Vividion on its material communications with and material Regulatory Materials submitted by Roche to any Regulatory Authority in a Major Market for the Shared Product, including all IND submissions, IND amendments, Regulatory Authority meeting requests and Regulatory Authority advice (including scientific advisory packages) as follows: (i) Roche shall provide copies of draft Regulatory Authority meetings requests, Regulatory Authority advice (including scientific advisory packages) and any other material submissions and communications (including written summaries of material oral communications proposed or conducted by or on behalf of Roche) with any Regulatory Authority pertaining to the Compounds or Shared Product sufficiently in advance, where reasonable, for Vividion to comment on any such Regulatory Materials or communications with any Regulatory Authority, and (ii) Roche shall give due consideration in good faith to any comments provided by Vividion in relation to such Regulatory Materials or communications with any Regulatory Authority. Material communications include all formal communications or communications that substantively impact any Clinical Study conducted under the Development Plan.

11.2	Pharmacovigilance Agreement

The Parties shall execute separate Pharmacovigilance Agreement(s) specifying the procedure for the information exchange of the adverse events that may occur during the development for Licensed Programs if necessary for the respective Licensed Products and each such agreement will be in place prior to the first patient being dosed in the first Clinical Study of a Product in the Territory.

12.	Commercialization

12.1	Responsibility

Roche, at its own expense, shall have sole responsibility and decision making authority (subject to the terms and conditions of this Agreement, including Article 6) for the marketing, promotion, sale, booking of sales, and distribution of Products and Shared Products in the Territory for Licensed Programs.

12.2	Updates to Vividion

Upon request of Vividion, Roche shall update Vividion regarding the commercialization of the Products in the Territory in the Field by Roche, its Affiliates and Sublicensees including plans and activities in preparation of launch in the Major Markets and in Japan. If Vividion requests an update, Roche shall provide a summary in reasonable detail, in writing (in the format of a slide deck) and/or through a meeting (face to face/ tele-presence/videoconference or telephone). Vividion shall not request an update more frequently than [***] per Calendar Year.

Upon request of Vividion, Roche shall update Vividion regarding the commercialization of the Shared Products in the Territory in the Field by Roche, its Affiliates and Sublicensees including plans and activities in preparation of launch in the Major Markets and in Japan. If Vividion requests an update, Roche shall provide a summary in reasonable detail, in writing (in the format of a slide deck) and/or through a meeting (face to face/ tele-presence/videoconference or telephone). Vividion shall not request an update more frequently than [***] per Calendar Year.

12.3	Termination of Profit and Loss Sharing by Vividion

Subject to Section 9.5, Vividion shall have the right to opt-out of the Profit and Loss Sharing. Vividion’s opt-out right shall be exercisable at any time.

In such case, (i) the Profit and Loss Sharing under this Agreement shall terminate with respect to such Shared Product, (ii) Vividion shall continue to share the Allowable Development Expenses for such Shared Product (unless it exercised its Development Cost Opt-Out), and (iii) Roche shall pay to Vividion milestones pursuant to Section 13.10 and 13.11 and royalties pursuant to Section 13.12 for such Shared Product as a Shared Product with no Profit and Loss Sharing.

12.4	Conversion of Profit and Loss Sharing

On a Shared Product-by-Shared Product basis, upon Roche’s request after the earlier of (i) the [***] and (ii) cessation of all marketing, detailing and other promotional activity in the United States for such Shared Product, the Parties shall negotiate in good faith royalty rate(s) Roche shall pay to Vividion instead of Vividion participating in Profit and Loss Sharing for such Shared Product and the duration Roche shall pay such royalty. If the Parties are not able to agree on such terms, then upon either Party’s request, such matter shall be resolved by Expedited Resolution pursuant to Section 24.4.

12.5	Launch Costs for Shared Product

For a given Shared Product, [***] months prior to the anticipated first Regulatory Approval of the Shared Product in the United States Roche shall provide Vividion an initial commercialization plan for the United States for such Shared Product, including the corresponding initial budget for Launch Costs (as defined in the Financial Appendix), the amount of actual Launch Costs incurred by Roche prior to delivery of such plan to Vividion, and the then current Net Sales forecast for the period Roche has forecasted at such time (the “Initial Commercialization Plan”). The Initial Commercialization Plan shall conform to the plan Roche uses for internal planning and budgeting purposes at Roche. Vividion shall not be obligated to share any Launch Costs incurred by Roche prior to [***] months after Roche provides the Initial Commercialization Plan to Vividion unless Vividion does not opt-out of Profit and Loss Sharing pursuant to Section 12.3 within such [***] months period. If Vividion does not opt-out of Profit and Loss Sharing within such [***] month period, then Vividion shall promptly reimburse Roche for fifty percent (50%) of such Launch Costs incurred during such [***] month period in accordance with the budget in the Initial Commercialization Plan and 50% of the actual Launch Costs incurred by Roche for the Shared Product prior to providing the Initial Commercialization Plan to Vividion, as reported in the Initial Commercialization Plan.

If Launch Costs prior to First Commercial Sale of a Shared Product exceed [***] percent ([***]%) of such initial budget in the Initial Commercialization Plan (“Threshold Launch Costs”), then upon Vividion’s request, Roche shall bear the remaining Launch Costs incurred in excess of the Threshold Launch Costs (such amounts, the “Excess Launch Costs”), provided that in such case Roche shall be permitted to recoup an amount equal to [***] percent ([***]%) of the Excess Launch Costs by offsetting such amounts against future profit and milestone payments due for such Shared Product, provided that if after [***] years after the First Commercial Sale of such Shared Product in the United States it is reasonably determined that the future payments owed Vividion for such Shared Product will not be sufficient for Roche to recoup all such amounts, Roche may offset unrecouped amounts against payments owed to Vividion for other Products or Shared Products under this Agreement. Vividion may in its discretion from time-to-time elect to pre-pay any portion of the then-outstanding recoupable Excess Launch Cost upon written notice to Roche.

12.6	Medical Affairs

Roche and its Affiliates shall have the sole right and responsibility to conduct and make decisions regarding medical affairs activities with respect to all Products and Shared Products for Licensed Programs.

The Medical Affairs cost in the US for a Shared Product shall be shared as defined in the Financial Appendix.

With respect to a Shared Product, Vividion’s Sales Representatives shall be supported by Roche’s or its Affiliate’s Medical Affairs personnel.

13.	Payment

13.1	Initiation Payment

Within [***] Business Days after the Effective Date and receipt of an invoice from Vividion, Roche shall pay to Vividion One Hundred Thirty Five Million US Dollars (135’000’000 USD).

13.2	Collaboration Term Extension Fee

Within [***] days after the first extension of the Collaboration Term pursuant to Section 2.6, Roche shall pay Vividion an extension fee of [***] US Dollars ([***] USD) for the first one-year extension of the Collaboration Term.

Within [***] days after the second extension of the Collaboration Term pursuant to Section 2.6, Roche shall pay Vividion an extension fee of [***] US Dollars ([***] USD) for the second one-year extension of the Collaboration Term.

13.3	Roche E3 Module Payment

13.3.1	For the first [***] E3 Modules

Together with each of first [***] times Roche exercises an E3 Module Option, Roche shall pay Vividion [***] US Dollars ([***] USD).

13.3.2	For the [***] E3 Module and [***] E3 Module

Together with each of the [***] and [***] times Roche exercises an E3 Module Option, Roche shall pay Vividion [***] US Dollars ([***] USD).

13.4	Fees for Roche Programs

13.4.1	Nomination Fee for Roche Programs

Upon each selection pursuant to Section 2.5 of a Nominated Program as a Roche Program, Roche shall pay Vividion [***] US Dollars ([***] USD), except with respect to a Roche Program for the Collaboration Target [***] for which Roche shall pay Vividion [***] US Dollars ([***] USD) ( “Roche Program Nomination Fee”).

13.4.2	Fee upon Entry into [***] of a Roche Program:

Roche shall pay Vividion [***] US Dollars ([***] USD) upon the first [***] for the first Product under each Roche Program. Roche shall provide Vividion written notice of each such entry within [***] Business Days thereof.

13.5	Nomination Fee for Vividion Programs

Upon each selection pursuant to Section 2.5 of a Nominated Program as a Vividion Program, Roche shall pay Vividion [***] US Dollars ($[***] USD), except with respect to a Vividion Program for the Collaboration Target [***] for which Roche shall pay Vividion [***] US Dollars ([***] USD) (“Vividion Program Nomination Fee”). If a Vividion Program is nominated pursuant to Section 2.5.5 to replace a Vividion Program that is discontinued within [***] months after initiation of the Preclinical Plan for such Vividion Program, then no payment is due for such nomination under this Section 13.5 (unless such Vividion Program so nominated is for the Collaboration Target [***] and the Vividion Program being replaced is not, in which case Roche shall pay [***] US Dollars ([***] USD) (i.e., the difference between the Vividion Program Nomination Fee for a [***] Vividion Program and for a Vividion Program not for [***])). For clarity, if a Vividion Program is nominated pursuant to Section 2.5.5 to replace a Vividion Program that is discontinued after such [***] month time period then a payment shall be due under this Section 13.5 for such nomination regardless of how many Vividion Programs exist.

13.6	Fee for Optioned Roche Programs if Vividion does not exercise the Vividion Option

Upon each exercise of the Roche Option for a Vividion Program and provided that Vividion has not exercised the Vividion Option for such Vividion Program pursuant to Section 4.2, Roche shall pay Vividion [***] US Dollars ([***] USD).

13.7	Fees for Vividion PoC Programs

13.7.1	Option Exercise fee

Roche shall (i) within [***] days after expiry of the notice period during which Vividion may exercise the Vividion Sharing Option (Section 4.4 Vividion Sharing Option) (or, if earlier, receipt of notice from Vividion that it is not exercising the Vividion Sharing Option), if applicable, or (ii) within [***] after exercise of the Roche PoC Option for a Vividion PoC Program, pay Vividion either of the following amounts for each exercise of a Roche PoC Option:

(a) pay Vividion [***] US Dollars ([***] USD) upon each exercise of the Roche PoC Option for a Vividion PoC Program, if Vividion exercises the Vividion Sharing Option for such Vividion PoC Program; or

(b) [***] US Dollars ([***] USD) upon each exercise of the Roche PoC Option for a Vividion PoC Program if Vividion does not exercise the Vividion Sharing Option for such Vividion PoC Program.

13.8	Development Event Payments for Roche Programs and Optioned Roche Programs

Roche shall pay Vividion the milestone payment amounts below upon the achievement of the corresponding development event with respect to a Product for each Roche Program up to a total of [***][***] US Dollars ([***] USD) per Roche Program and for each Optioned Roche Program up to a total of [***] US Dollars ([***] USD) per Optioned Roche Program, as applicable, as follows:

Milestone #	Development Event	Roche Program Milestone Payment (numbers represent million USD)	Optioned Roche Program Milestone Payment (numbers represent million USD)
			[***]	[***]	[***]
1	[***]	[***]	[***]	[***]	[***]
2	[***]	[***]	[***]	[***]	[***]
3	[***]	[***]	[***]	[***]	[***]
4	[***]	[***]	[***]	[***]	[***]
5	[***]	[***]	[***]	[***]	[***]
6	[***]	[***]	[***]	[***]	[***]
7	[***]	[***]	[***]	[***]	[***]
8	[***]	[***]	[***]	[***]	[***]
9	[***]	[***]	[***]	[***]	[***]
10	[***]	[***]	[***]	[***]	[***]
11	[***]	[***]	[***]	[***]	[***]
12	[***]	[***]	[***]	[***]	[***]

	Total	[***]	[***]	[***]	[***]

Each development event milestone payment under this Section 13.8 shall be paid only once for a given Roche Program or Optioned Roche Program and is payable the first time a Product of such Roche Program or Optioned Roche Program, as applicable, reaches such development event, regardless of the number of times such events are reached for the given Product or for a given Roche Program or Optioned Roche Program or Indication (for example for Optioned Roche Programs, the milestone payment for achievement of a development event for a [***] Indication or [***] Indication shall be due regardless of whether the Product that achieves such development event is the same as the Product that achieved such development event for the [***] Indication).

If, with respect to a particular Roche Program or Optioned Roche Program, the development event for [***].

13.9	Development Milestones for Roche PoC Products

Roche shall pay Vividion the milestone payment amounts below of up to a total of [***] US Dollars ([***] USD) for each Roche PoC Program upon achievements of the corresponding development event with respect to a Roche PoC Product for each Roche PoC Program, as follows:

Milestone #	Development Event	Roche PoC Product Milestone Payment
		[First Indication] (numbers represent million USD)	[Second Indication] (numbers represent million USD)	[Third Indication] (numbers represent million USD)
1	[***]	[***]	[***]	[***]
2	[***]	[***]	[***]	[***]
3	[***]	[***]	[***]	[***]
4	[***]	[***]	[***]	[***]
5	[***]	[***]	[***]	[***]
6	[***]	[***]	[***]	[***]
7	[***]	[***]	[***]	[***]
8	[***]U]	[***]	[***]	[***]
9	[***]	[***]	[***]	[***]

	Total	[***]	[***]	[***]

Each development event milestone payment under this Section 13.9 shall be paid only once for a given Roche PoC Program and is payable the first time a Roche PoC Product for such Roche PoC Program reaches such development event, regardless of the number of times such events are reached for the given Roche PoC Product or for a given Roche PoC Program.

13.10	Development Milestones for Shared Products

Roche shall pay Vividion the milestone payment amounts below upon the achievements of the corresponding development event with respect to a Shared Product for each Shared Program up to a total of (i) [***] US Dollars ([***] USD) with respect to a Shared Product for each Shared Program with Development Cost Sharing and Profit and Loss Sharing and (ii) [***]d] US Dollars ([***] USD) for each Shared Program with Development Cost Sharing and no Profit and Loss Sharing, as follows:

[***]	[***]	[***]	[***]
			[***]	[***]	[***]
1	[***]	[***]	[***]	[***]	[***]
2	[***]	[***]	[***]	[***]	[***]
3	[***]	[***]	[***]	[***]	[***]
4	[***]	[***]	[***]	[***]	[***]
5	[***]	[***]	[***]	[***]	[***]
6	[***]	[***]	[***]	[***]	[***]
7	[***]	[***]	[***]	[***]	[***]
8	[***]	[***]	[***]	[***]	[***]
9	[***]	[***]	[***]	[***]	[***]

	[***]	[***]	[***]	[***]	[***]

Each development event milestone payment under this Section 13.10 shall be paid only once for a given Shared Program and is payable the first time a Shared Product for such Shared Program reaches such development event, regardless of the number of times such events are reached for the given Shared Product or for a given Shared Program.

13.11	Sales Based Events

13.11.1	Products for Roche Programs

For a Product of each Roche Program, Roche shall pay to Vividion up to a total of [***] US Dollars ([***] USD) by payment of the milestone payment amounts below upon Calendar Year Net Sales of a Product of a Roche Program in the Territory exceeding the corresponding threshold listed below:

[***]	[***]
[***] [***]	[***]
[***] [***]	[***]
[***] [***]	[***]

[***]	[***]

13.11.2	Products for Optioned Roche Programs

For a Product of each Optioned Roche Program, Roche shall pay to Vividion up to a total of [***] US Dollars ([***] USD) by payment of the milestone payment amounts below upon Calendar Year Net Sales of a Product of an Optioned Roche Program in the Territory exceeding the corresponding threshold listed below:

[***]	[***]
[***] [***]	[***]
[***] [***]	[***]
v [***]	[***]

Total	[***]

13.11.3	Roche PoC Products and Shared Products without Profit and Loss Sharing

For a Roche PoC Product of each Roche PoC Product and a Shared Product of each Shared Program without Profit and Loss Sharing, Roche shall pay to Vividion up to a total of [***][***] US Dollars ([***] USD) by payment of the milestone payment amounts below upon Calendar Year Net Sales of (i) a Roche PoC Product for such Roche PoC Program or (ii) a Shared Product for such Shared Program without Profit and Loss Sharing, exceeding the corresponding threshold listed below:

[***]	[***]	[***]
[***]
[***] [***]	[***]	[***]
[***] [***]	[***]	[***]
[***] [***]o]	[***]	[***]

[***]	[***]	[***]

13.11.4	Shared Products (with Profit and Loss Sharing) in the Territory outside the US

For a Shared Product for each Shared Program with Profit and Loss Sharing, Roche shall pay to Vividion up to a total of [***] US Dollars ([***] USD) by payment of the milestone payment amounts below upon Calendar Year Net Sales of a Shared Product for such Shared Program in the Territory outside the US exceeding the corresponding threshold listed below:

[***]	[***]
[***] [***]	[***]
[***] [***]	[***]
[***] [***]	[***]

[***]	[***]

13.11.5	Sales Event Payments only Once

Each of the sales based event payments under Section 13.11 shall be paid no more than once during the Royalty Term for each Licensed Program, and is payable the first time a Product or Roche PoC Product or Shared Product for such Licensed Program reaches such sales based event, regardless of the number of times such events are reached for a given Product, Roche PoC Product or Shared Product or for a given Licensed Program, and irrespective of whether or not the previous sales based event payment was triggered by the same or by a different Product or Roche PoC Product or Shared Product, and shall be due within [***] days after the end of the Calendar Quarter in which the event first occurs for the applicable Licensed Program, and shall be non-refundable.

13.11.6	No Valid Claim

For the purpose of this Section 13.11.6, if no [***] of a Roche Patent or a Vividion Patent of a Product or a PoC Product or a Shared Product exists in a given country, then with respect to Calendar Year Net Sales Threshold calculation for purposes of this Section 13.11, the Net Sales in such country for such Product or PoC Product or Shared Product shall be reduced by [***] percent ([***]%).

13.12	Royalty Payments

13.12.1	Royalty Term

On a Product-by-Product basis, a Roche PoC Product-by Roche PoC Product basis and a Shared Product-by-Shared Product basis (other than Shared Products in the United States for which there is Profit and Loss Sharing), Roche shall pay to Vividion royalties on Net Sales of Products or Roche PoC Products or Shared Products during the Royalty Term. Thereafter, the licenses granted to Roche shall be fully paid up, irrevocable and royalty-free with respect to such Product, Roche PoC Product or Shared Product, as applicable, for the applicable country.

13.12.2	Royalty Rates

The following royalty rates shall apply to the respective tiers of aggregate Calendar Year Net Sales of a Product or a Roche PoC Product or a Shared Product in the applicable area of the Territory (i.e., in the US or outside the US when so specified and otherwise worldwide), on an incremental basis, as follows:

a)	For Products of Roche Programs:

[***]	[***]
≤[***]	[***]
>[***] and ≤ [***]	[***]
>[***]	[***]

For example, if Net Sales of a Product for a given Roche Program for a given Calendar Year worldwide, are US$ [***], then royalties owed to Vividion on such Net Sales of such Product for that Calendar Year shall equal [***] US dollars (US$ [***]) calculated as follows:

[***] = US$[***] royalty payment

b)	For Products of Optioned Roche Programs:

[***]	[***]
≤[***]	[***]
>[***] and ≤ [***]	[***]
>[***]	[***]

For example, if Net Sales of a Product for a given Optioned Roche Program for a given Calendar Year worldwide, are US$ [***], then royalties owed to Vividion on such Net Sales of such Product for that Calendar Year shall equal [***] US dollars (US$ [***]) calculated as follows:

[***] = US$[***] royalty payment

c)

For Roche PoC Products in the Territory outside the US

[***]	[***]
≤ [***]	[***]%
> [***] and ≤ [***]	[***]%
> [***]	[***]%

For example, if Net Sales of a Roche PoC Product in the Territory outside US for a given Calendar Year, are US$[***], then royalties owed to Vividion on such Net Sales of such Roche PoC Product for that Calendar Year shall equal [***] US Dollars (US$ [***]) calculated as follows:

[***] = US$[***] royalty payment

d)	For Roche PoC Products in the US

[***]	[***]
≤[***]	[***]%
>[***] and ≤[***]	[***]%
>[***]	[***]%

For example, if Net Sales of a Roche PoC Product in the US for a given Calendar Year are US$[***], then royalties owed to Vividion on such Net Sales of such Roche PoC Product for that Calendar Year shall equal [***] US Dollars (US$ [***]) calculated as follows:

[***] = US$[***] royalty payment

e)	For Shared Products in the Territory outside the US:

[***]	[***]	[***]
≤[***]	[***]%	[***]%
>[***] and ≤[***]	[***]%	[***]%
>[***]	[***]%	[***]%

f) For Shared Products in the US

[***]	[***]	[***]
≤[***]	[***]	[***]%
>[***] and ≤[***]	[***]	[***]%
>[***]	[***]	[***]%

g) Royalty on Patented E3 Module Products

On a Patented E3 Module Product-by-Patented E3 Module Product, Roche shall pay to Vividion royalties on Net Sales of Patented E3 Module Products within the corresponding tier of Calendar Year Net Sales during the E3 Royalty Term, as follows:

[***]	[***]
≤[***]	[***]%
>[***] and ≤[***]	[***]%
>[***]	[***]%

The term “E3 Royalty Term” shall mean with respect to a Patented E3 Module Product and for a given country, the period of time commencing on the date of First Commercial Sale of the Patented E3 Module Product in such country and ending on the date of the expiration of [***].

For purposes of this Section 13.12.2 (g), a Patented E3 Module Product shall be deemed a different Patented E3 Module Product from another Patented E3 Module Product only if it contains a different active pharmaceutical ingredient.

After the expiry of the E3 Royalty Term, the license granted to Roche in Section 5.2.3 shall be fully paid up, irrevocable and royalty-free with respect to such Patented E3 Module Product.

For clarity, no payment shall be made under this Section 13.12.2 (g) for a Patented E3 Module Product if Roche already pays royalties under this Section 13 for such Patented E3 Module Product as a Product, Roche PoC Product or Shared Product.

For the purpose of calculating royalties of a Product or a Roche PoC Product or a Shared Product or a Patented E3 Module Product, Calendar Year Net Sales and the royalty rates shall be subject to the following adjustments, as applicable:

13.12.3	Combination Product

If Roche, its Affiliates or Sublicensees intend to sell a Combination Product, then the Parties shall meet approximately [***] prior to the anticipated First Commercial Sale of such Combination Product in the Territory to negotiate in good faith and agree to an appropriate adjustment to Net Sales to reflect the relative commercial value contributed by the components of the Combination Product (the “Relative Commercial Value”). If, after such good faith negotiations not to exceed [***] days, the Parties cannot agree to an appropriate adjustment, the dispute shall be initially referred to the executive officers of the Parties in accordance with Section 24.2.

If the Parties are unable to agree on the Relative Commercial Value within [***] days of such referral, then the Relative Commercial Value shall be determined pursuant to Section 24.4.

13.12.4	No Valid Claim

If no [***] of a Roche Patent or a Vividion Patent of a Product, a Roche PoC Product or a Shared Product exists in a given country, then the royalties in such country for such Product or Roche PoC Product or Shared Product shall be reduced by [***] percent ([***]%) during the period that no such [***] exists.

13.12.5	Generic Product

Upon the first entry in a given country of a Generic Product, the royalties in such country for such Product or Roche PoC Product or Shared Product or Patented E3 Module Product shall be reduced as follows:

(i) If in any Calendar Quarter at any time after entry of a Generic Product there has been a decline of the Sales of the applicable Product or Roche PoC Product or Shared Product or Patented E3 Module Product in such country greater than [***] percent ([***]%) of the level of the Sales of such Product or Roche PoC Product or Shared Product or Patented E3 Module Product achieved in the average of the four Calendar Quarters immediately prior to such entry, then the royalty payments due to Vividion for such Product or Roche PoC Product or Shared Product or Patented E3 Module Product in such country shall be reduced by [***] percent ([***]%) for such Calendar Quarter and, subject to the paragraph (ii) below, such reduction in royalty payments shall continue for all following Calendar Quarters of the Royalty Term.

(ii) If in any Calendar Quarter at any time after entry of a Generic Product there has been a decline of the Sales of the applicable Product or Roche PoC Product or Shared Product or Patented E3 Module Product in such country greater than [***] percent ([***]%) of the level of the Sales of such Product or Roche PoC Product or Shared Product achieved in the average of the four Calendar Quarters immediately prior to such entry, then the royalty payments due to Vividion for such Product or Roche PoC Product or Shared Product or Patented E3 Module Product in such country shall be reduced by [***] percent ([***]%) for such Calendar Quarter and such reduction in royalty payments shall continue for all remaining Calendar Quarters of the Royalty Term.

13.12.6	Third Party Payments

Unless otherwise agreed, Vividion shall be responsible, at its cost, for payments to Third Parties relating to the (i) Vividion Patents and (ii) Vividion Know-How, (iii) Vividion Core Platform Technology and (iv) E3 Ligase Engager per se in the E3 Module from which such Patented E3 Module Product was created or claiming the use of such E3 Ligase Engager per se to bind to the E3 Ligase in such E3 Module, on the manufacture or sale of a Product, a Roche PoC Product, a Shared Product or a Patented E3 Module Product (including in case of Profit and Loss Sharing in the US) to the extent owed by Vividion under an agreement between such Third Party and Vividion. Unless otherwise agreed, Roche shall be responsible for payments to Third Parties relating to the Roche Target Ligands, each on a sale of a Product, a Roche PoC Product, a Shared Product or a Patented E3 Module Product.

If Roche is obligated to pay a royalty to a Third Party on the sale of a Product, Roche PoC Product or Shared Product in a particular country (other than Shared Products sold in the US for which there is Profit and Loss Sharing) in consideration for a license to Third Party patents containing a Composition of Matter Claim of the Original Compound, in each case that would be infringed by the sale of such Product or a Roche PoC Product or Shared Product, then Roche shall be permitted to offset [***] percent ([***]%) of any such royalty due to such Third Party against royalties owed by Roche to Vividion for the sale of such Product, Roche PoC Product or Shared Product in such country.

13.12.7	Apportionment of Compulsory Sublicensee Consideration

Compulsory Sublicense Compensation received by the Roche Group from a Compulsory Sublicensee during the Royalty Term shall be shared with Vividion at a rate of [***] percent ([***]%) (the “Compulsory Sublicense Share Percentage”).

On a Product-by-Product and Shared Product-by-Shared Product basis, within [***] days after the end of each Calendar Year, Roche shall pay to Vividion the Compulsory Sublicense Compensation under a given country or region of the Territory multiplied by the Compulsory Sublicense Share Percentage and shall report to Vividion the total Compulsory Sublicense Compensation received by a Roche Group with respect to each such Product or Shared Product and the calculation of the share of such Compulsory Sublicense Compensation payable to Vividion. For clarity, any sales or payments by Compulsory Sublicensees under a Compulsory Sublicense shall not be considered as Net Sales and shall not give rise to any royalty payment under Section 13.12.2 of this Agreement.

13.12.8	Royalty Floor

In no event shall the royalty paid to Vividion for Net Sales of any Product, Roche PoC Product, Shared Product or Patented E3 Module Product in any country for a Calendar Quarter be reduced pursuant to Section 13.12.4, 13.12.5 and 13.12.6 from the applicable royalty rates set forth in Section 13.12.2 above by more than an amount equal to [***] percent ([***]%) of the royalties that would be otherwise due for Net Sales of such Product, Roche PoC Product, Shared Product or Patented E3 Module Product in such country for such Calendar Quarter per the applicable royalty rates in Section 13.12.2.

For clarity, Roche may carry forward any amounts not utilized as a result of the maximum deduction cap in this Section to future accounting periods until any amounts not utilized are fully deducted.

13.13	Profit and Loss Sharing for Shared Products in the US

With respect to each Shared Product, for which Vividion has not opted out pursuant to Section 12.3, Vividion shall share fifty percent (50%) profit and loss in the US with Roche US or any other Roche Affiliate that shares profit and loss for such Shared Product in the US (“Profit and Loss Sharing”) for each Shared Product as set forth in the Financial Appendix. Profit and Loss Sharing starts with the initiation of any commercial activities in the US as defined in the Financial Appendix and expires on the date as further described in Section 12.4 (Conversion of Profit and Loss Sharing).

The Financial Appendix covers reporting, payment and accounting procedures that the Parties shall follow in determining and Profit and Loss Sharing for a Shared Product.

13.14	Single Royalty.

No more than one stream of royalty payments shall be due under this Section 13 with respect to sales of any one particular Product, Roche PoC Product or Shared Product. For the avoidance of doubt, multiple royalties shall not be payable because the sale of a particular Product, Roche PoC Product or Shared Product is Covered by more than one (1) Valid Claim in the country on which such Product, Roche PoC Product and Shared Product is sold.

13.15	Disclosure of Payments

Each Party acknowledges that the other Party may be obligated to disclose this financial arrangement, including all fees, payments and transfers of value, as may be required under Applicable Law, including the US Sunshine Act.

13.16	Know-How Payments

The amounts owing under this Agreement are attributable independently but concurrently to the Patents licensed to Roche hereunder, as well as the grant of other rights and undertakings of Vividion in this Agreement (including rights to know-how and the restrictions on Vividion’s activities in Section 6). However, if it is determined in a legal proceeding with respect to this Agreement that amounts to be paid hereunder with respect to Products, Roche PoC Products or Shared Products not Covered by an issued and unexpired patent of Vividion must be subject to a reduction to be valid and enforceable, then such amounts shall be reduced by the minimum amount necessary to make such payment obligations valid and enforceable.

13.17	Different Products

For purposes of this Article 13, a Product, Roche PoC Product or Shared Product shall be deemed a different Product, Roche PoC Product or Shared Product, respectively, from another Product, Roche PoC Product or Shared Product only if it contains a different Compound.

14.	Accounting and reporting

14.1	Timing of Payments

All payments under Sections 13.3 to 13.10 and 22.2.3.1 shall be made within [***] days after receipt of the relevant Option Exercise Notice or the event, as applicable, and after receipt of an invoice by Roche.

With respect to each milestone payment set forth in Sections 13.8 through 13.10, Roche shall provide Vividion written notice of the achievement of the event triggering such milestone payment within [***] Business Days following such achievement. With respect to each milestone payment set forth in Section 13.11, Roche shall provide Vividion written notice of the achievement of the event triggering such milestone payment within [***] Business Days following such achievement.

Roche shall calculate royalties on Net Sales quarterly as of March 31, June 30, September 30 and December 31 (each being the last day of an “Accounting Period”) and shall pay royalties on Net Sales within [***] days after the end of each Accounting Period in which such Net Sales occur.

14.2	Late Payment

Any payment under this Agreement that is not paid on or before the date such payment is due shall bear interest, to the extent permitted by Applicable Law, at [***] percentage points above the average [***], as reported by Reuters from time to time, calculated on the number of days such payment is overdue.

14.3	Method of Payment

Royalties on Net Sales and all other amounts payable by Roche or Vividion hereunder shall be paid by Roche or Vividion, as applicable, in US Dollars (the “Payment Currency”) to account(s) designated by the other Party.

14.4	Currency Conversion

When calculating the Sales of any Product or Shared Product that occur in currencies other than the Payment Currency or losses or Allowable Development Expenses to be shared by Vividion incurred by Roche in currencies other than the Payment Currency, Roche shall convert the amount of such sales, losses or Allowable Development Expenses into Swiss Francs and then into the Payment Currency using Roche’s then-current internal foreign currency translation method and rates actually used on a consistent basis in preparing its audited financial statements (which is, at the Effective Date, YTD average rate as reported by Reuters). When calculating PoC Costs to be shared by Roche that are incurred by Vividion in currencies other than the Payment Currency, Vividion shall convert the amount expressed in a foreign currency into the Paying Currency using its standard conversion methodology consistent with its Accounting Standards.

14.5	Blocked Currency

In a given country, if by reason of Applicable Law (for example governmental restrictions on foreign exchange trade) the local currency is blocked and cannot be removed from such country, Roche will notify Vividion in writing and

(a) Vividion will have the right to receive the applicable royalties of Net Sales in such country in local currency by deposit in a local bank designated by Vividion, or

(b) if such local currency payment is not allowed by reason of Applicable Law or if otherwise requested by Vividion, then the royalties related to such Net Sales in such country shall continue to be accrued and shall continue to be reported, but such royalties will not be paid until the sales proceeds related to such Net Sales may be removed from such country. At such time as Roche, its Affiliates or their Sublicensees, as the case may be, is able to remove the sales proceeds related to such Net Sales from such country, Roche shall also pay such accrued royalties in Payment Currency using the actual exchange rate which is used to remove such sales proceeds from such country.

14.6	Non-Refundable and Non-Creditable

Except as expressly set forth in this Agreement, all payments under Sections 13.1 through 13.12 are non-refundable and non-creditable.

14.7	Reporting

With each payment, Roche shall provide Vividion in writing for the relevant Calendar Quarter on a US and Territory outside the US basis, Product-by-Product basis and Shared-Product-by-Shared Product basis the following information:

(a)	Sales in Swiss Francs;

(b)	Deductions from Sales to calculate Net Sales

(c)	Net Sales in Swiss Francs;

(d)	adjustments made pursuant to Sections 13.12.3, 13.12.4, 13.12.5 or 13.12.6;

(e)	exchange rate used for the conversion of Net Sales from the currency in which the sales occurred to Swiss Francs and from Swiss Francs to the Payment Currency pursuant to Section 14.4;

(f)	Total royalties due to Vividion with respect to such Net Sales and the royalty rate applied.

15.	Taxes

15.1	Withholding Taxes

The Party receiving any payment from the other Party under this Agreement shall pay all net income or franchise taxes imposed on such Party’s income arising as a result of any payments accruing or made to such Party under this Agreement. All amounts of payments stated in this Agreement exclude any applicable indirect taxes, including, but not limited to, value added taxes, sales taxes, and use taxes (collectively, “Indirect Taxes”). The Party preparing an invoice for any payment under this Agreement shall separately state any applicable Indirect Taxes, which shall be paid by the Party making the payment. Each Party agrees to reasonably assist the other Party (upon request) in claiming exemption from, or a recovery of, any applicable Indirect Tax, and in minimizing the amount of any applicable Indirect Tax.

If provision is made in law or regulation of any country for withholding of taxes of any type, levies or other charges in the nature of a tax (other than Indirect Taxes) with respect to any royalty or other amount payable under this Agreement (“Withholding Taxes”) to the Party receiving any payment from the other Party under this Agreement, then the Party making such payment shall promptly pay such Withholding Tax for and on behalf of the payment receiving Party to the proper governmental authority, and shall promptly furnish the payment receiving Party with receipt of payment. The Party making such payment shall be entitled to deduct any such Withholding Tax actually paid from the royalty or other payment due the payment receiving Party or be promptly reimbursed by the payment receiving Party if no further payments are due to them. Each Party agrees to reasonably assist the other Party (upon request) in claiming exemption from, or a reduction in, such deductions or withholdings of any Withholding Taxes under an applicable double taxation or similar agreement or treaty from time to time in force and in minimizing the amount required to be so withheld or deducted or claiming a refund thereof, including, but not limited to, by requesting any applicable form, certification, or other information from the other Party that may reduce or eliminate any such Withholding Tax (i) prior to making a relevant payment or type of payment and (ii) at any time thereafter when any such form, certification or other information is required to be updated or supplemented.

Notwithstanding the foregoing, if Roche assigns or otherwise transfers this Agreement, or any rights or obligations hereunder, and as a result of such assignment or other transfer, the amount of the Withholding Tax exceeds the amount of Withholding Tax that would have applied had such assignment or transfer not occurred, then Roche shall pay Vividion such additional amounts so that the net amount received by Vividion after the imposition of such Withholding Tax is the same as what Vividion would have received had such assignment or other transfer not occurred.

16.	Auditing

16.1	Right to Audit

Each Party shall keep, and shall require its Affiliates and Sublicensees to keep, full, true and accurate books of account containing all particulars that may be necessary for the purpose of calculating or determining amounts payable under this Agreement, with respect to Roche including all Allowable Development Expenses and Shared Profit and Loss (as defined in the Financial Appendix) and with respect to Vividion including the PoC Costs. Such books of accounts shall be kept at their principal place of business. At the expense of the auditing Party, the auditing Party shall have the right to engage an internationally recognized independent public accountant reasonably acceptable to the other Party to perform, on behalf of the auditing Party, an audit of the relevant books and records of the other Party and its Affiliates that are deemed necessary by the independent public accountant to report on Net Sales of Products and Shared Products (and with respect to Vividion for Vividion PoC Programs) or otherwise calculate or determine the amounts payable hereunder, for the period or periods requested by Vividion and the correctness of any financial report or payments made under this Agreement. In addition, Vividion shall have the right to audit, through the auditor, selected Third Party agreements executed by Roche (in the [***] year period prior to the audit) for the sole purpose of confirming that the concept of gross to net deduction of sales in Section 1.79 is consistent with the concept used by Roche for other Third Party collaborations.

Upon timely request and at least [***] working days’ prior written notice from the auditing Party, such audit shall be conducted for those countries the auditing Party has specifically requested, during regular business hours in such a manner as to not unnecessarily interfere with audited Party’s normal business activities. Such audit shall be limited to results in the [***] Calendar Years prior to audit notification, and if the auditing Party requests an audit for a given Calendar Year, no additional audits may be conducted for the audited countries in the Territory for such Calendar Year, except with respect to any audit for cause.

Such audit without cause shall not be performed more frequently than [***] per Calendar Year nor more frequently than once with respect to records covering any specific period of time.

All books of account and records herein referred to shall be used only for the purpose of verifying financial reports and payments provided hereunder, including royalty and other payment statements, and shall be treated as the respective Party’s Confidential Information subject to the obligations of this Agreement and need neither be retained more than [***] year after completion of an audit hereof, if an audit has been requested; nor more than [***] years from the end of the Calendar Year to which each shall pertain.

16.2	Audit Reports

The auditors shall only state factual findings in the audit reports and shall not interpret the agreement. The auditors shall share all draft audit findings with Roche and Vividion before sharing such findings with the auditing Party and before the final audit report is issued. The final audit report shall be shared with the audited Party at the same time it is shared with the auditing Party.

16.3	Over-or Underpayment

If the audit reveals an overpayment, the Party overpaid shall reimburse the other Party for the amount of the overpayment within [thirty [***]. If the audit reveals an underpayment, the underpaying Party shall make up such underpayment within [***] days. The audited Party shall pay for the audit costs if the underpayment exceeds [***] percent ([***]%) of the aggregate amount of payments owed with regard to the books and records subject to the audit. Section 14.2 shall apply to this Section 16.3.

17.	Intellectual Property

17.1	Ownership of Inventions

As between the Parties, each Party shall remain owner of its Patents and Know-How that the Party Controls prior to the Effective Date of this Agreement or that it develops independently of the activities under this Agreement.

Roche hereby grants to Vividion a worldwide, non-exclusive, irrevocable, fully-paid up license, with the right to grant and authorize sublicenses, to make, use, sell, offer to sell, import and otherwise exploit for any purpose Vividion E3 Technology; in each case including all intellectual property rights therein Controlled by Roche, subject to the exclusive license granted to Roche under Section 5.2.1, 5.2.2, 5.2.3.

Notwithstanding anything to the contrary, Vividion shall own inventions and resulting Patents to the extent comprising or directed to Vividion CRG Technology, if any, and Roche hereby assigns to Vividion all of Roche’s right, title and interest in and to Vividion CRG Technology, if any.

Roche shall promptly disclose to Vividion any Vividion E3 Technology and Vividion CRG Technology (if any) upon creation thereof and provide Vividion with any information and materials pertaining thereto to the extent necessary to exploit any such Vividion E3 Technology and Vividion CRG Technology.

Vividion shall own all Vividion Inventions, Roche shall own all Roche Inventions, and Vividion and Roche shall jointly own all Joint Inventions. Vividion and Roche each shall require all of its personnel to assign all inventions related to Products and Shared Products made by them to Roche and Vividion, as the case may be. In case of a Joint Invention, the Parties shall discuss in good faith the assignment of any Patent claiming such Joint Invention to one Party and an appropriate license of such Patent to the other Party.

Inventorship for Inventions (including Patents and Know-How) first made during the course of the performance of activities under this Agreement will be determined in accordance with United States patent laws for determining inventorship. Vividion and Roche each shall require all of its employees, consultants and contractors to assign all Inventions conceived by them to Roche and/or Vividion, to the extent required by this Agreement.

Subject to the terms of this Agreement, including the licenses granted under Sections 5.1 and 5.2, each Party shall have an equal, undivided interest in any Joint Invention, and any Patent filed on such Joint Invention, without obligation to account to the other for the practice, license or other exploitation thereof or to seek consent of the other Party for such activities and each Party hereby waives any right it may have under the laws of any jurisdiction to require any such consent or accounting.

With respect to Know-How (other than Inventions), Vividion shall own such Know-How made by employees of Vividion solely or jointly with a Third Party, Roche shall own such Know-How made by employees of the Roche Group solely or jointly with a Third Party.

Except as specifically set forth herein, this Agreement shall not be construed as (i) giving any of the Parties any license, right, title, interest in or ownership to the Confidential Information; (ii) granting any license or right under any intellectual property rights; or (iii) representing any commitment by either Party to enter into any additional agreement, by implication or otherwise.

17.2	German Statute on Employee’s Inventions

In accordance with the German Statute on Employees’ Inventions, each Party agrees to claim the unlimited use of any Invention conceived, reduced to practice, developed, made or created in the performance of, or as a result of, any Collaboration Plan, Preclinical Plan, and Clinical Plan by employees of any German Affiliates. For the avoidance of doubt, each Party is responsible for fulfilling the obligations towards their employees under the German Statute of Employee’s Inventions.

17.3	Trademarks and Labeling

Roche shall own all trademarks used on or in connection with Products and Shared Products for Licensed Programs in the Territory, and shall, at its sole cost, be responsible for procurement, maintenance, enforcement and defense of all such trademarks used on or in connection with such Products and Shared Products in the Territory. Other than as agreed by the other Party, a Party shall not use any trademark or housemark owned or controlled by such Party.

Roche shall have the right to obtain the International Non-proprietary Name (INN) from the World Health Organization and the US Adopted Name (USAN) from the US adopted Names Council (USANC) as the generic name(s) for the Products and Shared Products, in each case that are within a Licensed Program.

To the extent permitted by Applicable Law, all packaging and labeling for a Shared Product shall display that the Shared Product has been “licensed from Vividion.”

17.4	Handling of Patents

Except as set forth in Section 17.5, Vividion shall, at [***] expense and discretion, Handle Vividion Patents and Vividion E3 Patents.

Subject to the terms of Section 17.5, (i) each Party shall, at [***] expense and discretion, Handle the Patents claiming an Invention solely owned by such Party and (ii) neither Party shall Handle any Patent claiming a Joint Invention unless the Parties agree in advance in writing with respect to the Handling and enforcement of any such Patent.

17.5	Handling of Product Specific Patents

17.5.1

For each Collaboration Target, beginning at the Effective Date and ending on selection of the applicable Collaboration Target as a Roche Program or Vividion Program, Vividion shall (a) consult with Roche with respect to the general strategy of Handling any Product Specific Patent and Vividion Patents, and (b) consult with Roche in due time reasonably before filing substantive changes in Composition of Matter Claims and before the grant of any Product Specific Patent or Vividion Patents that would Cover a Compound intended for a Roche Program or Vividion Program, in order to allow Roche to request filing of continuations, continuation-in-part and/or divisional patent application (where possible) for

Composition of Matter Claims Covering a Compound within such Program that Vividion did not obtain, and reasonably prior to any deadline for filing any such Product Specific Patent in each country or region in order to allow Roche to request filing in such countries or regions, which comments and requests Vividion will consider in good faith, provided that any such review and comment by Roche shall be conducted by an external patent law firm selected by Roche at [***] expense and such external patent law firm shall not share any Vividion Confidential Information or chemical structures with Roche until such information is submitted by Vividion to Roche in a Validated Hit Data Package. For each Collaboration Target, beginning on the Effective Date and, if Roche does not exercise the applicable Option Right prior to expiration of the applicable Option Period, ending on the expiration of the applicable Option Period, at Roche’s request, Vividion shall, where and when reasonable (as discussed in the Patent Coordination Team, subject to the limitations on sharing Vividion Confidential Information and chemical structures as described in the preceding sentence), Handle Vividion Patents in such a way to obtain Vividion Patents that have claims related only to Compounds or Components that are specific to such Compounds, in each case within the applicable Program, and to the Collaboration Target, provided that in no event would Vividion be obligated to, for any Patent filed as of the Effective Date and any Patent claiming priority to such Patent filed as of the Effective Date (w) seek a divisional Patent application that is not supported by a unity objection, restriction requirement or the equivalent, (x) take any action in violation of applicable patent law, (y) Handle any Patent application that would have an adverse impact on any other Vividion Patent or other Patent within the applicable Patent family or (z) Handle any such other Vividion Patent or such other Patent in a manner that has an adverse impact on such other Vividion Patent or such other Patent. The term “Vividion CC Patents” shall mean the Vividion Patents that result from the Handling of the Vividion Patents pursuant to the preceding sentence of this Section 17.5.1 that have claims related only to Compounds or Components that are specific to such Compounds, in each case within the applicable Program, and to the Collaboration Target.

17.5.2

Beginning on selection of a Nominated Program as a Roche Program or Vividion Program, Vividion shall, through the Patent Coordination Team (and no longer via an external patent law firm), (a) consult with Roche with respect to the general strategy of Handling any Product Specific Patent, in each case within such Program, and (b) consult with Roche in due time reasonably before filing substantive changes in Product Specific Patents and before the grant of any Product Specific Patent in order to allow Roche to request filing of continuations, continuation-in-part and/or divisional patent application (where possible) for Product Specific Patents Covering a Compound within such Program that Vividion did not obtain, and reasonably prior to any deadline for filing any such Product Specific Patent in each country or region in order to allow Roche to request filing in such countries or regions, which comments and requests Vividion will consider in good faith.

17.5.3

Beginning on selection of a Nominated Program as a Roche Program or Vividion Program and, if Roche does not exercise the applicable Option Right prior to expiration of the applicable Option Period, ending on the expiration of the applicable Option Period:

Vividion shall, at Roche’s request with respect to Original Compound(s) within such Program and [***] expense, file one or more Product Specific Patents with respect to such Original Compound. Vividion shall provide Roche with a draft of each such intended application for a Product Specific Patent reasonably well in advance of filing such application to give Roche a reasonable opportunity to review and comment on any such application proposed to be filed before a patent office. Vividion shall consider in good faith Roche’s comments thereon. Promptly after filing each such Product Specific Patent, Vividion shall provide Roche a copy of such Product Specific Patent as filed, together with notice of its filing date and serial number. After such Product Specific Patent is so filed, the Handling of such Product Specific Patent shall be subject to the terms below of this Section17.5.3, and the terms of Sections 17.5.5 and 17.5.6.

Vividion shall Handle such patent filings at [***] expense until Roche exercises the applicable Option Right. The Parties shall agree in the Patent Coordination Team prior to start of substantive prosecution (at the latest within [***] days after receipt of ISR/WOISA or 1st office action from a national Patent Office) on a general strategy of Handling such Product Specific Patent. Thereafter until Roche exercises the applicable Option Right, Vividion shall consult with Roche in due time reasonably before substantive changes in subject matter or claims and before the grant of any Product Specific Patent in order to allow Roche to request filing of continuations, continuation-in-part and/or divisional patent application (where possible) for matter that Vividion did not obtain, and reasonably prior to any deadline for filing any such Product Specific Patent in each country or region in order to allow Roche to request filing in such countries or regions, which comments and requests Vividion shall consider in good faith, provided that Vividion shall follow any request to file a new continuation, continuation-in-part and/or divisional application for Product Specific Patents having only Product Specific Claims that Vividion did not obtain or in any country or region in which Vividion has not filed such Product Specific Patents, provided that in no event shall Vividion be required to, for any Patent filed as of the Effective Date, and any Patent claiming priority to a Patent filed as of the Effective Date, (w) seek a divisional Patent application that is not supported by a unity objection, restriction requirement or the equivalent, (x) take any action in violation of applicable patent law, (y) Handle any Patent application that would have an adverse impact on any other Vividion Patent or other Patent within the applicable Patent family or (z) Handle any such other Vividion Patent or such other Patent in a manner that has an adverse impact on such other Vividion Patent or such other Patent. Vividion shall furnish information on filing particulars for such Product Specific Patents in every country, copies of material communications to and from each Patent Office, copies of claims as pending and granted for any Product Specific Patent and copies of filing documents of any child application.

If Roche does not exercise its Option Right with respect to a Program prior to expiration of the applicable Option Period, then Vividion shall thereafter bear all patent cost for the respective Product Specific Patents related to such Program and have the sole right to Handle such Product Specific Patents at its discretion.

17.5.4

For each Licensed Program following Roche’s exercise of the Option Right with respect thereto and after the initial filing of such Product Specific Patent by Vividion pursuant to the terms of Section 17.5.3:

Roche shall, at [***] expense, Handle such Product Specific Patent, provided that in no event shall Roche Handle such Product Specific Patent in a manner to cause it to include any claims that are not Product Specific Claims. Notwithstanding anything to the contrary, if either Party identifies a claim in a Product Specific Patent that is not a Product Specific Claim, then such Party shall notify the other Party thereof and, if Roche is Handling such Product Specific Patent, Roche shall Handle such Product Specific Claim in accordance with Vividion’s instructions.

The Parties shall agree in the Patent Coordination Team prior to start of substantive prosecution (at the latest within [***] days after the earlier of receipt of ISR/WOISA or 1st office action from a national patent office) on a general strategy of Handling such Product Specific Patent. Thereafter, Roche shall consult with Vividion in due time reasonably before substantive changes in subject matter or claims and before the grant of any Product Specific Patent in order to allow Vividion to request filing of continuations, continuation-in-part and/or divisional patent application (where possible) for matter that Roche did not obtain, and reasonably prior to any deadline for filing any such Product Specific Patent in each country or region in order to allow Vividion to request filing in such countries or regions, which comments and requests Roche shall consider in good faith. Roche shall furnish information on filing particulars in every country, copies of material communications to and from each Patent Office, copies of claims as pending and granted for any Product Specific Patent and copies of filing documents of any child application.

17.5.5

If Roche determines in its sole discretion to: (i) abandon or cease Handling of any Product Specific Patent in any jurisdiction, or (ii) to abandon any subject matter or claims in any Product Specific Patent, then Roche will provide Vividion written notice of such determination as soon as possible but in due time reasonably before any deadline for taking action to avoid abandonment (or other loss of rights) and will provide Vividion with the opportunity to Handle, at [***] expense, such Product Specific Patent in such jurisdiction or, in the case of subject matter or claims, to file, at [***] expense, such subject matter or claims through a divisional or continuation Patent (or foreign equivalent thereof) of such Product Specific Patent and thereafter such Patent (and any continuation or divisional thereof) shall still be a Product Specific Patent.

17.5.6

Each Party will reasonably cooperate with and assist each other in the Handling of Product Specific Patents, including making scientists and scientific records reasonably available and using its reasonable efforts to have documents signed as necessary for the Handling of such Product Specific Patents. All communications between the Parties relating to the Handling of Patents pursuant to this Section 17.5, and Sections 17.6 and 17.7 shall be considered Confidential Information. Communication by email is deemed sufficient.

17.6	Patent Coordination Team

Where the Parties need to consult with each other on the Handling of Patents, the Parties shall establish a patent coordination team and shall adopt procedures for interacting on patent matters. Such procedures shall include a general filing strategy for Compounds, including Components, and shall be subject to the limitations on sharing Vividion Confidential Information and chemical structures as described in the first sentence of Section 17.5.1.

At the request of either Party, the Patent Coordination Team shall discuss the conduct of any freedom-to-operate assessment (“FTO”) that may be performed with respect to a Licensed Program.

17.7	Unified Patent Court (Europe)

With respect to any Product Specific Patent following Roche’s exercise of the Option Right with respect to the applicable Licensed Program, at any time prior to the end of the “transitional period” as such term is used in Article 83 of the Agreement on a Unified Patent Court between the participating Member States of the European Union, for a given relevant EU Patent, Roche may request in writing that Vividion either (i) opt out from the exclusive competence of the Unified Patent Court or (ii) if applicable, withdraw a previously-registered opt-out, and Vividion shall notify the Registry, pay any such registry fee and take such other action as may be necessary to effect the opt-out or opt-out withdrawal (“Register”). With respect to any such Product Specific Patent following exercise of the Option Right for the applicable Licensed Program, Vividion shall Register within [***] days of receipt of Roche’s written request, or such other time parameters specified by Roche.

17.8	CREATE Act

It is the intention of the Parties that this Agreement is a “joint research agreement” as that phrase is defined in 35 USC §103(c)(3).

17.9	Infringement

Following Roche’s exercise of its Option Right with respect to a Licensed Program, each Party shall promptly provide written notice to the other Party during the Agreement Term of any known infringement or suspected infringement by a Third Party of the applicable Product Specific Patents by a product Directed To the Collaboration Target for the Licensed Program (“Infringement”), and shall provide the other Party with all evidence in its possession supporting such infringement.

Within [***] days after Roche provides or receives such written notice (“Decision Period”), Roche, in its sole discretion, shall decide whether or not to initiate a suit or take action in the Territory to remedy such Infringement and shall notify Vividion of its decision in writing (“Suit Notice”).

If Roche decides to bring such suit or take such action, once Roche provides Suit Notice, Roche may immediately commence such suit or take such action. In the event that Roche (i) does not in writing advise Vividion within the Decision Period that Roche will commence suit or take action, or (ii) fails to commence suit or take action within a reasonable time after providing Suit Notice, Vividion shall thereafter have the right (subject to Roche’s written consent, not to be unreasonably withheld) to commence such suit or take such action in the Territory to remedy such Infringement and shall provide written notice to Roche of any such suit commenced or action taken by Vividion.

On a country-by-country basis:

(i) For Roche Programs where (a) there is not sufficient support available for filing of a Product Specific Patent prior to the Nomination Date of the Roche Program or (b) Roche does not request Vividion to file a Product Specific Patent pursuant to Section 17.5.3 or (c) Roche abandons or ceases Handling such Product Specific Patent pursuant to Section 17.5.5, should one or more Vividion CC Patents or Roche Patents exist:

Roche shall not have the right to enforce any Vividion Patent other than the applicable Vividion CC Patent that Cover the applicable Product within the Licensed Program, provided that at Roche’s request and only with Vividion’s prior written consent, Roche may initiate a suit to enforce a Vividion Patent against a Third Party to remedy infringement by such Third Party of such Vividion Patent for such Product by a product Directed To the Collaboration Target for such Product. Upon such consent, such infringement shall be considered an Infringement under this Section 17.9; and

(ii) Should one or more Product Specific Patent or Vividion CC Patent exist:

Roche shall not have the right to enforce any Vividion Patent other than the applicable Vividion CC Patent that Cover the applicable Product within the Licensed Program, provided that at Roche’s request and only with Vividion’s prior written consent, Roche may initiate a suit to enforce a Vividion Patent against a Third Party to remedy infringement by such Third Party of such Vividion Patent for such Product by a product Directed To the Collaboration Target for such Product. Upon such consent, such infringement shall be considered an Infringement under this Section 17.9;

(iii) Should no Product Specific Patent or Vividion CC Patent or, with respect to Roche Programs described in clause (i) above, Roche Patent exist, Roche shall, after Vividion’s prior consent that shall not unreasonably be withheld, have the right to enforce a Vividion Patent that Covers the applicable Component or Compound for the applicable Product within the Licensed Program against a Third Party to remedy infringement by such Third Party of such a Vividion Patent by a product Directed To the Collaboration Target for such Product. Without limiting the reasons for which Vividion may withhold its consent, it shall not be unreasonable for Vividion to withhold its consent (A) if Vividion has initiated (or plans to initiate within [***] days) enforcement of a Vividion Patent against such product, (B) if one or more further Vividion Patents Covers such product and Vividion would allow Roche to enforce any such further Vividion Patents, (C) if such enforcement action would put such Vividion Patent at unreasonable risk of an adverse impact or (D) if the applicable Product contains a Derivative and a Roche Patent Covering such Product exists. Upon such consent, such infringement shall be considered Infringement under this Section 17.9.

Upon written request, the Party bringing suit or taking action to remedy such Infringement (“Initiating Party”) shall keep the other Party informed of the status of any such suit or action and shall provide the other Party with copies, to the extent the Initiating Party is lawfully permitted to do so, of all substantive documents or communications filed in such suit or action. The Initiating Party shall have the sole and exclusive right to select counsel for any such suit or action.

The Initiating Party shall, except as provided below, pay all expenses of the suit or action, including the Initiating Party’s attorneys’ fees and court costs. Unless otherwise agreed by the Parties, and subject to the Parties’ respective obligations under Article 19, all monies recovered upon the final judgment or settlement of any action described in this Section 17.9 for all Products other than Shared Products shall be used as follows:

(a) First, to reimburse the Initiating Party for its costs associated with such action and, if any remains that was not previously reimbursed, to the other Party for any advisory counsel fees and costs; and

(b) Second, the balance, if any, shall be allocated [***] percent ([***]%) to the Initiating Party, and [***] percent ([***]%) to the other Party.

If the Initiating Party believes it is reasonably necessary or desirable to obtain an effective remedy, upon written request, the other Party agrees to be joined as a party to the suit or action but shall be under no obligation to participate except to the extent that such participation is required as the result of its being a named party to the suit or action. At the Initiating Party’s written request, the other Party shall offer reasonable assistance to the Initiating Party in connection therewith at no charge to the Initiating Party except for reimbursement of reasonable out-of-pocket expenses incurred by the other Party in rendering such assistance. The other Party shall have the right to participate and be represented in any such suit or action by its own counsel at its own expense.

The Initiating Party may settle, consent judgment or otherwise voluntarily dispose of the suit or action (“Settlement”) without the written consent of the other Party but only if such Settlement can be achieved without adversely affecting the other Party (including any of its Patents). If a Settlement could adversely affect the other Party, then the written consent of the other Party would be required, which consent shall not be unreasonably withheld.

For any patent that is a Roche Patent, Roche, in its sole discretion, shall decide whether or not to initiate such suit or action in the Territory. Roche shall have full discretion as to how it wishes to handle such suit and may reach Settlement and retain all damages, settlement fees or other consideration under any terms and conditions it desires and retain whatever. Only if a Settlement could adversely affect Vividion shall the written consent of Vividion be required, which consent shall not be unreasonably withheld.

17.10	Defense

Subject to the indemnity obligations under Article 19, if an action for infringement is commenced or alleged against either Party, its licensees or its sublicensees related to a Party’s (or such Party’s licensee’s or sublicensee’s) conduct of the Collaboration within the scope of the Collaboration Plan, the Preclinical Plan, the Clinical Plan or the discovery, development, manufacture, use or sale of a Product or Shared Product, then such Party shall notify the other Party thereof and such Party shall have the right (but not the obligation) to defend such action at its own expense, and the other Party shall assist and cooperate with such Party, at such Party’s expense, to the extent necessary in the defense of such suit. Unless the Parties otherwise agree and subject to the indemnity obligations under Article 19, such Party shall have the right to settle the suit or consent to an adverse judgment thereto, in its sole discretion, so long as such settlement or adverse judgment does not adversely affect the rights of the other Party or its Affiliates (including any Patents Controlled by any of them). Subject to the indemnity obligations under Article 19, Roche shall assume full responsibility for the payment of any award for damages, or any amount due pursuant to any settlement entered into by it with such Third Party.

17.11	Common Interest Disclosures

With regard to any information or opinions disclosed pursuant to this Agreement by one Party to each other regarding intellectual property and/or technology owned by Third Parties, the Parties agree that they have a common legal interest in determining whether, and to what extent, Third Party intellectual property rights may affect the conduct of the Collaboration Plan, the Preclinical Plan(s), the Clinical Plan(s), and/or Compounds and/or Products and/or Shared Products, and have a further common legal interest in defending against any actual or prospective Third Party claims based on allegations of misuse or infringement of intellectual property rights relating to the conduct of the Collaboration Plan, the Preclinical Plan(s), the Clinical Plan(s), Compounds and/or Products. Accordingly, the Parties agree that all such information and Materials obtained by Vividion and Roche from each other pursuant to this Article 17 will be used solely for purposes of the Parties’ common legal interests with respect to Handling, enforcement and defense of intellectual property rights pursuant to the terms of this Article 17. All such information and Materials will be treated as protected by the attorney-client privilege, the work product privilege, and any other privilege or immunity that may otherwise be applicable. By sharing any such information and Materials, neither Party intends to waive or limit any privilege or immunity that may apply to the shared information and Materials. Neither Party shall have the authority to waive any privilege or immunity on behalf of the other Party without such other Party’s prior written consent, nor shall the waiver of privilege or immunity resulting from the conduct of one Party be deemed to apply against any other Party. Notwithstanding the foregoing, neither Party’s attorney represents the other Party.

17.12	Hatch-Waxman

Following Roche’s exercise of its Option Right with respect to a Licensed Program, with respect to any identification of Patents to Regulatory Authorities for a Product within such Licensed Program as required or allowed for listing in the FDA’s Orange Book in the United States or foreign equivalents outside of the United States: (i) Roche will have the sole right to make any such decision to list any Product Specific Patent or any Vividion CC Patent for such Product and (ii) Vividion will have the sole right to make any such decision with respect to any Vividion Patents other than Product Specific Patents and Vividion CC Patents for any product, provided that Roche shall have the right to list any Vividion CC Patents for such Product with Vividion’s prior written consent.

Notwithstanding anything herein to the contrary, should a Party receive a certification for a Product or Shared Product within a Licensed Program pursuant to the Drug Price Competition and Patent Term Restoration Act of 1984 (Public Law 98-417, known as the Hatch-Waxman Act), as amended, or its equivalent in a country other than the US, then such Party shall immediately provide the other Party with a copy of such certification. Roche shall have [***] days from date on which it receives or provides a copy of such certification to provide written notice to Vividion (“H-W Suit Notice”) whether Roche will bring suit, at [***] expense, within a [***] day period from the date of such certification, and in any case at least [***] Business Days prior to which any further delay in bringing such suit would limit or compromise the remedies available in connection with such certification. Should such [***] day period expire without Roche bringing suit or providing such H-W Suit Notice, then Vividion shall be free to immediately bring suit in its name.

17.13	Patent Term Extensions

The Parties shall use Commercially Reasonable Efforts to obtain all available patent term extensions, adjustments or restorations, or supplementary protection certificates with respect to Product Specific Patents directed to Products within a Licensed Program (“SPCs”, and together with patent term extensions, adjustments and restorations, “Patent Term Extensions”). Vividion shall execute such authorizations and other documents and take such other actions as may be reasonably requested by Roche to obtain such Patent Term Extensions, including designating Roche as its agent for such purpose as provided in 35 USC § 156. All filings for such Patent Term Extensions shall be made by Roche; provided, that in the event that Roche elects not to file for a Patent Term Extension, Roche shall (a) promptly inform Vividion of its intention not to file and (b) grant Vividion the right to file for such Patent Term Extension. Each Party shall execute such authorizations and other documents and take such other actions as may be reasonably requested by the other Party to obtain such extensions. The Parties shall cooperate with each other in gaining patent term restorations, extensions and/or SPCs wherever applicable to such Product Specific Patents.

18.	Representations and Warranties

18.1	Vividion Representations and Warranties

Vividion represents and warrants that:

18.1.1.1	Safety Data

Vividion has disclosed to Roche and will promptly disclose to Roche (i) the results of all preclinical testing and human clinical testing of Products or Shared Products in its possession or control and (ii) all information in its possession or control that are the subject of a Validated Hit Data Package, CCS Data Package, or PoC Data Package, in its Control, concerning side effects, injury, toxicity or sensitivity reaction and incidents or severity thereof with respect to Products and Shared Products.

18.1.1.2	Third Party Patents

As of the Effective Date, Vividion has no knowledge of the existence of any patent or patent application owned by or licensed to any Third Party that would prevent Roche from making, having made, using, offering for sale, selling or importing Products and Shared Products in the Territory.

18.1.1.3	Ownership of Vividion Base Patents.

As of the Effective Date, Vividion is the sole and exclusive owner of the Vividion Base Patents. No other parties have any right, title or interest in or to the Vividion Base Patents. The Vividion Base Patents are free and clear of all liens, claims, security interests and other encumbrances of any kind or nature. Vividion has not granted any licenses to the Vividion Base Patents to any Third Party, nor has Vividion effectuated any prior transfer, sale or assignment of any part of the Vividion Patents.

18.1.1.4	Inventors

Vividion has obtained the assignment of, or an exclusive license under, all interest and all rights or licenses thereunder with respect to the Vividion Base Patents necessary to grant the licenses granted hereunder. All of Vividion’s employees, officers and consultants have, prior to such individual’s performance of any activities under this Agreement on behalf of Vividion, executed agreements requiring assignment to Vividion of all Inventions made by such individuals in performance of such activities.

18.1.1.5	Grants

To the best of Vividion’s knowledge and belief as of the Effective Date, Vividion has the lawful right to grant Roche and its Affiliates the rights and licenses described in this Agreement.

18.1.1.6	Authorization

As of the Effective Date, the execution, delivery and performance of this Agreement by Vividion and all instruments and documents to be delivered by Vividion hereunder: (i) are within the corporate power of Vividion; (ii) have been duly authorized by all necessary or proper corporate action; (iii) are not in contravention of any provision of the certificate of formation or limited liability company agreement of Vividion; (iv) to the knowledge of Vividion, will not violate any law or regulation or any order or decree of any court of governmental instrumentality; (v) will not violate the terms of any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which Vividion is a party or by which Vividion or any of its property is bound, which violation would have an adverse effect on the financial condition of Vividion or on the ability of Vividion to perform its obligations hereunder; and (vi) do not require any filing or registration with, or the consent or approval of, any governmental body, agency, authority or any other person, which has not been made or obtained previously (other than approvals required under the HSR Act, Regulatory Approvals required for the sale of Products and Shared Products and filings with Regulatory Authorities required in connection with Products and Shared Products).

18.1.1.7	Validity of Patents.

As of the Effective Date, Vividion is not in possession of information that would render invalid and/or unenforceable any claims that are in any of the Vividion Base Patents. Vividion is aware that information had been cited in the prosecution of Vividion Base Patents which information Vividion would not consider to reasonably be render invalid and/or unenforceable any claims that are in any of the Vividion Base Patents. Vividion has no knowledge of any inventorship disputes concerning any Vividion Base Patents.

18.1.1.8	Ownership and Validity of Know-How

Vividion’s Know-How is legitimately in the possession of Vividion and has not been misappropriated from any Third Party. Vividion has taken reasonable measures to protect the confidentiality of its Know-How.

18.1.1.9	No Claims

As of the Effective Date, there are no claims or investigations (other than with respect to the Parties’ HSR filings), pending or, to its knowledge, threatened against Vividion or any of its Affiliates, at law or in equity, or before or by any governmental authority relating to the matters contemplated under this Agreement or that would materially adversely affect Vividion’s ability to perform its obligations hereunder.

18.1.1.10	No Conflict

To Vividion’s knowledge as of the Effective Date, neither Vividion nor any of its Affiliates is or will be under any obligation to any person, contractual or otherwise, that is conflicting with the terms of this Agreement.

18.1.1.11	Scripps License

The activities by Vividion under this Agreement are not Covered by Patents, or require use of any Know-How, licensed to Vividion under the License Agreement by and between Vividion and The Scripps Research Institute, dated as of January 6, 2016 (“Scripps License”). Vividion will not use in the Collaboration and/or incorporate any such Know-How or technology Covered by such Patents into a Compound or Product.

18.2	Roche Representations and Warranties.

Roche represents and warrants that:

18.2.1	Authorization

As of the Effective Date, the execution, delivery and performance of this Agreement by Roche and all instruments and documents to be delivered by Roche hereunder: (i) are within the corporate power of Roche; (ii) have been duly authorized by all necessary or proper corporate action; (iii) are not in contravention of any provision of the certificate of formation or limited liability company agreement of Roche; (iv) to the knowledge of Roche, will not violate any law or regulation or any order or decree of any court of governmental instrumentality; (v) will not violate the terms of any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which Roche is a party or by which Roche or any of its property is bound, which violation would have an adverse effect on the financial condition of Roche or on the ability of Roche to perform its obligations hereunder; and (vi) do not require any filing or registration with, or the consent or approval of, any governmental body, agency, authority or any other person, which has not been made or obtained previously (other than approvals required under the HSR Act, Regulatory Approvals required for the sale of Products and filings with Regulatory Authorities required in connection with Products).

18.2.2	Inventors

All Roche employees, officers and consultants have executed agreements requiring assignment to Roche of all Inventions made by such individuals during the course of and as a result of their association with Roche.

18.2.3	Grants

To Roche’s knowledge as of the Effective Date, Roche has the lawful right to grant Vividion and its Affiliates the rights and licenses described in this Agreement.

18.2.4	No conflict

To Roche’s knowledge as of the Effective Date, neither Roche nor any of its Affiliates is or will be under any obligation to any person, contractual or otherwise, that is conflicting with the terms of this Agreement or that would impede the fulfillment of Roche’s obligations hereunder.

18.2.5	Ownership and Validity of Know-How

Roche’s Know-How is legitimately in the possession of Roche and has not been misappropriated from any Third Party. Roche has taken reasonable measures to protect the confidentiality of its Know-How.

18.2.6	No Claims

As of the Effective Date, there are no claims or investigations (other than with respect to the Parties’ HSR filings), pending or, to its knowledge, threatened against Roche or any of its Affiliates, at law or in equity, or before or by any governmental authority relating to the matters contemplated under this Agreement or that would materially adversely affect Roche’s ability to perform its obligations hereunder.

18.3	No Other Representations and Warranties

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, THE FOREGOING REPRESENTATIONS AND WARRANTIES ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF PRODUCTS AND SHARED PRODUCTS.

19.	Indemnification

19.1	Indemnification by Roche

Roche shall indemnify, hold harmless and defend Vividion, Vividion’s Affiliates and their directors, officers, employees and agents (“Vividion Indemnitees”) from and against any and all losses, expenses, cost of defense (including without limitation reasonable attorneys’ fees, witness fees, damages, judgments, fines and amounts paid in settlement) that Vividion Indemnitees become legally obligated to pay arising from any claim, demand, suit, proceeding or cause of action brought by a Third Party (each a “Third Party Claim”) against a Vividion Indemnitee because of [***].

19.2	Indemnification by Vividion

Vividion shall indemnify, hold harmless and defend Roche, Roche’s Affiliates and their directors, officers, employees and agents (“Roche Indemnitees”) from and against any and all losses, expenses, cost of defense (including without limitation reasonable attorneys’ fees, witness fees, damages, judgments, fines and amounts paid in settlement) that Roche Indemnitees become legally obligated to pay arising from a Third Party Claim because of [***].

19.3	Procedure

In the event of a claim by a Third Party against a Party entitled to indemnification under this Agreement (“Indemnified Party”), the Indemnified Party shall promptly notify the other Party (“Indemnifying Party”) in writing of the claim and the Indemnifying Party shall undertake and, subject to the terms of this Section 19.3, solely manage and control, at its sole expense, the defense of the claim and its settlement. At the Indemnifying Party’s request and expense, the Indemnified Party shall cooperate with the Indemnifying Party and may, at the Indemnified Party’s option and expense, be represented in any such action or proceeding by counsel of its choice. The Indemnifying Party shall not be liable for any litigation costs or expenses incurred by the Indemnified Party without the Indemnifying Party’s written consent. The Indemnifying Party shall not settle any such claim unless such settlement fully and unconditionally releases the Indemnified Party from all liability relating thereto, unless the Indemnified Party otherwise agrees in writing.

20.	Liability

20.1	Limitation of Liability

Neither Party is providing a guarantee or warranty that it will successfully discover, develop or commercialize any Compound or Product and, so long as such Party complies with its obligations under Article 7, it shall not be liable to the other Party as a result of failure or delay to discover, develop and/or commercialize a Compound or Product, as applicable, including but not limited to, a) a delay in timelines, or b) delay or failure to recruit patients, or c) a change in its respective study protocols, or d) failure to obtain regulatory approval for the Compound or Product as applicable.

EXCEPT WITH RESPECT TO INDEMNIFICATION UNDER ARTICLE 19, NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY LICENSE GRANTED HEREUNDER.

21.	Obligation Not to Disclose Confidential Information

21.1	Non-Use and Non-Disclosure

During the Agreement Term and for ten (10) years thereafter, a Receiving Party shall (i) treat Confidential Information provided by Disclosing Party as it would treat its own information of a similar nature, (ii) take all reasonable precautions not to disclose such Confidential Information to Third Parties, without the Disclosing Party’s prior written consent, and (iii) not use such

Confidential Information other than for exercising its rights or fulfilling its obligations under this Agreement.

21.2	Permitted Disclosure

Notwithstanding the obligation of non-use and non-disclosure set forth in Section 21.1, the Parties recognize the need for certain exceptions to this obligation that are specifically set forth below with respect to press releases in Section 21.3 and certain commercial considerations in Section 21.5.

21.3	Press Releases

Vividion may issue the press release attached as Appendix 21.3, and following such press release, Vividion shall have the right to make any additional public statement that is consistent with the contents of such press release or other press release issued or approved by Roche.

Roche shall issue press releases in accordance with its internal policy that typically Roche does not issue a second press release until a Phase II Study has been completed for a Compound. Roche shall provide Vividion with a copy of any draft press release related to the activities contemplated by this Agreement at least [***] weeks prior to its intended publication for Vividion’s review. Vividion may provide Roche with suggested modification to the draft press release. Roche shall in good faith consider Vividion’s suggestions in issuing its press release.

Roche shall have the right to make any additional public statement that is consistent with the contents of an earlier press release.

Except as provided above, Vividion shall only issue press releases related to the activities contemplated by this Agreement that either (i) have been approved by Roche (such approval not to be unreasonably withheld); (ii) are required to be issued by Vividion as a matter of law or are required for compliance with the rules of any stock exchange and Vividion has a competent legal opinion to that effect; or (iii) related to activities under Sole Vividion Programs. In all circumstances requiring approval by Roche, Vividion shall provide Roche with a draft press release at least two (2) weeks prior to its intended publication for Roche’s review. During such period, Roche shall (i) approve the draft press release and permit Vividion to issue the press release, (ii) contact Vividion to discuss modification to the draft press release, or (iii) contact Vividion and disapprove the press release. If Roche so asks for modification, then Vividion shall either make such modification or work with Roche to arrive at a press release that Roche approves. If Vividion issues a press release without Roche’s approval, then Vividion must obtain a competent legal opinion that the release was required to be issued by Vividion as a matter of law or are required for compliance with the rules of any stock exchange.

To ensure communication alignment, responses (if any) to inquiries by media or other Third Parties after issuance of a permitted press release by a Party shall consist solely of the press release language or shall follow the response guidelines that may be mutually developed by the Parties, except to the extent required by Applicable Law, a Regulatory Authority or the rules of any stock exchange.

21.4	Publications

During the Agreement Term, the following restrictions shall apply with respect to disclosure by any Party of the other Party’s Confidential Information relating to a Compound, Product, E3 Ligase, E3 Ligase Engager or E3 Module in any publication or presentation:

a)

Both Parties acknowledge that it is their policy for the studies and results thereof to be registered and published in accordance with their internal guidelines and Applicable Law. Each Party, in accordance with its internal policies and procedures and Applicable Law, shall have the right to publish all studies, clinical trials and results thereof conducted by such Party on the clinical trial registries that are maintained by or on behalf of such Party. Neither Party shall publish any studies, clinical trials or results thereof conducted by the other Party on its clinical trial registry, provided however, that the clinical trial registry maintained by the Party conducting such clinical trial may be accessed via a link from the other Party’s clinical trial registry.

b)

A Party (“Publishing Party”) shall provide the other Party with a copy of any such proposed publication or presentation at least [***] days prior to submission for publication so as to provide such other Party with an opportunity to recommend any changes it reasonably believes are necessary to continue to maintain the Confidential Information of the other Party to the Publishing Party in accordance with the requirements of this Agreement. The incorporation of such recommended changes shall not be unreasonably refused; and if such other Party notifies (“Publishing Notice”) the Publishing Party in writing, within [***] days after receipt of the copy of the proposed publication or presentation that such publication or presentation in its reasonable judgment (i) contains an invention owned by the other Party, for which the other Party reasonably desires to obtain patent protection or (ii) could be expected to have an adverse effect on the commercial value of any Confidential Information of the other Party, the Publishing Party shall prevent such publication or presentation or delay such publication or presentation for a mutually agreeable period of time. In the case of any such inventions, a delay shall be for a period reasonably sufficient to permit the timely preparation and filing of a patent application(s) on such invention, and in no event less than [***] days from the date of the Publishing Notice. In the case of any such Confidential Information of the other Party, the Publishing Party shall not include such Confidential Information in such publication or presentation if the other Party requests it to be removed.

c)

Without limiting the foregoing, with respect to E3 Modules for which Roche exercises the E3 Module Option that include an E3 Ligase discovered in performance of the Collaboration Plan, each Party shall provide notice to the other Party promptly after disclosure of the sequence of any novel E3 Ligase or the chemical structure(s) of E3 Ligase Engager(s) associated with such E3 Module in any application for a Patent or otherwise to any patent office, during the period beginning on such exercise until the sequence and/or chemical structure(s) are otherwise publicly disclosed, as the case may be.

21.5	Commercial Considerations

Nothing in this Agreement shall prevent a Receiving Party or its Affiliates from disclosing Confidential Information of the Disclosing Party and the existence and terms of this Agreement to (i) governmental agencies to the extent required or desirable to secure government approval for the development, manufacture or commercialization of a Product in the Territory; provided that such Confidential Information will be disclosed only to the extent reasonably necessary to do so, and where permitted, subject to confidential treatment, (ii) Third Parties acting on behalf of the Receiving Party, to the extent reasonably necessary for the Receiving Party to perform its obligations or exercise its rights under this Agreement, (iii) Third Parties requesting Clinical Study data information (in accordance with the Receiving Party’s then-current data sharing policy), (iv) Third Parties to the extent reasonably necessary to market the Products and Shared Products in the Territory, (v) its Affiliates, consultants, CROs, service providers, licensees or Sublicensees, and its and their directors, officers, employees, agents or advisors (including accountants, attorneys, consultants, bankers, financial advisors and members of advisory boards) who reasonably require Confidential Information, and (vi) any bona fide potential or actual sources of debt or equity financing or parties to a merger, acquisition, royalty factoring or similar transaction (including attorneys, accountants, consultants, bankers or financial advisors of the foregoing) who reasonably require such Confidential Information as part of their due diligence investigations, in each case (ii)-(vi), who are informed of the confidential nature of such information and are bound by obligations of non-use, non-disclosure and confidentiality with respect to such Confidential Information.

The Receiving Party may use and disclose Confidential Information of the Disclosing Party to the extent that such Confidential Information is required to be disclosed by the Receiving Party to comply with Applicable Law, including the rules and regulations of the U.S. Securities and Exchange Commission (or equivalent foreign agency) or a securities exchange on which its or its Affiliate’s securities are listed (or to which an application for listing has been submitted), or to comply with governmental regulations, provided that the Receiving Party provides prior written notice of such disclosure to the Disclosing Party, such Confidential Information is disclosed only to the extent reasonably necessary to do so and, to the extent practicable, takes reasonable and lawful actions to minimize the degree of such disclosure.

The Parties acknowledge that either or both Parties may be obligated to make a filing (including to file a copy of this Agreement) with the U.S. Securities and Exchange Commission (or equivalent foreign agency) or a governmental authority. Each Party will be entitled to make such a required filing, provided that it will (a) submit in connection with such filing the redacted copy of this Agreement that considers the comments of the other Party in good faith (the “Redacted Agreement”), (b) request, and use commercially reasonable efforts consistent with Applicable Laws to obtain, confidential treatment of all terms redacted from this Agreement, as reflected in the Redacted Agreement, and (c) if the U.S. Securities and Exchange Commission (or equivalent foreign agency) or a governmental authority requests any changes to the redactions set forth in the Redacted Agreement, use commercially reasonable efforts consistent with Applicable Laws to support the redactions in the Redacted Agreement as originally filed (provided that a Party will not be required to make such efforts to support such redactions more than once). Each Party will be responsible for its own legal and other external costs in connection with any such filing, registration or notification.

22.	Term and Termination

22.1.1	Commencement and Term

This Agreement shall commence upon the Effective Date and continue for the Agreement Term.

22.1.2	HSR Filings

Prior to any Roche Program nomination pursuant to Section 2.5 and Option Right exercise by Roche pursuant to Sections 4.1 through 4.5, Roche shall notify Vividion in writing whether an HSR Filing is required or not with respect to such Roche Program nomination or Option Right exercise. If Roche notifies Vividion that an HSR Filing is required, then each Party will, as soon as practicable but not later than [***] Business Days following the date of Roche’s written notification, make any required filings with the FTC and the DOJ required under HSR Act, and/or similar required filings with equivalent foreign authorities, with respect to the applicable exercise of a Option Right or selection of a Roche Program. The Parties will reasonably cooperate with one another to the extent necessary in the preparation and execution of all such documents that are required to be filed pursuant to any HSR Filing. Each Party will be responsible for its own costs and expenses associated with any such HSR Filing. With respect to any HSR Filing, the Parties will each use best efforts to ensure that any applicable waiting period under the applicable Antitrust Law expires or is terminated as soon as practicable and to obtain any necessary approval or consents under HSR at the earliest possible date after the date of filing. If the Parties make an HSR Filing to report any Option Right exercise or Roche Program selection, then the applicable Option Right or Roche Program selection shall terminate: (i) immediately if the FTC or the DOJ, or an equivalent authority in the European Union or in the United Kingdom, obtains a preliminary injunction under the applicable antitrust laws against the Parties to enjoin the transactions contemplated exercise of any Option Right or any Roche Program selection, as applicable, or (ii) at the election of either Party, immediately upon written notice to the other Party, in the event that the Selection Effective Date shall not have occurred on or prior to [***] days after the effective date of the HSR Filing. In the event of such termination, the Option Right exercise or Roche Program selection, as applicable, shall be of no force and effect and Section 4.6 shall apply such that the applicable Program becomes a Sole Vividion Program. Nothing in this Agreement shall require or be deemed to require either Party to commit to any divestitures or licenses or agree to hold separate any assets or agree to any similar arrangements or commit to conduct its business in a specified manner, in each case as a condition to obtaining antitrust clearance for the transactions (including any Roche Program selection or Roche Option exercise) contemplated hereunder.

22.2	Termination

22.2.1	Termination for Breach

A Party (“Non-Breaching Party”) shall have the right to terminate this Agreement in its entirety, on a Program-by-Program basis or on a Product-by-Product basis and Shared Product-by-Shared Product basis in the event the other Party (“Breaching Party”) is in breach of any of its material obligations under this Agreement. The non-Breaching Party shall provide written notice to the Breaching Party, which notice shall identify the breach, and the Program, the Product or Shared Product in which the Non-Breaching Party intends to have this Agreement terminate. The Breaching Party shall have a period of ninety (90) days after such written notice is provided (“Peremptory Notice Period”) to cure such breach. If such breach is not cured within the Peremptory Notice Period, then absent withdrawal of the Non-Breaching Party’s request for termination, this Agreement shall terminate in its entirety or with respect to such applicable Program, Products or Shared Products effective as of the expiration of the Peremptory Notice Period. Notwithstanding the foregoing, if the Breaching Party, in good faith, disputes whether such breach occurred or has not been cured, it will so notify the Non-Breaching Party, and the Peremptory Notice Period shall be tolled until such time that the dispute is resolved pursuant to Section 24.3 or that the Arbitral Tribunal determines that such tolling shall not continue, whichever is earlier. Following the cessation of such tolling, the Breaching Party may have the remainder of the Peremptory Notice Period to cure such breach. If the Breaching Party so disputes whether such breach occurred or has not been cured and the Arbitral Tribunal determines that such tolling shall not continue, this Agreement shall not be terminated for such breach until such time as such dispute has been resolved pursuant to Section 24.3.

22.2.2	Insolvency

A Party shall have the right to terminate this Agreement upon ninety (90) days prior written notice, if the other Party incurs an Insolvency Event; provided, however, in the case of any involuntary bankruptcy proceeding, such right to terminate shall only become effective if the Party that incurs the Insolvency Event consents to the involuntary bankruptcy or such proceeding is not dismissed within ninety (90) days after the filing thereof.

22.2.3	Effects of Change of Control

If there is a Change of Control, then the Party experiencing such Change of Control (“Acquired Party”) shall provide written notice to the other Party (“Non-Acquired Party”) promptly after completion of such Change of Control and in any event within [***] days after completion of such Change of Control.

Following the closing of such Change of Control, the Acquired Party and the Change of Control Group shall adopt in writing reasonable procedures to prevent the disclosure of the Non-Acquired Party’s Confidential Information beyond the Acquired Party’s and the Change of Control Group’s personnel who need to know such Confidential Information for the purpose of fulfilling the Acquired Party’s obligations, and exercising the Acquired Party’s licenses and other rights under this Agreement.

Notwithstanding anything to the contrary, following a Change of Control of a Party, the following shall not be deemed to be Controlled by such Party: (i) any Patent, Know-How or materials owned or licensed by any member of the Change of Control Group immediately prior to such Change of Control and (ii) any Patent, Know-How or materials that any member of the Change of Control Group develops following the Change of Control without use of or reference to any Confidential Information of the other Party.

With respect to any Change of Control of Vividion, the obligations set forth in Article 6 shall not apply to any activities conducted by or on behalf of a member of the Change of Control Group with respect to programs existing as of the date of such Change of Control or initiated thereafter, provided that such programs do not use any proprietary non-public Vividion Know-How.

If Vividion acquires rights to any compounds, products or programs that would be prohibited by the provisions of Article 6 (such compounds, products or programs, a “Competing Products”) pursuant to an acquisition or an in-license of Competing Products, such acquisition and/or in-license, and the development and commercialization of such Competing Product thereafter, shall not constitute a breach of Article 6 if Vividion (i) (a) notifies Roche of such acquisition or in-license, (b) divests or out-licenses to a Third Party on an exclusive basis or otherwise terminates rights or ceases all development and commercialization activities with respect to such Competing Product within [***] months of such acquisition, and (c) during the pendency of such divestment or out-license, segregates such Competing Product from its activities under this Agreement or (ii) segregates such Competing Product from its activities under this Agreement for the applicable period during which such activities would be prohibited under Article 6.

22.2.3.1	Effects of Change of Control of Vividion

If a Change of Control of Vividion occurs, then Roche may, at its election within [***] months after receipt of written notice from Vividion of such Change of Control, either (i) continue as usual but set up measures to protect sensitive information according to its internal practices as reasonably agreed by the Parties, as appropriate; or (ii) any or all of the following:

(a)

continue the Collaboration through the Collaboration Term and, other than in the case of a Merger of Equals, nominate all Nominated Programs as Roche Programs (to the extent not previously selected as a Vividion Program), where “Merger of Equals” means a Change of Control in which stockholders of Vividion immediately prior to such Change of Control (x) beneficially own directly or indirectly more than [***] percent ([***]%) of the then outstanding common shares or voting power of the entity resulting from such Change of Control or (y) have the power to appoint the majority of the board of directors of such resulting entity (e.g., including a “merger of equals” of Vividion into another private company or a reverse acquisition of Vividion into a company that is publicly listed on a major national or international securities exchange);

(b)

convert all Vividion Programs to Roche Programs, provided that for each converted Program: (i) upon such conversion, Roche shall pay Vividion [***] Dollars ([***] USD), (ii) upon the earlier of the first [***] of a Product within such Program or the first payment of any milestone under Section 13.8 with respect to any Product for such Program, Roche shall pay Vividion [***] Dollars ([***] USD), (iii) the development and sales based events and corresponding milestone payments applicable to an Optioned Roche Program under Section 13.8 and Section 13.11.2 shall apply to such Products in lieu of the development and sales based events and corresponding milestone payments applicable to a Roche Program under Section 13.8 and Section 13.11.1 and (iv) the royalties applicable to an Optioned Roche Program under Section 13.12.2(b) shall apply to such Products in lieu of royalties applicable to a Roche Program under Section 13.12.2(a); and

(c)

convert all Vividion PoC Programs to Roche Programs, provided that for each converted Program: (i) upon such conversion, Roche shall pay Vividion [***] Dollars ([***] USD), (ii) upon the earlier of the first [***] of a Product within each such Program or the first payment of any milestone under Section 13.9 with respect to any such Product, Roche shall pay Vividion [***] Dollars ([***] USD); (iii) the development and sales based events and corresponding milestone payments applicable to Roche PoC Products under Section 13.9 shall apply to such Products in lieu of the development and sales based events and corresponding milestone payments applicable to Roche Programs under Section 13.8; and (iv) the royalties applicable to Roche PoC Program under Section 13.12.2(c) and (d) shall apply to such Products in lieu of royalties applicable to a Roche Program under Section 13.12.2(a);

(d)

solely with respect to the Programs converted pursuant to subclause (b) or (c) above, terminate the JRC upon expiry of the Collaboration Term, unless there is a WIP Plan, in which case the JRC may be terminated upon completion of activities under the WIP Plan; or

(e)	solely with respect to the Programs converted pursuant to subclause (b) or (c) above, terminate the JDC and include the US in the updates pursuant to Sections 9.2 and 12.2.

22.2.4	Termination by Roche without a Cause

Roche shall have the right to terminate this Agreement at any time as a whole, on a country-by-country, Product-by-Product or on a Program-by-Program basis upon (a) ninety (90) day prior written notice before First Commercial Sale of a Product or Shared Product within the terminated Program(s) or (b) upon a one hundred and eighty (180) day prior written notice after the First Commercial Sale of a Product or Shared Product within the terminated Program(s), as the case may be. The effective date of termination under this Section 22.2.4 shall be the date ninety (90) days (or one hundred and eighty (180) days (as the case may be)) after Roche provides such written notice to Vividion.

22.2.5	Termination by Vividion for Patent Challenge

Vividion may terminate this Agreement upon notice to Roche in the event that a member of the Roche Group, a Third Party designated by such member or a Sublicensee, takes any action, directly or indirectly, or knowingly provides financial or other assistance, including legal or technical advice, directly or indirectly, to any Third Party, to invalidate or challenge the validity, enforceability, or otherwise oppose, any Vividion Patents or Vividion E3 Patents in any court or tribunal or any patent office in a jurisdiction, or in any arbitration proceeding, including in connection with an opposition proceeding, re-examination or post-grant proceeding within the scope of the licenses granted hereunder (or in the case of a Sublicensee, within the scope of the sublicense granted to such Sublicensee) (“Patent Challenge”). In addition, Roche shall reimburse Vividion for any amounts that become due to a Third Party by Vividion as a result of such action or assistance by such member.

Notwithstanding the foregoing, Vividion shall not have a right to terminate this Agreement pursuant to this Section 22.2.5 where (a) the Patent Challenge is made by Roche or its Affiliates or Sublicensees in defense of any legal proceeding, administrative proceeding, or arbitration brought by Vividion or any of its Affiliates, licensors, or sublicensees asserting infringement against Roche or any of its Affiliates or Sublicensees of any Vividion Patents or Vividion E3 Patents, (b) the Patent Challenge was brought by a Sublicensee of Roche and Roche promptly and in any event within five (5) Business Days terminated the Sublicense with such Sublicensee, or (c) the Patent Challenge originates from a dispute or challenge brought by a non-Sublicensee Third Party that subsequently becomes an Affiliate of Roche, provided that such dispute or challenge was commenced at least thirty (30) days prior to the signing of the agreement (e.g., purchase agreement or merger agreement) pursuant to which such Third Party becomes an Affiliate of Roche and that Roche causes such Third Party to rescind and terminate the Patent Challenge within thirty (30) days after such Third Party becomes an Affiliate of Roche.

22.3	Consequences of Termination

22.3.1	Termination by Vividion for Breach by Roche or Roche Patent Challenge, or Roche Insolvency Event or by Roche without Cause

Except as set forth in Section 22.4, upon any termination by Vividion pursuant to Sections 22.2.1, 22.2.2, or 22.2.5 or by Roche pursuant to Section 22.2.4, (i) the rights and licenses granted by Vividion to Roche and, by Roche to Vividion under this Agreement shall terminate in their entirety or on a Program-by-Program and country-by-country and Product-by-Product and Shared Product-by-Shared Product basis, as applicable, (such Programs, countries, Products and Shared Products so terminated, the “Terminated Portion”) and (ii) such terminated Programs, Collaboration Targets that are the subject of such Programs, Products and Shared Products shall cease to be Licensed Programs, Collaboration Targets, Products and Shared Products as applicable under this Agreement, in each case on the effective date of termination. Notwithstanding anything to the contrary in this Agreement, (A) if this Agreement, or portion thereof, is terminated under Section 22.2.4 with respect to a country, (x) Vividion’s obligations under Article 6 with respect to any Collaboration Target for any Program, Product or Shared Product within the scope of such termination shall cease upon the effective date of termination and (y) the exclusivity of the rights and license granted by Vividion to Roche under Section 5.2 (except with respect to the rights and licenses granted to Roche to market, have marketed, sell and have sold Compounds and Products in countries outside of the Terminated Portion) shall be subject to the right of Vividion (and its licensees or sublicensees) to research, develop and manufacture Products or Shared Products within the scope of such termination anywhere in the world for commercialization of such Products or Shared Products in such terminated country, and (B) if this Agreement is terminated under Sections 22.2.1 or 22.2.4 with respect to a Product, Vividion’s obligations under Article 6 with respect to any Collaboration Target for such terminated Product shall cease upon the effective date of termination.

If Vividion desires to continue development and/or commercialization of the Product or Shared Product within the Terminated Portion, Vividion shall give a Continuation Election Notice to Roche within [***] days after the notice of termination. If Roche receives such a timely Continuation Election Notice, and to the extent requested by Vividion:

a)

After the effective date of termination, Roche shall, to the extent Roche has the right to do so, assign and transfer to Vividion all regulatory filings and approvals, all final pre-clinical and clinical study reports and clinical study protocols, and all data, including clinical data, in Roche’s possession and control related to the Terminated Portion necessary or useful for Vividion to conduct development, manufacturing and commercialization activities with respect to the Terminated Portion. All data shall be transferred in the form and format in which it is maintained by Roche. Original paper copies shall only be transferred, if legally required. Roche shall not be required to prepare or finalize any new data, reports or information solely for purposes of transfer to Vividion. Roche hereby grants to Vividion a right of reference to all such regulatory filings and approvals, and, within [***] Business Days request from Vividion, shall provide the applicable Regulatory Authority a letter confirming the foregoing right of reference and take any other such action as reasonably necessary for Vividion or its designee to exercise such right of reference or obtain the benefit of such regulatory filings and approvals. For avoidance of doubt, the foregoing provision shall apply to regulatory filings and approvals, reports, protocols, and data collected in or for countries outside of the Terminated Portion that are necessary or useful to conduct development, manufacturing and commercialization activities (and obtain Regulatory Approvals) with respect to the Terminated Portion.

b)

Vividion shall have the right to disclose such filings, approvals and data to (i) governmental agencies of the country to the extent required or desirable to secure government approval for the conduct of development, manufacturing or commercialization activities with respect to the Terminated Portion, (ii) Third Parties acting on behalf of Vividion, its Affiliates or licensees, to the extent reasonably necessary for the conduct of development, manufacture, or commercialization activities with respect to the Terminated Portion, and (iii) Third Parties to the extent reasonably necessary for marketing activities with respect to the Terminated Portion.

c)

Vividion shall have an exclusive, transferable, sublicensable (through multiple tiers), irrevocable license, which shall be subject to the termination stage-dependent royalties below under the Roche Patents and Roche Know-How, including Roche’s interest in the Joint Patents and Joint Know-How, solely to the extent necessary to allow Vividion, its Affiliates or licensees to develop, manufacture, have manufactured, use, export, and import the applicable Compounds, Product(s) and Shared Product(s) in all countries and to offer to sell, sell, and promote, the applicable Compounds, Product(s) and Shared Product(s) in the country(ies) within the Terminated Portion, provided that to the extent the foregoing license includes any then-existing licenses that Roche has with a Third Party for which such grant would be prohibited, such license shall not be granted to Vividion or its Affiliates until Roche obtains such right, which Roche shall use commercially reasonable efforts to do, and if a member of the Roche Group would incur financial obligations to a Third Party as a result of Vividion exercising such license, Roche shall disclose such terms to Vividion and Vividion shall have the option to include the applicable rights upon assumption of the financial obligations with respect thereto.

d)

Effective upon the effective date of termination, Roche hereby assigns and shall cause to be assigned and transferred to Vividion (i) any trademarks and promotional materials specific to one or more Products or Shared Products that Roche or any of its Affiliates used in connection with Product(s) or Shared Product(s), and (ii) all rights to all Internet domain names incorporating the applicable Product or Shared Product trademark(s) or any variation or part of such Product or Shared Product trademark(s) as its URL address or any part of such address. It is understood that such assignment shall not include the name of Roche or any of its Affiliates, nor the corporate logo, service mark, trade dress or trademark that is not specific to the Products or Shared Product, which was created or acquired and used by Roche or any of its Affiliates independently of this Agreement for purposes other than the Products or Shared Products.

e)

With respect to any terminated Products or Shared Product, Vividion shall pay Roche a royalty on all net sales (as determined by reasonable accounting methods) of such Product(s) and Shared Products by Vividion, its Affiliates or licensees, to the extent provided in Section 4.6.2 (mutatis mutandis) with respect to such Products and Shared Products:

i.	With respect to Covalent Degraders, Vividion shall pay a royalty on worldwide annual net sales of terminated Products and Shared Products sold by Vividion, its Affiliates or sublicensees as follows:

[***]	[***]	[***]	[***]	[***]	[***]
[***]
≤[***]	[***]	[***]	[***]	[***]	[***]
>[***] and ≤[***]	[***]	[***]	[***]	[***]	[***]
>[***]	[***]	[***]	[***]	[***]	[***]

ii.	With respect to Covalent Inhibitors, Vividion shall pay a royalty on worldwide annual net sales of terminated Products and Shared Products sold by Vividion, its Affiliates or sublicensees as follows:

[***]	[***]	[***]	[***]	[***]
[***]
[***]	[***]	[***]	[***]	[***]

The term “[***]” shall mean, with respect to a Product or Shared Product, [***].

22.3.2	Termination by Roche for Breach by Vividion or for Vividion Insolvency

Upon any termination by Roche for breach by Vividion or Vividion’s Insolvency, the rights and licenses granted by one Party to the other Party under this Agreement shall terminate in their entirety or with respect to the applicable Products and Shared Products, on the effective date of termination. Regardless of whether or not Roche has terminated the Agreement, Vividion shall compensate damages caused by such Vividion’s breach, to the extent Roche is entitled to such damages under Applicable Law. For clarity, this Section 22.3.2 does not apply to any rights and licenses to Vividion under the Sole Vividion Programs and Section 4.6.2 shall survive termination for any reason.

22.3.3	Sublicensees

Irrespective of anything to the contrary in this Agreement, following termination of this Agreement:

(a)

any Compulsory Sublicense shall remain in full force and effect if required by Applicable Law and the sharing of Compulsory Sublicense Compensation pursuant to Section 13.12.7 shall remain in full force and effect, and

(b)

in its entirety or for a Program, Product or Shared Product, sublicenses granted under Section 5.3 of this Agreement and other rights granted by Roche to a Sublicensee to Products or Shared Products (and any further sublicenses or grants of rights thereunder) shall terminate to the same extent this Agreement terminates (e.g., in its entirety if this Agreement is terminated in its entirety or for a Program, Product or Shared Product, if this Agreement is terminated with respect to a Program, Product or Shared Product).

22.3.4	Other Obligations

22.3.4.1	Obligations Related to Ongoing Activities

If Vividion does not provide timely Continuation Election Notice, then Roche (a) shall have the right to cancel all ongoing obligations and (b) shall complete all non-cancellable obligations at [***] expense.

If Vividion provides such timely Continuation Election Notice, then from the date of notice of termination until the effective date of termination, Roche shall continue activities, including preparatory activities, ongoing as of the date of notice of termination. However, Roche shall not be obliged to initiate any new activities not ongoing at the date of notice of termination, other than as expressly stated in Sections 22.3 or Section 22.4.

After the effective date of termination, Roche shall have no obligation to perform and/or complete any activities or to make any payments for performing or completing any activities under this Agreement, except as expressly stated in this Section 22.3 or Section 22.4.

Notwithstanding the foregoing, in case of termination by Vividion under Section 22.2.1, 22.2.2, or 22.2.5 or by Roche under Section 22.2.4, to the extent requested by Vividion:

(a) Roche shall complete any Clinical Studies related to the Product(s) and Shared Product(s) that are being conducted by Roche for the Product(s) and Shared Product(s) and are ongoing as of the effective date of termination; provided, however, that

(i)	either Vividion or Roche in their reasonable judgment have not concluded that completing any such Clinical Studies presents an unreasonable risk to patient safety;

(ii)

Roche shall continue to recruit or enroll additional patients until (a) for Shared Products, [***] months after the effective date of termination according to Development Cost Sharing and (b) for all other Products, [***] month after the effective date of termination at Roche’s cost (“Latest Enrollment Date”); and

(iii)	[***] shall reimburse [***] for [***] that arise after Latest Enrollment Date in completing such Clinical Studies; and

(iv)

Roche shall promptly transition to Vividion or its designee such Clinical Studies and the activities related to or supporting such Clinical Studies; and Roche shall assign the related agreements, to the extent such agreements have not expired on its own terms or been cancelled independent of and prior the notice of termination of the applicable Product or Shared Product within the Terminated Portion and are assignable without Roche paying any consideration not reimbursed by Vividion or commencing litigation in order to effect an assignment of any such agreement provided that Roche shall use commercially reasonable efforts to assign to Vividion such related agreements that were not so cancelled that require such unreimbursed consideration or litigation to effect such assignment.

(b) With respect to any Vividion PoC Program conducted by Vividion, PoC Cost Sharing shall continue for the conduct of the Clinical Plan and Roche shall reimburse [***] percent ([***]%) of Excess PoC Costs; provided however if Roche terminates this Agreement pursuant to Section 22.2.4 and Vividion determines to wind-down a Clinical Study under a Clinical Plan in effect at the time of such termination then Roche shall be responsible for [***] percent ([***]%) of the PoC Costs for such Clinical Study to so wind-down such Clinical Study. Section 4.6.2 shall apply.

If this Agreement is terminated after the First Commercial Sale of a Product or Shared Product within the Terminated Portion and Vividion provided a timely Continuation Election Notice, the Parties shall enable a smooth transition during the termination period and to complete the transition as soon as possible after the effective date of termination. Roche, its Affiliates and its Sublicensees shall continue to fulfill orders for such Products or Shared Products through their respective then-existing distribution network of internal and external distributors of such Products or Shared Products, in accordance with the terms and conditions of this Agreement, in each country for which Regulatory Approval therefor has been obtained, for up to [***] months after the effective date of termination (“Commercialization Transition Period”); provided, that Roche, its Affiliates and its Sublicensees shall cease any such activities being conducted pursuant to this paragraph, or any portion thereof, upon [***] days’ notice by Vividion requesting that such activities (or portion thereof) be ceased. Any such Products or Shared Products sold or disposed of by Roche, its Affiliates or its Sublicensees during the Commercialization Transition Period shall be subject to applicable payment obligations under Article 13. Any reasonable, out-of-pocket, documented costs incurred by Roche or its Affiliates in accordance with such plan for the transition of Roche’s activities shall be reimbursed by Vividion for Products and for Shared Products, provided that any costs for activities in the US with respect to a Shared Product that is subject to Profit and Loss Sharing immediately prior to the effective date of such termination shall continue to be allocated pursuant to the Financial Appendix until such transition is complete.

22.3.4.2	Obligations Related to Manufacturing

a)	Clinical Supplies

In the case of termination by Vividion according to Section 22.2.1, 22.2.2, or 22.2.5 or by Roche under Section 22.2.4, if Vividion elects to develop Product(s), Roche shall, to the extent requested by Vividion, transfer all existing and available clinical material to Vividion at Roche’s fully burdened manufacturing cost. Roche shall have no obligation to perform any additional activities concerning the clinical supplies (e.g. retesting, analyses). Vividion shall assume all liability for the use of such material by Vividion. Roche will inform Vividion about the applicable specifications of such material and if such material was manufactured and handled in accordance with cGMP.

b)	Commercial Supplies

In the case of termination by Vividion according to Section 22.2.1, 22.2.2, or 22.2.5 or by Roche under Section 22.2.4, if a Product or Shared Product is marketed in any country of Territory or if Roche or its Affiliates manufactured a Product or Shared Product (or component thereof or other materials used in the manufacture of a Product or Shared Product) on the date of the notice of termination of this Agreement and Vividion provided a Continuation Election Notice, the Parties shall coordinate in good faith a smooth and fast transition of the commercial manufacturing and supply to Vividion or a designee of Vividion. To the extent requested by Vividion, Roche shall manufacture and supply reasonable amounts of such Product or Shared Product, including components and other materials used to manufacture such Product or Shared Product, to Vividion for up to [***] months from the effective date of the termination of this Agreement at a price to be agreed by the Parties in good faith, but in no event exceeding (i) Roche‘s cost [***], or (ii) Roche‘s [***] plus mark-up of [***] percent ([***]%), if [***], as calculated on a consistent basis according to its then current accounting procedures. Vividion shall use Commercially Reasonable Efforts to take over the manufacturing as soon as possible after the effective date of termination.

c)	Manufacturing and Supply Agreements

Upon Vividion’s request, Roche shall assign to Vividion Roche’s agreement(s) with its Third Party manufacturer for terminated Products, Shared Products and placebo thereof (including any component thereof or other materials used in the manufacture thereof), to the extent such agreements are assignable under the terms thereof, or, the portion of the master agreements pertaining to the Product are assignable under the terms thereof if the applicable Product is manufactured under a master agreement such Third Party manufactures products other than the applicable Product for Roche. To the extent such an agreement or portion of a master agreement is not assignable, Roche shall use reasonable efforts to facilitate Vividion’s direct contact with and supply from such Third Party manufacturer of such Products, Shared Products and placebo thereof, including, at Vividion’s reasonable request, reasonably cooperating with Vividion to establish supply from such Third Party (e.g., by providing such Third Party with letters confirming Vividion’s rights to such supply and the related data and information as provided in this Agreement) and using reasonable efforts to obtain the Third Party manufacturer’s agreement to assign the applicable agreement or portion of a master agreement to Vividion or Vividion’s designee. For avoidance of doubt, Roche does not guarantee that Vividion will obtain assignment of any such agreement or portion of a master agreement where such agreement or work order is not assignable on its terms, and Roche will not seek assignment of a portion of a master agreement where Roche concludes that such assignment would have negative effects on the master agreement.

22.3.4.3	Ancillary Agreements

Unless otherwise agreed by the Parties, the termination of this Agreement shall cause the automatic termination of the ancillary agreements, if any, related hereto.

22.3.4.4	Limitations on Grant-Backs; Transfer Expenses

For purposes of clarity, irrespective of anything to the contrary in this Agreement:

a)

All transfers and licenses from Roche to Vividion (or other obligations of Roche) under Section 22.3 are solely with respect to Product(s) and Shared Product(s) and not an Other Component that is an active ingredient of such Product(s) or Shared Product(s). If this Agreement is terminated with respect to a Product or Shared Product that is a Combination Product, and the Other Component is a generic non-proprietary active ingredient or the Combination Product is a single pharmaceutical formulation containing as its active ingredients both a Compound and one or more other therapeutically or prophylactically active ingredients that is commercially available and not subject to Third Party obligations, then the Parties shall, at Vividion’s request, negotiate in good faith the continuing availability of such other active ingredient. If any such arrangement is not mutually agreed within [***] days after Vividion’s request, then such arrangement shall be determined pursuant to the terms of Section 24.4.

b)

In connection with research studies, clinical trials or other activities associated with the development and commercialization of Products and Shared Products, Roche may have collected (i) personally identifiable information about individual human subjects and/or (ii) human biological samples (collectively, “PII/Samples”). Legal and contractual restrictions may apply to such PII/Samples, provided that Roche uses the same standard processes for Products and Shared Products Roche uses for its other products. Roche shall have no obligation to transfer such PII/Samples unless necessary for the continued development of the Product and Shared Product, in which case it shall so transfer such PII/Samples at Vividion’s request, provided that Roche shall not be obliged to transfer any PII/Samples that Roche determines in good faith and upon advice of its legal counsel would be prohibited by Applicable Law to be transferred to Vividion or would subject Roche to liability by reason of Applicable Law, contractual restrictions or insufficient patient consent. If Roche transfers any such PII/Samples, Vividion shall use such PII/Samples for the sole purpose of developing and commercializing the Product and Shared Product, and Vividion shall be responsible for the correct use of the PII/Samples in line with the applicable informed consent forms (including but not limited to potential re-consenting of the patients at Vividion’s costs).

c)

Vividion shall promptly reimburse Roche for all reasonable out-of-pocket costs and expenses incurred by or on behalf of Roche for transfer activities from Roche to Vividion under Sections 22.3.1 and 22.3.4 (“Roche Transfer Activities”); however transfer activities corresponding to the return of material remains, data, reports, records, documents, regulatory filings and Regulatory Approvals originally provided by Vividion to Roche no less than [***] years from the effective date of termination (“Vividion-Originated Transfer Activities”) shall be returned to Vividion free of charge.

If Vividion desires Roche Transfer Activities other than Vividion Originated Transfer Activities, Vividion shall make a payment to Roche of [***] US Dollars (US$ [***]) if such Roche Transfer Activities apply to at least one (1) Program for which Clinical Studies have been Initiated and otherwise [***] US Dollars (US$ [***]) (“Minimum Transfer Payment”). The Minimum Transfer Payment shall be non-refundable, but shall be fully creditable against Vividion’s reimbursement for the Roche Transfer Activities and for supply of Products and Shared Products (or components thereof). Roche shall be under no obligation to provide Roche Transfer Activities (beyond than Vividion-Originated Transfer Activities) prior to receipt of the Minimum Transfer Payment or if the Minimum Transfer Payment is received after the effective date of the termination.

c)

Unless otherwise agreed to by the Parties, transfer of physical materials that are required under Roche Transfer Activities shall be delivered, at Roche’s option, FCA international courier near location where materials stored at time of transfer (Incoterms 2010) or CPT Vividion or Vividion’s designee (Incoterms 2010).

22.3.4.5	Royalty and Payment Obligations

Termination of this Agreement by a Party, for any reason, shall not release any Party from any obligation to pay royalties (in case of Roche) or make any payments to the other Party that are payable or have accrued prior to the effective date of termination (irrespective of the payment due date). Termination of this Agreement by a Party, for any reason, will release all Parties from any obligation to pay royalties (in case of Roche) or make any payments to the other Party that did not become payable or accrue prior to the effective date of termination (irrespective of the payment due date) unless arising from sale of Product or Shared Products pursuant to the terms of this Section 22.3 or the Financial Appendix or any activities of any Party, its Affiliates or Sublicensees with respect to any compound or product that would have been a Compound or Product or a Shared Product if this Agreement had not been terminated.

22.3.5	Support of the Transition

Each Party agrees, and agrees on behalf of its Affiliates, to reasonably cooperate with the other Party, its Affiliates and its designee(s) to facilitate a smooth, orderly and prompt transition of the program and activities with respect to Products and Shared Products in the Terminated Portion, including any ongoing development, manufacturing and commercialization of such Products and Shared Products to Vividion or its designee(s).

22.4	Survival

Article 1 (Definitions, to the extent necessary to interpret this Agreement), Section 2.9 (Records) (with respect to records held by Roche for the time period set forth therein), Section 2.10 (Materials) (with respect to the restrictions on use, distribution and release of Materials), Section 4.6.2 (Sole Vividion Programs) (for all countries irrespective of any termination with respect to a country), Section 4.5.1 (E3 Module Option) (with respect to Roche’s payment obligations), Section 5.2.4 (No Other Rights), Section 5.3.2.3 (Applicable to all Sublicensees) (to the extent the terms of this Agreement survive termination or expiration of this Agreement), Section 5.3.3 (Right to Subcontract) (to the extent the terms of this Agreement survive termination or expiration of this Agreement), Section 5.5 (Cysteine Reactive Groups), Articles 13, 14 and 16 (Payment, Accounting and Reporting, and Auditing), Section 22.2.3.1 (Effects of Change of Control of Vividion) and the Financial Appendix (each of Articles 13, 14, 16, Section 22.2.3.1 and the Financial Appendix, to the extent payment obligations under this Agreement exist at the time of termination irrespective of the payment due date and with respect to payments owed by a Party or its Affiliates or Sublicensee’s activities following termination with respect to any compound or product that would have been a Compound, Product or Shared Product if this Agreement had not been terminated), Article 15 (Taxes), Section 17.1 (Ownership of Inventions), Section 17.2 (German Statute on Employee’s Inventions), Section 17.4 (Handling of Patents), Section 17.8 (CREATE Act), Section 17.11 (Common Interest Disclosures), Section 18.3 (No Other Representations or Warranties), Article 19 (Indemnification), Article 21 (Obligation Not to Disclose Confidential Information) (solely with respect each Party’s rights and obligations pertaining to Confidential Information and disclosures required by Applicable Law, a Regulatory Authority, or the rules of any stock exchange), Section 22.3 (Consequences of Termination), Section 22.4 (Survival), Section 24.1 (Governing Law) and Section 24.3 (Arbitration)—Section 24.16 (Notice) shall survive any expiration or termination of this Agreement for any reason.

If this Agreement is terminated with respect to a Terminated Portion and not in its entirety, then following such termination, the provisions of this Agreement specified above shall remain in effect with respect to such Terminated Portion (to the extent such provisions would survive and apply in the event this Agreement expires or is terminated in its entirety), and all provisions not surviving in accordance with the foregoing shall terminate upon termination of this Agreement with respect to such Terminated Portion and be of no further force and effect. For purposes of clarity, all provisions of this Agreement shall remain in effect with respect to any Program, Compound, Product, Shared Product or country that is not within the Terminated Portion.

23.	Bankruptcy

All licenses (and to the extent applicable rights) granted under or pursuant to this Agreement by a Party to the other Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, US Code (the “Bankruptcy Code”) licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. The Parties agree that each Party, as a licensee or sublicensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code, subject to the continued performance of its obligations under this Agreement.

24.	Miscellaneous

24.1	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of New York, U.S.A. without reference to its conflict of laws principles, and shall not be governed by the United Nations Convention of International Contracts on the Sale of Goods (the Vienna Convention).

Notwithstanding anything to the contrary in this Agreement, issues regarding the scope, construction, validity and/or enforceability of any Patents shall be determined in a court of competent jurisdiction under the local patent laws of the jurisdictions have issued the Patents in question.

24.2	Disputes

Unless otherwise set forth in this Agreement, in the event of any dispute in connection with this Agreement, such dispute shall be referred to the respective executive officers of the Parties designated below or their designees (“Senior Officers”), for good faith negotiations attempting to resolve the dispute. The designated executive officers are as follows:

For Vividion: CEO

For Roche: Head of Pharma Partnering

24.3	Arbitration

24.3.1	Initiation of Arbitration

Except for an Excluded Claim, should the Parties fail to agree within [***] months after a dispute has first arisen, it shall be finally settled by arbitration in accordance with the Rules of the International Chamber of Commerce (“ICC”) as in force at the time when initiating the arbitration. The tribunal shall consist of three arbitrators. The place of arbitration shall be New York, US. The language to be used shall be English.

If a Party asserted to be in breach of this Agreement (the “Disputing Party”) disagrees in good faith as to the occurrence of the asserted breach, the Disputing Party shall provide written notice (a “Disputed Breach Notice”) to the non-breaching Party prior to expiration of the applicable Peremptory Notice Period and thereafter such dispute shall be resolved in accordance with Section 24.2 above first and, failing agreement by the executive officers of the Parties within [***] days of the Disputed Breach Notice, then such dispute shall be resolved in accordance with this Section 24.3. In such event, the Peremptory Notice Period for such alleged breach shall begin to be tolled as of the date of the Disputed Breach Notice. Within [***] days following the appointment of the Arbitral Tribunal pursuant to this Section 24.3, the Arbitral Tribunal shall make a determination as to whether such Peremptory Notice Period shall continue to be tolled until such time as the dispute regarding such asserted breach has become finally settled or determined. The Arbitral Tribunal shall make such determination based on the totality of the circumstances, including the likelihood of a final determination of material breach and the relative hardship on the Parties of continuing or ending such tolling. If the Arbitral Tribunal determines that such tolling shall continue, the non-breaching Party shall not have the right to terminate this Agreement with respect to the disputed breach unless and until it has been finally determined in accordance with this Section 24.3 that the claimed breach is actually a material breach of this Agreement and the breaching Party fails to cure such breach within the time period remaining in the applicable Peremptory Notice Period as of the date of such determination.

24.3.2	Arbitrators

Each Party shall nominate one arbitrator. Should the claimant fail to appoint an arbitrator in the request for arbitration within [***] days of being requested to do so, or if the respondent should fail to appoint an arbitrator in its answer to the request for arbitration within [***] days of being requested to do so, the other Party shall request the ICC Court to make such appointment.

The arbitrators nominated by the Parties shall, within [***] days from the appointment of the arbitrator nominated in the answer to the request for arbitration, and after consultation with the Parties, agree and appoint a third arbitrator, who will act as a chairman of the panel of arbitrators (“Arbitral Tribunal”). Should such procedure not result in an appointment within the [***] day time limit, either Party shall be free to request the ICC Court to appoint the third arbitrator.

Where there is more than one claimant and/or more than one respondent, the multiple claimants or respondents shall jointly appoint one arbitrator.

If any Party-appointed arbitrator or the third arbitrator resigns or ceases to be able to act, a replacement shall be appointed in accordance with the arrangements provided for in this clause.

New York shall be the seat of the arbitration. The arbitrators shall, in rendering any decision hereunder, apply the substantive law set forth in Section 24.1 without regard to conflict of laws provisions. The Parties have agreed that English Rules of Evidence, and in particular common law discovery or disclosure, shall not apply to any arbitration under this clause. A request to produce documents by the Parties shall be considered by the Arbitral Tribunal according to Rules of the ICC.

The language of the arbitration shall be English. Documents submitted in the arbitration (the originals of which are not in English) shall be submitted together with an English translation.

24.3.3	Decisions; Timing of Decisions

The arbitrators shall render a written opinion setting forth findings of fact and conclusions of law with the reason therefor stated, within no later than [***] months from the date on which the arbitrators were appointed to the dispute. A transcript of the evidence adduced at the arbitration hearing shall be made and, upon request, shall be made available to each Party.

Notwithstanding the above, in the case of JRC and JDC disputes that are not finally resolved pursuant to Section 8.1.6 or 8.2.6, the arbitrators shall render a written opinion setting forth findings of fact and conclusions of law with the reason therefor stated, within no later than [***] months from the date on which the arbitrators were appointed to the dispute.

The time periods set forth in the ICC Arbitration Rules shall be followed; provided however that the arbitrators may modify such time periods as reasonably necessary to render a written opinion in accordance with this Section 24.3.3.

The Arbitral Tribunal is empowered to award any remedy allowed by law, including money damages, prejudgment interest and attorneys’ fees, and to grant final, complete, interim, or interlocutory relief, including injunctive relief.

This Agreement does not preclude either Party seeking conservatory or interim measures from any court of competent jurisdiction including, without limitation, the courts having jurisdiction by reason of either Party’s domicile. Conservatory or interim measures sought by either Party in any one or more jurisdictions shall not preclude the Arbitral Tribunal granting conservatory or interim measures. Conservatory or interim measures sought by either Party before the Arbitral Tribunal shall not preclude any court of competent jurisdiction granting conservatory or interim measures.

In the event that any issue shall arise which is not clearly provided for in this Section 24.3, the matter shall be resolved in accordance with the ICC Arbitration Rules.

Any arbitration proceeding hereunder shall be confidential and the arbitrators shall issue appropriate protective orders to safeguard each Party’s Confidential Information. Except as required by law or in a proceeding to enforce the award of the Arbitral Tribunal, neither Party shall make (or instruct the arbitrators to make) any public announcement with respect to the proceedings or decision of the arbitrators without prior written consent of the other Party. The existence of any dispute submitted to arbitration, and the award, shall be kept in confidence by the Parties and the arbitrators, except as required in connection with the enforcement of such award or as otherwise required by Applicable Law.

Notwithstanding anything to the contrary in this Agreement, any Excluded Claim with respect to Patents will be determined in a court of competent jurisdiction under the local patent laws of the jurisdictions having issued the Patents in question.

24.4	Expedited Resolution

Any dispute stated in this Agreement to be resolved pursuant to this Section 24.4 (“Expert Committee Dispute”) shall be resolved as follows:

24.4.1	Escalation

Any Expert Committee Dispute shall first be escalated for resolution by the Senior Officers pursuant to the terms of Section 24.2 (to the extent not previously escalated to the Senior Officers pursuant to Section 8.1 or 8.2). If the Parties do not reach a mutually acceptable resolution to an Expert Committee Dispute within [***] Business Days (either pursuant to Section 24.2 or Sections 8.1 or 8.2), then upon written notice by either Party (an “Expert Resolution Notice”), the Expert Committee Dispute shall be resolved by a final, binding determination by an independent committee of three (3) experts (“Expert Committee”) in the manner described below.

24.4.2	Expedited Resolution

Each Party shall appoint one (1) Expert for the Expert Committee within [***] Calendar Days after the date of the Expert Resolution Notice under this Section 24.4. The two (2) Experts shall appoint the third Expert within [***] days after the date the second Expert has been appointed. If the first two (2) Experts are unable to mutually agree upon the third Expert within such [***] days, then the third Expert shall be an arbitrator appointed by JAMS, which arbitrator need not have the experience of an Expert. Once the Expert Committee has been selected, the Expert Committee shall conduct the arbitration as a “baseball” type of binding arbitration; accordingly, notwithstanding the rules of JAMS, each Party shall provide the Expert Committee and the other Party with a written report outlining its position. The report must clearly provide and identify the Party’s position with respect to the disputed matter, as may be modified by such Party in accordance with procedures established by the Expert Committee. The Expert Committee may fashion such detailed procedures as the Expert considers appropriate to implement this intent. After receiving both Parties’ reports, the Expert Committee shall select one Party’s proposed positions as their decision, and shall not have the authority to render any substantive decision other than to select the proposal submitted by either Vividion or Roche. The Expert Committee shall have no discretion or authority with respect to modifying the positions of the Parties. The Expert Committees decision shall be final and binding on the Parties (and shall be considered to be the decision of the Parties on the matter for the purposes of resolving such dispute) and may be enforced in any court of competent jurisdiction.

24.4.3	JAMS Supervision

In the event the third Expert is a JAMS arbitrator selected by JAMS as provided in Section 24.4.2 above, the matter shall be conducted as a binding “baseball arbitration” in accordance with JAMS procedures, as modified by this Section 24.4 (including that the arbitrator shall adopt as his or her decision the position of one Party or the other, as described in Section 24.4.2).

24.4.4	Costs

The Parties agree that they shall share [***] the costs and fees of the Expert Committee in connection with any proceeding under this Section 24.4, including the cost of the arbitration filing and hearing fees, the cost of the independent expert retained by the arbitrator and the cost of the arbitrator and administrative fees of JAMS if applicable. Each Party shall bear its own costs and attorneys’ and witnesses’ fees and associated costs and expenses incurred in connection with any proceeding under this Section 24.4.

24.4.5	Timetable for Completion

The Parties shall use, and shall direct the Expert Committee to use, diligent efforts to resolve any Expert Committee Dispute within [***] after the selection of the third Expert, or if resolution within [***] days is not reasonably achievable, as determined by the Expert Committee, then as soon thereafter as is reasonably practicable.

24.5	Assignment

Neither Party may assign its rights or obligations under this Agreement absent the prior written consent of the other Party, except (i) to any of its Affiliates, (ii) in the context of a merger, acquisition, sale or other transaction involving all or substantially all of the assets of the Party seeking to assign, or (iii) in connection with a royalty factoring transaction, in which case such Party in its sole discretion may assign its rights and obligations under this Agreement, and the other Party shall reasonably cooperate in connection with such assignment. Any permitted assignment shall be binding on the successors of the assigning Party. Any purported assignment in violation of this Section 24.5 will be void and of no force and effect.

24.6	Debarment

Each Party represents and warrants that neither it, its Affiliates, nor their employees have ever been debarred under 21 U.S.C. §335a, disqualified under 21 C.F.R. §312.70 or §812.119, sanctioned by a Federal Health Care Program (as defined in 42 U.S.C. §1320 a-7b(f)), including without limitation the federal Medicare or a state Medicaid program, or debarred, suspended, excluded or otherwise declared ineligible from any other similar Federal or state agency or program. In the event a Party, its Affiliates or their employees receives notice of debarment, suspension, sanction, exclusion, ineligibility or disqualification under the above-referenced statutes, such Party shall immediately notify the other Party in writing and the other Party shall have the right, but not the obligation, to terminate this Agreement for breach, effective, at the other Party’s option, immediately or at a specified future date.

24.7	Independent Contractor

No employee or representative of either Party shall have any authority to bind or obligate the other Party to this Agreement for any sum or in any manner whatsoever or to create or impose any contractual or other liability on the other Party without said Party’s prior written approval. For all purposes, and not- withstanding any other provision of this Agreement to the contrary, each Party’s legal relationship to the other Party under this Agreement shall be that of independent contractor, and nothing contained in this Agreement shall be deemed or construed to create a partnership, joint venture, employment, franchise, agency or fiduciary relationship between the Parties, provided that if Roche and Vividion begin Profit and Loss Sharing, the Parties shall cooperate in good faith at that time to evaluate the U.S. tax status of such arrangement.

24.8	Unenforceable Provisions and Severability

If any of the provisions of this Agreement are held to be void or unenforceable, then such void or unenforceable provisions shall be replaced by valid and enforceable provisions mutually agreed by the Parties that will achieve as far as possible the economic business intentions of the Parties. However the remainder of this Agreement will remain in full force and effect, provided that the material interests of the Parties are not affected, i.e. the Parties would presumably have concluded this Agreement without the unenforceable provisions.

24.9	Waiver

The failure by either Party to require strict performance and/or observance of any obligation, term, provision or condition under this Agreement will neither constitute a waiver thereof nor affect in any way the right of the respective Party to require such performance and/or observance. The waiver by either Party of a breach of any obligation, term, provision or condition hereunder shall not constitute a waiver of any subsequent breach thereof or of any other obligation, term, provision or condition.

24.10	Force Majeure

Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement (other than for the payment pursuant to Section 13.1) to the extent, and for so long as, such failure or delay is caused by or results from events beyond the reasonable control of the affected Party not caused by the fault or negligence of such Party or its Affiliates or Sublicensees, which may include, but are not limited to, embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, earthquakes, epidemics, pandemics or other acts of God or acts, omissions or delays in acting by any governmental authority (except to the extent such delay results from the breach by the affected Party or any of its Affiliates or Sublicensees of any term or condition of this Agreement) (“Force Majeure”); provided that the affected Party gives the other Party prompt (and in any event within [***] days) written notice of any such Force Majeure and the cessation thereof; and provided further that the affected Party promptly undertakes and continues to use Commercially Reasonable Efforts to cure such failure or delay resulting from the Force Majeure as soon as practicable and to mitigate its effects and promptly resumes performance whenever such Force Majeure removed. If a Force Majeure persists for more than [***] days, the Parties will negotiate in good faith any modifications of the terms of this Agreement that may be necessary to arrive at an equitable solution, unless the Party giving such notice has set out a reasonable timeframe and plan to resolve the effects of such force majeure and executes such plan within such timeframe.

Notwithstanding the foregoing, the Parties shall not be obliged to negotiate any modification of the terms of this Agreement due to COVID-19 within the first [***] months after the Effective Date.

24.11	Interpretation

Except where the context expressly requires otherwise:

(a)	the use of any gender herein shall be deemed to encompass references to either or both genders, and the use of the singular shall be deemed to include the plural (and vice versa),

(b)	the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”,

(c)	the word “will” shall be construed to have the same meaning and effect as the word “shall”,

(d)

any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),

(e)	any reference herein to any Party or Third Party or person shall be construed to include the Party’s or Third Party’s or person’s permitted successors and assigns,

(f)	the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof,

(g)

all references herein to Articles, Sections or Appendices shall be construed to refer to Articles, Sections or Appendices of this Agreement, and references to this Agreement include all Appendices hereto,

(h)

references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, and

(i)	the term “or” may be interpreted in the inclusive sense commonly associated with the term “and/or”.

24.12	Waiver of Rule of Construction

Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement will be construed against the drafting Party will not apply.

24.13	Entire Understanding

This Agreement contains the entire understanding between the Parties hereto with respect to the within subject matter and supersedes any and all prior agreements, understandings and arrangements, whether written or oral, including the Non-Disclosure Agreement between the Vividion and Roche US dated February 28, 2019.

24.14	Amendments

No amendments of the terms and conditions of this Agreement shall be binding upon either Party hereto unless in writing and signed by both Parties.

24.15	Invoices

All invoices that are required or permitted hereunder shall be in writing and sent at the following address or such other address as the other Party may later provide:

by Vividion to Roche:

F. Hoffmann-La Roche Ltd

Kreditorenbuchhaltung

Grenzacherstrasse 124

4070 Basel

Switzerland

Attn: Name of the then current Alliance Director of Roche

By Roche to Vividion:

Vividion Therapeutics, Inc.

5820 Nancy Ridge Drive

San Diego, CA 92121

USA

Attn: Controller

24.16	Notice

All notices that are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to Vividion, to:	Vividion Therapeutics, Inc.
Attn: CEO
5820 Nancy Ridge Drive
San Diego, CA 92121
USA
Facsimile No.:

if to Roche, to:	F. Hoffmann-La Roche Ltd
Grenzacherstrasse 124
4070 Basel
Switzerland
Attn: Legal Department

and:	Hoffmann-La Roche Inc.
150 Clove Road
Suite 8
Little Falls, New Jersey 07424
U.S.A.
Attn. Corporate Secretary

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have entered Into this Agreement as of the Effective Date.

Vividion Therapeutics, Inc.

/s/ G. Diego Miralles
Name:	G. Diego Miralles
Title:	Chief Executive Officer

F. Hoffmann-La Roche Ltd

/s/ Vikas Kabra		/s/ Dr. Melanie Wick
Name:	Vikas Kabra	Name:	Dr. Melanie Wick
Title:	Head of Transaction Excellence	Title:	Legal Counsel

Hoffman-La Rocha Inc.

/s/ John P. Parise
Name:	John P. Parise
Title:	Authorized Signatory

List of Appendices to Collaboration, Option and License Agreement

Appendix 1.10	CCS Criteria

Appendix 1.17	Collaboration Plan

Appendix 1.18	Collaboration Target Appendix

Appendix 1.35	Approved CROs

Appendix 1.56	Financial Appendix

Appendix 1.82	CCS Data Package / E3 Module Data Package / PoC Data Package / Validated Hit Data Package

Appendix 1.133	Vividion Base Patents

Appendix 21.3	Form of Press Release

Appendix 1.10

CCS Criteria

Appendix 1.17

Collaboration Plan

Appendix 1.18

Collaboration Target Appendix

[***]

Appendix 1.35

Approved CROs

Appendix 1.56

Financial Appendix

This Appendix (“Financial Appendix”) to the Collaboration, Option and License Agreement between F. Hoffmann-La Roche Ltd, with an office and place of business at Grenzacherstrasse 124, 4070 Basel, Switzerland (“Roche Basel”) and Hoffmann-La Roche Inc., with an office and place of business at 150 Clove Road, Suite 8, Little Falls, New Jersey 07424, U.S.A. (“Roche US”; Roche Basel and Roche US together referred to as “Roche”), on the one hand, and Vividion, Inc., with an office and place of business at 5820 Nancy Ridge Drive, San Diego, CA 92121, U.S.A. (“Vividion”), on the other hand, effective as of April 3, 2020 (the “Agreement”) addresses certain financial definitions and related principles of reporting and reconciliation to be followed in determining on a Vividion PoC Program-by-Vividion PoC Program basis with respect to each Vividion PoC Program and on a Shared Product-by-Shared-Shared Product basis (but not for any Compounds or Products, under Roche Programs, Optioned Roche Programs), and for the purposes of this Appendix and the Agreement only, the sharing of (a) costs pertaining to the Development of Compounds and Products under Vividion PoC Programs and/or Shared Products for the Territory, as applicable, and (b) Shared Profits and Losses for Shared Products in the US, each (a) and (b) as set forth in the Agreement and this Appendix 1.

Terms not defined in this Financial Appendix shall have the meanings set forth in the body of the Agreement to which this Financial Appendix is attached.

For each Vividion PoC Program or Shared Product and on a Vividion PoC Program-by-Vividion PoC Program or Shared Product-by-Shared Product basis, the following processes and definitions shall be utilized to calculate, and reimburse or share, as applicable, such Allowable Expense and Shared Profits and Losses (for Shared Products only) between the Parties.

1) Definitions:

“Accounting Standards” Shall have the meaning set forth in the Agreement.

“Allowable Expenses” shall mean (Subject to Section 2(d) of this Financial Appendix)

(a) with respect to a Shared Product the following items:

(i)	[***] (“Allowable Development Expenses”)

(ii)	[***] ((“Allowable Commercialization Expenses)”;

(b) with respect to a Vividion PoC Program the following items: [***] (“Allowable PoC Expenses”

“Applicable Product” shall mean either a) [***] or b) [***] as applicable

“Applicable Cost Sharing Ratio” shall mean

a)	[***] cost share between Roche and Vividion for Allowable PoC Expenses under a Vividion PoC Program. For clarity, this includes all costs actually incurred before Completion of the PoC Data Package.

b)	[***] cost share between Roche and Vividion for Allowable Development Expenses for Shared Products actually incurred after exercise of the Roche PoC Option for such Shared Product.

c)	[***] share between Roche and Vividion of Shared Profits and Losses for a Shared Product in the US.

“Commercialization” shall mean all activities undertaken for the commercial manufacture, marketing, promotion (including advertising, education, Detailing, and medical affairs activities), any other offering for sale, distribution and sale of a Product. Commercialization includes commercial activities in preparation for First Commercial Sale of Product. “Commercialize” has a correlative meaning.

“Cost of Manufacture” shall mean, with respect to an Applicable Product:

(a)

In case a Party(or its Affiliates) itself Manufactures such Applicable Product the cost (as defined in the manufacturing Party’s Accounting Standards consistently applied) to Manufacture such Applicable Product, including (i) [***]; (ii) [***]; and (iii) [***] and (iv) [***]; and

(b)	In case a Party uses a Third Party to Manufacture such Applicable Product (each a “Third Party Manufacturer”), the sum of (i) [***] and (ii) [***].

(c)	[***].

For clarity, the Cost of Manufacture will exclude (x) [***], (y) [***] and (z) [***]. Cost of Manufacture shall be determined and allocated to an Applicable Product in accordance with the Accounting Standards, consistently applied by the Manufacturing Party. Roche shall only include types of costs and expenses in the Cost of Manufacture to the same extent Roche includes such types of costs and expenses for purposes of determining the Costs of Manufacturing (or similar amounts) that are shared with each other Third Party partner with which Roche or its Affiliates shares manufacturing costs. Further, Cost of Manufacture shall exclude [***].

“Development Costs” shall mean with respect to an Applicable Product, the following costs actually paid or accrued (i) [***]; and (ii) [***]; in each case ((i) and (ii), above, and (a) – (f), below), to the extent reasonable, documented and actually paid or accrued by or on behalf of a Party or any of its Affiliates in performing its obligations under and in accordance with the Preclinical Plan, Clinical Plan or Development Plan for such Applicable Product or the Vividion PoC Program as applicable, including the budget set forth therein and that are recorded as an expense in accordance with the Accounting Standards of such Party as applicable and consistently applied.

For clarity and without limitation, Development Costs for an Applicable Product shall include the following for the Territory:

(a)	[***];

(b)	[***];

(c)	[***];

(d)	[***];

(e)	[***];

(f)	[***]; and

(g)	[***].

For clarity, Development Costs for Applicable Product shall exclude [***].

Fixed SG&A Expense” shall mean the amount calculated by [***], starting on [***] and is representative of the costs and expenses from the Program associated with [***]. Roche shall not deduct from Sales in determining the Shared Profits and Losses any costs or expenses that Roche in accordance with its Accounting Standards, consistently applied, accounts for as selling, marketing, distribution or general and administrative costs.

Fixed SG&A Percentage” shall mean with respect to a Shared Product [***] percent ([***]%).

“FTE” shall mean the equivalent of the work of one (1) employee engaged full time for one (1) Calendar Year that is carried out by employees or individual contract personnel (which, for purposes of clarity, shall exclude contract research organizations) based on 1,880 hours per Calendar Year excluding vacations and holidays, or such other period as may be prescribed by Applicable Law, on a country-by-country basis. Overtime, work on weekends, holidays and the like will not be counted with any multiplier (e.g., double time) toward the number of hours that are used to calculate the FTE contribution. For the avoidance of doubt, no individual shall count as more than one (1) FTE for any year.

“FTE Costs” shall mean an amount equal to the product of the applicable standard internal FTE rate (for employees or contract personnel, as applicable) and the number of FTEs performing the applicable activity under and in accordance with the applicable Pre-clinical Plan, Clinical Plan and Development Plan for the Territory. The applicable FTE rate for each activity shall be consistent for each Party’s internal FTE rate as consistently applied across such Party’s respective functions, provided that for Roche such FTE rate for a particular function in a particular country shall be no higher than the FTE rate Roche uses for such function for such country for purposes of determining FTE Costs (or similar costs) that are shared with any other Third Party with which Roche or its Affiliates have executed agreements over the prior three years from the Effective Date and shares FTE Costs (or similar costs). The Parties intend the FTE rate to be fully burdened and include (i) personnel costs (e.g. compensation, benefits, travel, supervision, supplies, material, training, telephone) and (ii) that portion of overhead specifically identifiable and directly allocable to such FTE, including items such as costs that relate to that Party’s supervisory, occupancy, facility and equipment, as calculated according to and consistent with each Party’s internal policies and the Accounting Standards.

“Launch Costs” shall mean, with respect to a Shared Product, those [***] (in each case to the extent reasonable, documented and actually paid or accrued by or on behalf of a Party or any of its Affiliates in performing its obligations under and in accordance with the commercialization plan for such Shared Product for the US, including the budget set forth therein) that are specifically identifiable or reasonably allocable to launching such Shared Product in the US, and solely to the extent incurred prior to [***] including any such costs for:

(a)	[***];

(b)	[***];

(c)	[***];

(d)	[***];

(e)	[***];

(f)	[***];

(g)	[***];

(h)	[***];

(i)	[***];

(j)	[***];

(k)	[***];

(l)	[***];

(m)	[***];
(n)	[***]; and
(o)	[***].

For clarity, Launch Costs shall exclude any amount included in [***].

“Manufacture” means all operations in the manufacture, receipt, incoming inspections, storage and handling of materials, manufacture, processing, formulation, filling, packaging, labeling, warehousing, quality control testing (including in-process release and stability testing), shipping and release of Applicable Products.

“Medical Affairs Activities” shall mean, with respect to a Shared Product, the coordination of medical information requests and field based medical scientific liaisons in the US with respect to such Shared Product, including activities of medical scientific liaisons, activities involving key opinion leaders, and the provision of medical information services, in each case, in the US and with respect to such Shared Product.

“Other Income” shall mean any payment or income received by Roche or its Affiliate from a Third Party that is attributable to [***].

“Other Operating Expense” shall mean, with respect to an Applicable Product, those [***] (in each case to the extent reasonable, documented and actually paid or accrued by or on behalf of a Party or its Affiliates in performing its obligations under and in accordance with the Preclinical Plan, Clinical Plan or Development Plan in the Territory or Commercialization in the US for such Shared Product, including the budget set forth therein) or not part of the primary business activity, but is considered as income or expense generated from operations limited to the following, in each case ((a) – (l)), only as and to the extent such items (i) [***] and (ii) [***]:

Development in the Territory:

(a)	[***];
(b)	[***];
(c)	[***];

Commercialization in the US:

(d)	[***];

(e)	[***];

(f)	[***];

“Out of Pocket Costs” shall mean documented, direct expenses actually paid or accrued by either Party or its Affiliates to Third Parties for [***] to the extent specifically identifiable and incurred to [***] such Applicable Product, including any such payments to contract personnel (including contractors, consultants, CROs and subcontractors). For clarity, Out of Pocket Costs do not include [***].

“Party” shall mean Vividion or Roche.

“PoC Cost Sharing” shall mean on a Vividion PoC Program-by-Vidion PoC Program basis, the sharing of Development Costs of all activities under [***] and Cost of Manufacture for [***] at the Applicable Cost Sharing Ratio.

“Regulatory Expense” shall mean, with respect to a Shared Product, those [***] (in each case to the extent reasonable, documented and actually paid or accrued by or on behalf of a Party or any of its Affiliates in performing its obligations under and in accordance with the Development Plan for such Shared Product including the budget set forth therein) that are specifically identifiable or reasonably allocable to regulatory activities undertaken with respect to the [***], including any such expenses and costs incurred for regulatory activities in connection with [***] and otherwise undertaken pursuant to the Agreement for the Development for the Territory of such Shared Products. For clarity, Regulatory Expenses excludes [***] and any item addressed in any of subsections (a) through (e) of the definition of Development Costs. For a Vividion PoC Program “Regulatory Expenses” shall mean [***] that are specifically identifiable or reasonably allocable to regulatory activities undertaken with respect to [***] of a Vividion PoC Program through Completion of the PoC Data Package.

“Shared Profits and Losses” shall mean, with respect to a Shared Product for a given period, the sum of [***], as applicable, for such Shared Product and such period in the US minus [***] for such Shared Product and such period.

2)	Principles of Reporting and Sharing

a)	Vividion PoC Program: The quarterly actuals and estimates for a Vividion PoC Program in the Territory with respect to Allowable PoC Expenses will be presented in the following format with the categories as defined in this Section 2 of this Appendix below:

Reporting Item

[***]

[***]

[***]

[***]

b)

Shared Product: The quarterly actuals and estimates for a Shared Product, for the US (including Development Costs for the Territory) will be presented in the following format (as to all Shared Products, as applicable, and also on a Shared Product-by-Shared Product basis), with the categories as defined in this Section 2 of this Appendix below:

Development Expenses

Reporting Item

[***]

[***]

[***]

[***]

Shared Profits and Losses

Reporting Item

[***]

[***]

[***]

[***]

[***]

[***]

[***]

After the First Commercial Sale of a Shared Product in the US, [***] and amounts for items listed in clauses (d), (e) and (f) in the definition of Other Operating Expenses shall be [***].

c)

The Shared Profits and Losses and Allowable Expenses will then be reconciled at the Applicable Cost Sharing Ratio on a line item-by-line item basis. It is the intention of the Parties that the interpretation of the definitions set forth in this Financial Appendix will be consistent with the Accounting Standards, as consistently applied by the respective Party to the extent consistent with the express terms and conditions in the Financial Appendix.

Further, the Parties agree that no individual cost or expense will be counted more than once in the determination of Allowable Expenses or Shared Profits and Losses (or any component thereof).For the avoidance of doubt, income and withholding taxes imposed either of the Parties or their Affiliates hereunder will not be included in the calculation of Shared Profit and Losses.

d)

Notwithstanding anything to the contrary, if any Clinical Studies or other Development activities are conducted under the Development Plan that involve the use of a product of a Party or its Affiliate, other than the Applicable Product, as part of a Combination Product or otherwise (e.g. as a comparator or as an induction therapy), [***] shall supply such other product for purposes of such study or activity at the manufacturing cost thereof (calculated in the same manner as Cost of Manufacture)

3)	Mechanics and Timing of Reconciliation and Payment

1)

Development Costs and Shared Profits and Losses Reconciliation for a Vividion PoC Program or Shared Product: For each Vividion PoC Program or Shared Product commencing with [***] and continuing thereafter [***], no later than [***] days after the end of each such Calendar Quarter, each Party shall submit a report setting forth the actual Allowable Expenses or Shared Profits and Losses it incurred in such Calendar Quarter for such Vividion PoC Program or Shared Product (each, an “Interim Report”).

2)

Each Party shall have [***] days after the delivery of the other Party’s Interim Report to review and ask questions with regard to the other Party’s Allowable Expenses for Vividion PoC Programs and Shared Products and Profits and Losses for Shared Products. Within [***] days following the end of such Calendar Quarter, each Party shall update such report to reflect the final amount of Allowable Expenses and/or Shared Profit and Losses for Shared Products incurred by such Party in such Calendar Quarter (each, a “Final Financial Report”); provided that if there are any Allowable Expenses and/or Shared Profit and Losses incurred in such Calendar Quarter that a Party is unable to timely include in such Final Financial Report, then such amount shall be included and reconciled in the Final Financial Report in a future Calendar Quarter. Each such report shall specify in reasonable detail costs incurred and shall include reasonably detailed supporting information.

3)

Payment: Within [***] days after receipt of each such Final Financial Report, the Parties, shall confer and agree in writing on whether a reconciliation payment is due from one Party to the other Party, and if so, the amount of such reconciliation payment, so that the Parties’ Allowable Expenses and/or Shared Profit and Losses for each Vividion PoC Program or Shared Product are shared at the Applicable Cost Sharing Ratio in accordance with this Agreement and an invoice shall be issued to the Party owing such reconciliation payment. The Party required to pay such reconciliation payment shall make such payment to the other Party within [***] days after the receipt of such invoice; provided, however, that in the event of any disagreement with respect to the calculation of such reconciliation payment, any undisputed portion of such reconciliation payment shall be paid in accordance with the foregoing timetable and any additional amount determined to be due shall be paid within [***] Business Days after the date on which the Parties, using good faith efforts, resolve such dispute. For clarity, such reconciliation process and payments shall take into consideration Allowable Expenses that Roche is responsible for bearing in excess of the Applicable Cost Sharing Ratio (and the repayment of such amounts, as applicable) pursuant to Section 3.2.3, Section 4.2.2, Section 9.4 and Section 12.5.

4. Plans and Budgets

a) For each Vividion PoC Program, the Preclinical Plan for activities after exercise of the Vividion Sharing Option for such Vividion PoC Program and the Clinical Plan shall include a Calendar Quarterly budget of Allowable PoC Expenses through Completion of the PoC Study for such Vividion PoC Program. Such budget for the Clinical Plan shall be the Clinical Plan Budget established in accordance with Section 3.2.3 of the Agreement.

b) For each Shared Product:

(i) The initial Development Plan for such Shared Product shall include an Annual Calendar budget of Allowable Development Expenses for the following [***] Calendar Years. The Development Plan shall be updated annually no later than [***] of each Calendar Year such that the Development Plan includes such a budget for the following [***] Calendar Years. Unless otherwise agreed by the JDC the budget for the first Calendar Year of an updated Development Plan shall not provide for aggregate expenses greater than the budget included for such Calendar Year in the Development Plan in effect as of January 1 of the prior year.

(ii) If on a Calendar Quarter by Calendar Quarter basis the Allowable Development Expenses are in excess of the amounts allocated in the budget as provided as part of the Development Plan, then:

a)

The costs will be shared jointly if the Parties approve such excess Allowable Development Expenses. The approval shall not be unreasonably withheld to the extent the Allowable Development Expenses in excess of the approved budget were not within the reasonable control of the Party (or Party’s Affiliate) incurring such expense. The Party responsible for the overrun will promptly give written notice to the other Party of such anticipated cost overrun (“Cost Overrun”) including an explanation.

b)

If the Cost Overrun exceeds [***] percent ([***]%), such excess Allowable Development Expenses shall be carried forward to the subsequent Calendar Quarter to the extent the total Allowable Development Expenses incurred by such Party and its Affiliates as of the end of such subsequent Calendar Quarter are less than [***] percent ([***]%) of the aggregate Allowable Development Expenses allocated to such Party under the relevant budget for such Calendar Quarter. If the excess can not be absorbed in the same Calendar

Year it will be carried forward to the following Calendar Year and the same mechanism as above applies.

If the Cost Overrun (after completion of the Development Plan) are not offset through the foregoing mechanism or pursuant to Section 9.4 of the Agreement then any remaining Cost Overrun may be offset against subsequent milestones and if necessary with the Shared Profits or Losses and royalties through Section 3 of the Financial Appendix for such Shared Product; provided that if after [***] years after the First Commercial Sale of such Shared Product in the United States it is reasonably determined that the future payments owed Vividion for such Shared Product will not be sufficient for Roche to recoup all such amounts, Roche may offset unrecouped amounts against payments owed to Vividion for other Products or Shared Products under the Agreement.

Appendix 1.133

CCS Data Package / E3 Module Data Package / PoC Data Package / Validated Hit Data Package

Appendix 1.133

Vividion Base Patents

Appendix 21.3

Form of Press Release

AMENDMENT No. 1 TO COLLABORATION, OPTION AND LICENSE AGREEMENT

This Amendment No.1 to the Collaboration, Option and License Agreement (“Amendment”), effective September 9, 2020 (“Amendment Effective Date”), is by and between Vividion Therapeutics, Inc. with an office and place of business at 5820 Nancy Ridge Drive, San Diego, CA 92121, USA (“Vividion”), F. Hoffmann-La Roche Ltd, with an office and place of business at Grenzacherstrasse 124, 4070 Basel, Switzerland and Hoffmann-La Roche Inc., with an office and place of business at 150 Clove Road, 8th Floor, Room 850, Little Falls, New Jersey 07424, U.S.A. (“Roche”).

WHEREAS, Roche and Vividion are Parties to a Collaboration, Option and License Agreement effective April 3, 2020 (“Agreement”); and

WHEREAS, the Parties wish to add [***] as [***] Covalent Inhibitor Target for oncology to the Collaboration (“[***] Collaboration Target”);

WHEREAS, Roche and Vividion desire to amend the Agreement;

NOW, THEREFORE, the Parties agree as follows:

A.	The Collaboration Target Appendix 1.18 shall be replaced by the Collaboration Target Appendix 1.18 attached to this Amendment No. 1.

B.	A new Section 2.11 shall be added to the Agreement as follows:

“The Collaboration with respect to the [***] Collaboration Target shall be limited to identifying and developing Covalent Inhibitors for the [***] Collaboration Target that are Collaboration [***] Covalent Inhibitors (as defined below) and only Compounds that are a Collaboration [***] Covalent Inhibitor shall be considered Hits or Validated Hits for the [***] Collaboration Target. Roche does not obtain under the Agreement any option, license or other rights to any Covalent Inhibitor with respect to the [***] Collaboration Target that is not a Collaboration [***] Covalent Inhibitor. Accordingly, Vividion shall not be obligated to provide Roche any information or results, including a Validated Hit Data Package, for any Covalent Inhibitor with respect to the [***] Collaboration Target that is not a Collaboration [***] Covalent Inhibitor, and (ii) for purposes of the definition of ‘Vividion Know-How’, ‘Vividion Patents’ and ‘Product Specific Claims’ for Programs for the [***] Collaboration Target and for purposes of Section 5.2 of the Agreement with respect to the [***] Collaboration Target, the term “Compound” does not include compounds that are not Collaboration [***] Covalent Inhibitors and the terms “Product” and “Shared Product” do not include any product that includes a Covalent Inhibitor that is not a Collaboration [***] Covalent Inhibitor.

‘Collaboration [***] Covalent Inhibitors’ means any compound that is a Covalent Inhibitor with respect to the [***] Collaboration Target and is shown to meet both of the following characteristics:

1

(a)	the compound does not covalently bind to the Vividion [***]; and

(b)

the compound binds selectively, relative to the wild-type protein of the [***] Collaboration Target, to forms of the [***] Collaboration Target with a point mutation [***] (i.e., [***]), [***] (i.e., [***]) or [***] (i.e., [***]) with at least a [***] higher potency for the mutant form over the wild-type form, as measured by the ratio of concentration to achieve [***]% inhibition ([***]), as assessed by a cell-based assay of downstream signaling activation in isogenic cell lines (i.e., [***]) as outlined in Appendix A.

‘Vividion [***] Cysteine Residue’ means that cysteine residue on the [***] Collaboration Target identified by Vividion as the `Vividion [***] Cysteine Residue` and disclosed to the Target Reviewer. Promptly upon the joint representation agreement among the Target Reviewer, Roche and Vividion being entered into under Section 2.4.2 of the Agreement, Vividion shall disclose to the Target Reviewer the cysteine residue that is the Vividion [***] Cysteine Residue. Vividion shall not be obligated to disclose the Vividion [***] Cysteine Residue to Roche and the joint representation agreement with the Target Reviewer shall prohibit the Target Reviewer from disclosing the Vividion [***] Cysteine Residue to Roche.

The Parties agree it is important to clarify and resolve any disputes regarding whether a compound is or is not a Collaboration [***] Covalent Inhibitor quickly and in good faith. Accordingly, any dispute about whether a compound is a Collaboration [***] Covalent Inhibitor shall be resolved pursuant to Section 24.4 of the Agreement. If at any time there is not consensus between the Parties about whether a compound is or is not a Collaboration [***] Covalent Inhibitor either Party may submit an Expert Resolution Notice for such matter to be determined pursuant to Section 24.4 of the Agreement.

Vividion shall not be restricted by the Agreement, including under Articles 5 and 6 of the Agreement, from conducting activities involving the [***] Collaboration Target, alone or with Affiliates or Third Parties, in connection with the research, development or commercialization of compounds other than Collaboration [***] Covalent Inhibitors, or authorizing Affiliates or Third Parties to conduct such activities. Accordingly, (i) for purposes of Article 6 of the Agreement, to ‘work exclusively with Roche’ with respect to the [***] Collaboration Target means that Vividion shall not develop or commercialize a Collaboration [***] Covalent Inhibitor that is Directed To, and the primary mechanism of action of which is mediated by modulating the activity of or degrading, the [***] Collaboration Target and (ii) for purposes of Section 6.4, the term ‘Collaboration Target Inhibitor’, with respect to the [***] Collaboration Target, shall not include any compound that is not a Collaboration [***] Covalent Inhibitor.”

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C.	A new Section 5.6. shall be added to the Agreement as follows:

“Roche hereby grants to Vividion a perpetual, irrevocable, non-exclusive, royalty-free, and fully paid-up license, for all internal research purposes with respect to the [***] Collaboration Target (other than for a Compound that is a Collaboration [***] Covalent Inhibitor), under [***] Know-How that is actually disclosed by Roche to Vividion under this Agreement. For clarity, as used in the foregoing, internal research purposes shall include the research, development and commercialization of compounds and products Directed To the [***] Collaboration Target (other than a Compound that is a Collaboration [***] Covalent Inhibitor), including in connection with or as a result of a bona fide collaboration or a product developed in whole or in part by Vividion, and Vividion shall have the right to use and disclose such Know-How for such purposes. The foregoing license for internal research purposes shall not include or constitute a license or other grant by Roche to practice any Patent. ‘[***] Know-How’ means any Know-How that pertains to the structure, biological function or other aspects of the [***] Collaboration Target per se and the Know-How that pertains to the Know-How per se described in Appendix A.”

D.

Roche shall transfer to Vividion aliquots of each cell line listed in Appendix A promptly after execution of this Amendment No.1 and thereafter from time-to- time to the extent reasonably requested by Vividion.

E.

The Agreement shall remain in full force and effect except solely to the extent expressly modified by this Amendment No.1. All references contained in the Agreement shall be deemed to include the provisions of this Amendment No. 1. This Amendment No.1 may be executed in multiple counterparts, each of which shall be deemed an original, but both of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to be executed by their duly authorized representatives.

Vividion Therapeutics, Inc.

By:	/s/ Fred Aslan
Name:	Fred Aslan
Title:	President

F. Hoffmann-La Roche Ltd

By:	/s/ Juergen May	By:	/s/ Melanie Wick
Name:	Dr. Juergen May	Name:	Dr. Melanie Wick
Title:	Global Business Development Director	Title:	Legal Counsel

Hoffmann-La Roche Inc.

By:	/s/ John P. Parise
Name:	John P. Parise
Title:	Authorized Signatory

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Collaboration Target Appendix 1.18

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Appendix A

Cell lines and assays to be utilized to determine mutant selectivity of [***] inhibitors

[***]

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AMENDMENT No. 2 TO COLLABORATION, OPTION AND LICENSE AGREEMENT

This Amendment No.2 to the Collaboration, Option and License Agreement (“Amendment”), effective April 20, 2021 (“Amendment Effective Date”), is by and between Vividion Therapeutics, Inc. with an office and place of business at 5820 Nancy Ridge Drive, San Diego, CA 92121, USA (“Vividion”), F. Hoffmann-La Roche Ltd, with an office and place of business at Grenzacherstrasse 124, 4070 Basel, Switzerland and Hoffmann-La Roche Inc., with an office and place of business at 150 Clove Road, 8th Floor, Room 850, Little Falls, New Jersey 07424, U.S.A. (“Roche”).

WHEREAS, Roche and Vividion are Parties to a Collaboration, Option and License Agreement effective April 3, 2020 (“Agreement”); and

WHEREAS, the Parties executed an Amendment No 1 to the Agreement on September 9, 2020;

WHEREAS, Roche wishes to transfer certain cell lines to Vividion;

WHEREAS, Vividion wishes to modify a Roche Target Ligand ([***]) under the Agreement;

WHEREAS, Roche and Vividion desire to amend the Agreement;

NOW, THEREFORE, the Parties agree as follows:

A.

Appendix A (as defined in Amendment No. 1) shall be deleted and replaced by Appendix A attached to this Amendment No. 2. All future changes to Appendix A will be captured in the JRC minutes and the updated Appendix A (as defined in Amendment No.1) shall be attached to the respective JRC minutes.

B.

The current Appendix 1.18 is attached to this Amendment No 2. All future changes to Appendix 1.18 pursuant to Section 2.3 and Section 2.4 of the Agreement shall be captured in the JRC minutes and the updated Appendix 1.18 shall be attached to the respective JRC minutes.

C.	a. The following shall be added to Section 2.1 of the Agreement.

“[***]”-series (exemplified as e.g. [***]) and “[***]” (exemplified as e.g. [***]) is a Roche Target Ligand provided by Roche to Vividion under the Agreement. Vividion wishes to modify this [***] Roche Target Ligand and/or generate a de novo design starting from such [***] Roche Target Ligand (“Modified [***] Roche Target Ligand”).

b. The following shall be added to Section 17.1.

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“Roche shall, independently of inventorship, solely own inventions and resulting Patents to the extent comprising or directed to the [***] Modified Target Ligand, if any, and Vividion hereby assigns to Roche all of Vividion’s right, title and interest in and to the [***] Modified Roche Target Ligand, if any.

D.

The Agreement shall remain in full force and effect except solely to the extent expressly modified by this Amendment No. 2. All references contained in the Agreement and Amendment No. 2 shall be deemed to include the provisions of this Amendment No. 2. This Amendment No. 2 may be executed in multiple counterparts, each of which shall be deemed an original, but both of which together will constitute one and the same instrument.

[Signatures on the following page]

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IN WITNESS WHEREOF, the Parties have caused this Amendment No. 2 to be executed by their duly authorized representatives.

Vividion Therapeutics, Inc.

By:	/s/ Jean Bemis
Name:	Jean Bemis
Title:	Head of Alliance Management

F. Hoffmann-La Roche Ltd

By:	/s/ Seda Larsen	By:	/s/ Melanie Wick
Name:	Seda Larsen	Name:	Dr. Melanie Wick
Title:	Global Alliance & Asset Management Director	Title:	Legal Counsel

F. Hoffmann-La Roche Inc.

By:	/s/ John P. Paries
Name:	John P. Parise
Title:	Authorized Signatory

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Appendix A

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Collaboration Target Appendix 1.18

[***]

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